   As filed with the Securities and Exchange Commission on October 27, 1999
                                                      Registration No. 333-10838

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                ------------------------------------------------


                                    FORM SB-2
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                                (Amendment No. 2)


                ------------------------------------------------


                                   WORLDS INC.
                 (Name of small business issuer in its charter)


New Jersey                        7370              22-1848316
(State or Other            (Primary Standard        (I.R.S. Employer
Jurisdiction of            Industrial Classifi-     Identification Number)
Incorporation or           cation Code Number)
Organization)

15 Union Wharf                                      Thomas Kidrin, CEO
Boston, Massachusetts 02109                         15 Union Wharf
(617) 725-8900                                      Boston, Massachusetts 02109
(Address and telephone number                       (617) 725-8900
of registrant's principal                           (Name, address and telephone
executive offices and principal                     number of agent for service)
place of business)
                ------------------------------------------------

                                   Copies to:
                             David Alan Miller, Esq.
                            Graubard Mollen & Miller
                                600 Third Avenue
                            New York, New York 10016
                            Telephone: (212) 818-8800

Approximate Date of Commencement of Proposed Sale to Public: At the discretion of the selling shareholders.




If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| __________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement of the earlier effective registration statement for the same offering. |_| __________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| __________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------
                                                Proposed         Proposed         Amount
Title of Each                    Amount         Maximum           Maximum           of
Class of Securities               to be      Offering Price      Aggregate     Registration
to be Registered             Registered(1)    Per Security    Offering Price       Fee
-------------------------------------------------------------------------------------------
Common Stock par value
  $0.001(2)................    905,083         $3.5625(5)       $3,224,358          $896.37
-------------------------------------------------------------------------------------------
Common Stock(3)............    452,541          $5.00(7)         2,262,705        629.03(6)
-------------------------------------------------------------------------------------------
Common Stock(4)............    187,500         $3.5625(5)          667,969           185.70
-------------------------------------------------------------------------------------------
         Total ...........................................................     $1,711.11(8)
-------------------------------------------------------------------------------------------

----------

(1) Excludes an aggregate of 2,609,500 shares of common stock and 1,320,375 shares of common stock issuable upon exercise of options and warrants, all of which were previously registered pursuant to a registration statement on Form SB-2 (No. 333-49453), and all of which are covered by the prospectus included in this registration statement pursuant to Rule 429 under the Securities Act of 1933, as amended ("Securities Act"). The filing fee associated with the 3,929,875 shares of common stock being carried over from the prior registration statement was previously paid with the prior registration statement. Pursuant to Rule 416 under the Securities Act, this registration statement also covers any additional shares which may be issuable by virtue of the anti-dilution provisions contained in the options and warrants.

(2) Represents shares of common stock to be sold from time to time for the account of certain shareholders. These shares were issued by us in or in connection with our private placement in June and August 1999. A filing fee of $950.67 was previously paid with respect thereto.

(3) Represents shares of common stock to be sold from time to time for the account of certain persons. These shares are issuable by us to such persons upon the exercise of options and warrants issued in or in connection with our private placement in June and August 1999. Pursuant to Rule 416 under the Securities Act, this registration statement also covers any additional shares which may be issuable by virtue of the anti-dilution provisions contained in the options and warrants.

(4) Represents shares of common stock to be sold from time to time for the account of an entity to which we issued such shares in connection with a strategic relationship. A filing fee of $201.98 was previously paid with respect thereto.

(5) Represents the last sale price of a share of our common stock as reported by the OTC Bulletin Board on October 25, 1999, pursuant to Rule 457 under the Securities Act.

(6)   This filing fee was previously paid.

(7) Represents the average weighted exercise prices of the options and/or warrants.

(8)   All applicable filing fees have been previously paid.

                          ----------------------------

      The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


                                      (ii)

                  Subject to completion, dated October 27, 1999


                                  WORLDS INC.

                        --------------------------------


                        5,474,999 shares of common stock


This Prospectus covers:


      o The sale from time to time of an aggregate of 2,609,500 shares of common stock by the persons indicated in this prospectus. All of these shares were issued by us to them in a private placement in December 1997.

      o The sale from time to time of an aggregate of 1,320,375 shares of common stock by the persons indicated in this prospectus. All of these shares are shares that have been or will be issued by us to them upon the exercise of options and warrants.

      o The sale from time to time of an aggregate of 905,083 shares of common stock by the persons indicated in this prospectus. All of these shares were issued by us to them in or in connection with a private placement in June and August 1999.

      o The sale from time to time of an aggregate of 452,541 shares of common stock by the persons indicated in this prospectus. All of these shares are shares that would be issued by us to them upon the exercise of warrants issued in or in connection with the June and August 1999 private placement.

      o The sale from time to time of 187,500 shares of common stock by the persons indicated in this prospectus. These shares were issued by us in connection with our recent transaction with Freeserve plc.

      Our common stock is quoted on the OTC Bulletin Board under the symbol "WLDI." On October 25, 1999, the last reported sale price of our common stock was $3.5625 per share.


      We will not receive any cash proceeds from the sale of any shares by any person under this prospectus. We will receive proceeds upon the exercise of the aforementioned options and warrants from time to time and will use such proceeds for working capital and general corporate purposes. We will bear all costs, expenses and fees in connection with the registration of the shares offered by this prospectus. Such expenses are estimated to be approximately $119,000.


See "Risk Factors " beginning on page 9 of this prospectus for information that should be considered by prospective investors.


                ------------------------------------------------

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                The date of the Prospectus is            , 1999.

                       WHERE YOU CAN FIND MORE INFORMATION


      We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. These documents are also available at the public reference rooms at the SEC's regional offices in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available at the offices of the Nasdaq National Market in Washington, D.C.

      We have filed a registration statement on Form SB-2 under the Securities Act of 1933 with the SEC. This prospectus is part of that registration statement and, as permitted by the SEC's rules, does not contain all of the information included in the registration statement. For further information about us and our common stock, you may refer to the registration statement and its exhibits and schedules. You can review and copy these documents at the public reference facilities maintained by the SEC or on the SEC's website as described above.


      This prospectus may contain summaries of contracts or other documents. Because they are summaries, they will not contain all of the information that may be important to you. If you would like complete information about a contract or other document, you should read the copy filed as an exhibit to the registration statement or incorporated in the registration statement by reference.

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                               PROSPECTUS SUMMARY


General


      We design and develop software, content and related technology for the creation of interactive, three-dimensional Internet sites. Using our proprietary technology, we create our own Internet sites, as well as sites available through third-party online service providers, such as Freeserve, the largest Internet service provider in the United Kingdom, and Road Runner, one of the two largest cable-modem based Internet service providers in the United States. Sites using our technology allow numerous simultaneous visitors to enter, navigate and share interactive "worlds," which are 3D spaces featuring animation, motion and content. Our 3D Internet sites are designed to promote frequent, repeat and prolonged visitation by users by providing them with unique online communities featuring dynamic graphics, highly useful and entertaining information content, and interactive capabilities. We believe that our sites are highly attractive to advertisers because they offer access to demographic-specific user bases comprised of people that visit the site frequently and stay for relatively long periods of time.

      Currently, our premiere site is Worlds Ultimate 3D Chat (www.worlds.com), an interactive site employing our 3D technology and targeted towards the music industry. Visitors to Worlds Ultimate 3D Chat adopt an alter ego in the form of one of hundreds of avatars, which are 3D characters that can be moved through the many virtual "worlds" of Worlds Ultimate 3D Chat. The user moves his or her avatar through these worlds using a mouse or keyboard arrow keys and can:

      o engage other avatars in one-on-one text-based or real voice-to-voice discussions;

      o enter theme-based chat rooms featuring group discussions on numerous music styles, specific recording artists and other topics;

      o experience interactive advertising and promotions;

      o access information on various recording artists, concert schedules and other music-related and nonmusic-related information;

      o view new music videos by leading recording artists;

      o listen to selections from newly released CDs by numerous recording artists;

      o purchase music and recording artist-related merchandise online; and

      o enter pay-access areas as a VIP subscriber.

      Currently, almost all Internet sites are entirely two-dimensional with limited graphic and interactive capabilities because existing technological barriers typically prevent the delivery of high-quality 3D graphics and motion imagery. Typically, in order for sites to provide users with high-quality 3D graphics on the Internet, such users must have very powerful computers and


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                                        3

--------------------------------------------------------------------------------

both users and site providers must have access to high-capacity communications channels for the movement of the large amount of data that must be delivered to provide 3D motion. Our technology, however, circumvents these limitations by delivering a large portion of the necessary software and data through off-line channels (such as CDs and CD-ROMs), with only the interactivity information being transmitted online. This allows almost any home PC with a traditional modem to enjoy our interactive 3D sites.

Our Opportunity and Strategy

      A growing number of people access the Internet as a part of their daily routine. They are embracing the Internet as a point of access for communications, entertainment and shopping. The emergence of broadband delivery capabilities, such as that provided by Road Runner to its customers through cable modems, and other technologies will promote even greater growth in the use of the Internet by consumers.

      The Internet is extending the capabilities of traditional media products, such as music. By making these products, which were previously used by consumers on a passive basis, interactive, the Internet can broaden and prolong their appeal. The Internet also is creating new opportunities for businesses to reach customers on a cost-efficient, demographic-specific basis. Advertisers are increasingly giving their online advertising business to sites that can provide them with access to user bases comprised of repeat users who tend to stay at the site for meaningful periods of time.

      The Internet is currently a flat, 2D media. However, it can be a robust, immersive, interactive world, with 3D capabilities enhancing the Internet experience as color enhanced the TV experience. We believe that sites that provide users with exciting 3D interactivity via the Internet, sense of community and appealing online purchasing opportunities will garner user bases that have the characteristics that appeal to users, sponsors and advertisers.

      We have a unique opportunity to exploit our technology to create Internet sites that represent concrete e-commerce revenue generation models because they are unique, fun and useful to users on a repeat-visitation basis. In turn, these users can be targeted by advertisers on a demographic-specific basis to create meaningful revenue opportunities.

      Our goal is to become a leading provider of interactive 3D Internet sites where entertainment content, interactive chat and e-commerce opportunities converge to provide communities for users and advertisers. Keys to our strategy to achieve our goal are:

      Initially producing interactive, multimedia music related 3D sites. We believe that music readily lends itself to exploitation through sites utilizing our technology. Music is a universal theme that appeals to all people and accordingly music-based sites, such as Worlds Ultimate 3D Chat, have the capability of drawing a wide range of users. We also believe that the highly graphic, interactive nature of sites using our technology appeals to users drawn to music-based sites, differentiates such sites from other music-based sites and thereby encourages repeat visitation. Because our technology allows for the creation of multiple worlds accessible from a site, it allows such sites to segregate users of different tastes and demographics. For

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


example, the various worlds of Worlds Ultimate 3D Chat focus on specific categories of music, such as alternative, jazz, rock, pop, country and hip-hop. Accordingly, advertisers at Worlds Ultimate 3D Chat are able to place their online advertisements and e-commerce links in specific worlds, thereby focusing their advertising efforts on targeted user groups.


      Creating effective offline distribution partnerships with recording artists and their record companies. We regularly seek to enter into alliances with recording artists and their record companies by which we gain access to the excess capacity on their music CDs to distribute our Worlds Ultimate 3D Chat and other software. CDs utilizing such excess capacity in this or similar manner are commonly referred to as CD+ or enhanced CDs. We believe that the distribution of music on CD+ is an attractive alternative to recording artists and their record companies as it creates opportunities for them to expand the sale of their music (through differentiation of their CDs), creates a new channel of distribution for the sale of products related to the artists, and aids in the promotion of the artists in general. We have entered into relationships with companies representing David Bowie and the group Hanson, and currently we are in negotiations with several major record companies with respect to the distribution of our 3D technology and content.


      Creating Other Services Using Our Interactive 3D Technology. In addition to Worlds Ultimate 3D Chat, we seek to create other marketable products and services based on our technology. During late 1998, we completed development of our technology tool kit "Gamma." Gamma is our software platform for the creation and delivery of 3D graphics and multiuser functionality for Internet sites. Using this technology, we created and commercially released three products, in addition to Worlds Ultimate 3D Chat, in 1998:

      o AnimalHouse.com created for Universal/Hyundai. Our 3D technology was encoded on a CD+ together with audio tracks of 10 Universal Music Group recording artists and distributed to college students through a variety of Universal distribution outlets. AnimalHouse.com allows users to enter into an entertaining, music-based 3D environment while simultaneously listening to the recording artists. Our agreement with Universal called for the manufacture and distribution by Universal of up to 1,000,000 CDs.

      o BowieWorld created for David Bowie's BowieNet, the first Internet Service Provider created and sponsored by a recording artist. Our product allows members of BowieNet to enter into 3D environments based on David Bowie and his music. We also reached an agreement with BowieNet to have Worlds Ultimate 3D Chat software distributed on a CD-ROM to BowieNet members.

      o Hanson CD+ created for recording artist Hanson. Using our technology we created a special CD+ for distribution to the Hanson fan club during June and July 1999;


      Pursuing Alliances and Cross Promotional Opportunities. We are also pursuing opportunities to provide our 3D Internet technology and content to other companies. In this regard, we recently entered into agreements with:



--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


      o Road Runner, pursuant to which we provide them with a co-branded area on the Road Runner music channel which allows their subscribers to access 3D interactive chat and music-related content;

      o Freeserve, pursuant to which we are creating co-branded traditional 2D and proprietary 3D chat sites which are accessible by Freeserve's members; and

      o Polygram Merchandising, pursuant to which we market and sell Polygram Merchandising's recording-artist merchandise on our sites.

      Creating Brand Identity for Worlds.com. Public awareness of our site and products is critical to our success. We will build this awareness through a high-profile public relations and marketing effort and by building relationships with other Internet companies and music companies. Worlds Ultimate 3D Chat and our other products will be marketed through online and other efforts. Ultimately, we seek to build a reputation as a leader in 3D technology and content for the Internet. In connection with our brand building efforts, upon obtaining shareholder approval, we will change our corporate name to "Worlds.com Inc. "


Recent Developments

      Appointment of Chairman

      In April 1999, we named Steven G. Chrust, a long-time telecommunications executive and Wall Street analyst, as chairman of Worlds and engaged his company as a consultant. Mr. Chrust, who was a co-founder and most recently vice chairman of WinStar Communications, brings more than 25 years of experience to his new position at Worlds.

      Agreement with Road Runner

      In April 1999, we entered into an agreement with Road Runner, the high-speed Internet service owned by Time Warner, MediaOne, Microsoft, Compaq Computer and Advance/Newhouse. Pursuant to this agreement, we have designed and operate a 3D environment accessible by Road Runner subscribers through the Road Runner music channel. This interactive environment premiered in August 1999 and is co-branded with the Worlds and Road Runner names.

      Agreement with Freeserve

      In June 1999, we entered into two agreements with Freeserve, the largest Internet service provider in the United Kingdom and a subsidiary of Dixons Group. Pursuant to these agreements, we are serving as the official and exclusive 2D and 3D Internet chat service and broadband chat content provider for Freeserve.



--------------------------------------------------------------------------------

      1999 Private Placement


      In June and August 1999, we consummated tranches of a private placement in which we sold an aggregate of 59 units. Each unit cost $60,000 and consisted of 15,000 shares of common stock and warrants to purchase 7,500 shares of common stock for $5.00 a share. We also issued an aggregate of 1.33 units in consideration of professional services rendered to our company. The shares of common stock (including the shares underlying the warrants) are registered for resale by the holders thereof under the registration statement of which this prospectus is a part.

      Yankee Web Site

      In September 1999, we entered into an agreement to create and host NYYankeesWorld.com, the first 3D virtual reality world to be created for a major sports team.

      GQ Magazine Enhanced CD

      In October 1999, we entered into an agreement with GQ magazine pursuant to which more than 700,000 enhanced CDs containing our Worlds Ultimate 3D Chat software will be included with the November 1999 issues of GQ.

      Name Change to "Worlds.com Inc."

      Subject to approval by our shareholders at our next annual meeting, our name will be changed from "Worlds Inc." to "Worlds.com Inc." to more accurately reflect our leadership position in Internet-based 3D technologies and content design and distribution.


Corporate Background


      Our predecessor company, Worlds Inc., was formed under the laws of Delaware in April 1994 to create and market 3D graphic technologies. Worlds Acquisition Corp. was formed under the laws of Delaware in April 1997 to acquire Worlds Inc. by way of merger. Immediately after the merger in December 1997, the combined entities were merged into Academic Computer Systems, Inc., a corporation formed under the laws of New Jersey in May 1968, a dormant public company. After the mergers, the combined entity changed its name to Worlds Inc., a New Jersey corporation, and having secured certain equity-based financing, continued the development of the 3D Internet software and related platforms that became our core technology.




--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                    SUMMARY HISTORICAL FINANCIAL INFORMATION


      The following sets forth our selected financial operations data for the year ended December 31, 1998 and the six months ended June 30, 1999, and the selected financial operations data of Worlds Inc. (formerly Worlds Acquisition Corp.) for the period April 8, 1997 (inception) through December 31, 1997, for the year ended December 31, 1998, for the six months ended June 30, 1998 and 1999, and of our predecessor, Worlds Inc. (and Academic Computer Systems, Inc.) for the year ended December 31, 1996 and for the period of January 1, 1997 through December 3, 1997 (the date we acquired our predecessor). The following also sets forth our selected balance sheet data at June 30, 1999. All data, other than for the six months ended June 30, 1999, is derived from the audited financial statements included in this prospectus (in which the independent certified public accountants reports contained explanatory paragraphs regarding our ability to continue as a going concern). The following data should be read in conjunction with these financial statements.


Statement of Operations Data

                                       Worlds Inc. (formerly Worlds Acquisition Corp.)                    Predecessor
                            ------------------------------------------------------------------   -----------------------------
                              Six Months ended June 30,                        From 4/8/97                        For the Year
                                     (unaudited)             Year Ended        (Inception)       For the Period       Ended
                                1998            1999          12/31/98         to 12/31/97        Ended 12/3/97     12/31/96
                            ----------------------------      --------         -----------        -------------     --------
Net revenues ............   $     92,925    $     16,132    $     29,110       $      1,420       $     80,720    $  3,784,019

Total cost and expense ..   $  1,960,850    $  1,867,054    $  3,672,914       $  6,810,568(b)    $  2,885,088    $ 13,871,984
Operating loss ..........   $ (1,867,925)   $ (1,850,922)   $ (3,643,804)      $ (6,809,148)      $ (2,804,368)   $(10,087,965)
Other income and
  (expenses) ............   $    (50,956)   $      4,880    $    822,576(a)    $     (3,099)      $    134,863    $     16,011
Net loss before taxes
  and extraordinary item    $ (1,918,881)   $ (1,846,042)   $ (2,821,228)      $ (6,812,247)      $ (2,669,505)   $(10,071,954)
Income taxes ............   $    -0-        $    -0-        $    -0-           $    -0-           $     (5,000)   $   (115,000)
Net loss before
  extraordinary item ....   $ (1,918,881)   $ (1,846,042)   $ (2,821,228)      $ (6,812,247)      $ (2,674,505)   $(10,186,954)
Extraordinary item -
  gain on debt settlement   $    -0-        $    151,654    $    172,547       $    125,776       $    389,285    $    -0-
Net loss ................   $ (1,918,881)   $ (1,694,388)   $ (2,648,681)      $ (6,686,471)      $ (2,285,220)   $(10,186,954)
Loss per share - before
  extraordinary item
  (basic and diluted) ...   $      (0.11)   $      (0.11)   $      (0.16)      $      (0.73)
Loss per share
  basic and diluted) ....   $      (0.11)   $      (0.10)   $      (0.15)      $      (0.72)

Balance Sheet Data

                                                        June 30, 1999
                                                        -------------
Working capital..................................     $     1,179,631
Total assets.....................................     $     3,752,326
Total liabilities................................     $     3,359,986
Stockholders' equity.............................     $       392,340

----------

(a) Includes $810,140 gain resulting from reversal of certain predecessor liabilities.

(b) Includes $6,135,538 of acquired research and development costs resulting from the merger with predecessor.

--------------------------------------------------------------------------------

                                  RISK FACTORS

      You should carefully consider the risks described below before making a decision to invest in our company. The risks described below are not the only ones we face. Additional risks that are not presently known to us or which we currently believe are immaterial may also impair our business operations. Our business, financial conditions or results of operation could be materially adversely affected by any of these risks.

We are a development-stage company with only a limited history of operations.

      We are a development stage company. We have limited experience in developing and commercializing new products based on innovative technologies and there is limited information available concerning our financial performance or the market acceptance of our existing and proposed products.

      Our business prospects are subject to all the risks, expenses and uncertainties encountered by any new company, as well as those encountered by companies operating in the rapidly evolving markets for Internet products and services. These risks include:


      o the failure to develop brand name recognition and reputation;

      o the failure to achieve market acceptance of our services;

      o a slow down in general consumer acceptance of the Internet as a vehicle for commerce; and

      o an inability to grow and adapt our business and technology to evolving consumer demand

      We may not be successful in addressing these risks or the other risks set forth herein.


We have significant and continuing losses and our auditors have expressed concern about or ability to continue as a going concern.

      Since inception, Worlds (including our predecessor company) has incurred significant net losses. Our predecessor company incurred losses of $1,181,133, $7,582,832 and $10,186,954 for the years ended December 31, 1994, 1995, and
1996, respectively, and $2,285,220 for the period ended December 3, 1997, with an accumulated deficit from inception in April 1994 to December 3, 1997 of $21,236,139. We incurred additional losses of $6,686,471 from inception in April 1997 through December 1997, $2,648,681 for the year ended December 31, 1998 and $1,918,881 for the six months ended June 30, 1999, with an accumulated deficit of $11,254,033 from inception through June 30, 1999.

      We anticipate that we will continue to incur significant losses until, at the earliest, we generate sufficient revenues to offset the substantial up-front expenditures and operating costs associated with developing and commercializing our products. We will not generate any meaningful revenues until after we successfully attract and retain a significant number of advertisers and users to our 3D sites and other customers for our 3D technology. We may not be able to attract and retain a sufficient number of advertisers, users and customers to generate meaningful revenues or achieve profitable operations. Further, 3D sites based on our technology may prove to not be commercially viable and superior technology to create and deliver 3D sites may exist or may be developed by our competitors. Our independent auditors have included an explanatory paragraph in their report for the year ended December 31, 1998, stating that recurring losses during our development stage raise substantial doubt about our ability to continue as a going concern.


We expect to spend a large amount of money in advance of profits as we introduce our products and expect to seek to raise additional capital through equity and/or debt offerings.

      Our capital requirements for the development and commercialization of our technology, creation of our 3D sites and our general operations have been and will continue to be significant. Historically, we have been dependent on financings to fund our development and working capital needs.

      We expect to continue to incur significant operating expenses and make relatively high capital expenditures as we roll out our Internet business and expand our product offerings. These operating expenses and capital expenditures will initially outpace revenues and result in significant losses in the near term. During the periods that we experience net losses, we expect to be dependent upon sales of our capital stock and debt securities to finance our working capital requirements. Based upon our current plans and assumptions relating to our business plan, we anticipate that our existing capital resources will satisfy our capital requirements through at least March 2000. However, if our plans change or our assumptions prove to be inaccurate, we may need to seek additional financing sooner than currently anticipated or curtail our operations.

      We will need to raise additional capital during 2000, which may be in the form of equity or debt financing. Any issuance of equity securities would dilute the interest of our shareholders. Additionally, if we incur debt, our company will become subject to risks that interest rates may fluctuate and cash flow may be insufficient to pay the principal and interest on any such debt. If financing is not available when as we require, we could be forced to slow down the growth of our business or suspend operations entirely.

We may not be able to successfully develop marketable products based upon our technology.

      Although we recently have introduced the first commercial applications based on our technology, we may encounter problems in our continuing efforts to refine our technology and to utilize this technology in other commercial applications. In connection with these efforts, we may experience unanticipated delays, expenses, technical problems or other difficulties. It is also possible that we will not have access to the funds necessary to satisfactorily complete any development efforts we undertake, which could result in abandonment or substantial change in product commercialization. In addition, there can be no assurance that we will be able to successfully adapt our technology to satisfy specific requirements of potential customers.

      Upon completion and introduction of any commercial application, there can be no assurance that such application will perform all of the functions for which it has been designed or prove to be sufficiently reliable in widespread commercial use. Applications based on complex technologies such as ours may contain errors which only become apparent subsequent to commercial introduction. If we introduce commercial applications which prove to contain errors or which otherwise do not perform as intended, we would have to remedy such errors, which could delay our plans with respect to other applications and which could cause us to incur substantial, unanticipated additional expense.

We may not be able to develop and maintain marketing relationships with other Internet companies.

      Our strategy for expanding brand recognition through online advertising depends to some extent on our relationship with other Internet companies. We plan to enter into marketing agreements with these companies that will permit us to advertise our products and services on their Web pages. There can be no assurance that we will be able to negotiate these agreement on favorable terms or at all. Additionally, other e-commerce and music-related sites, which advertise on popular websites, may have exclusive advertising relationships with such sites or may otherwise object to our attempts to enter into marketing agreements or relationships with such sites. If we cannot secure or maintain these marketing agreements on favorable terms, our business prospects could be substantially harmed.

In addition to our own technology, we use the technology of others in the creation of our products.

      Although our proprietary technology is the foundation of our products, we also use the technology of other companies in the creation and delivery of our products. Accordingly, any delay or termination by any of these third-party providers in the provision of their technologies to us could cause a disruption in the commercial distribution of our own products. Further, any material increases in the prices these providers charge us for use of their technologies could force us to increase the prices we charge for our own products or possibly make the creation and distribution of our products no longer economically feasible or desirable. We cannot assure you that any of these companies will continue to provide their technology to us in an efficient and cost-effective manner. An interruption in or termination in our access to any necessary third party technologies, and our subsequent inability to make alternative arrangements in a timely manner, if at all, would have a material adverse effect on our business and financial condition.

The market may not readily accept our products.


      Demand and market acceptance for new products, such as 3D Ultimate Chat, are subject to a high level of uncertainty. The successful introduction of any new product requires a focused, efficient strategy to create awareness of and desire for the products. For example, in order to achieve market acceptance for 3D Ultimate Chat, we will need to educate the members of the music industry, such as record companies, record labels and recording artists, about the marketing benefits this product could provide them. Similarly, we will have to make music buyers and Internet consumers aware of this product's existence, draw users to the site and to compel them to return to the site for repeat visitations. We have conducted only limited marketing activities to date and only have limited experience and limited financial, technical, personnel and other resources to independently undertake extensive marketing activities.

      Our marketing strategy may be unsuccessful and is subject to change as a result of a number of factors, including changes in market conditions (including the emergence of market segments other than music which in our judgment can be readily exploited through the use of our technology), the nature of possible license and distribution arrangements and strategic alliances which may become available to us in the future and general economic, regulatory and competitive factors.

      There can be no assurance that our strategy will result in successful product commercialization or that our efforts will result in initial or continued market acceptance for our proposed products.

We operate in very competitive markets characterized by the existence of large competitors and rapidly changing technology.

      The markets for our products are characterized by intense competition and increasing numbers of new market entrants who have developed or are developing potentially competitive products.

      We face competition from a growing number of companies, including online and Internet service providers, online shopping malls, online direct music retailers, online music and books sites and traditional music retailers. In addition, the very companies with which we do business, such as the record labels, may determine to create and distribute their own 3D Internet sites. Many of our competitors have advantages over us, including:


      o longer operating histories and greater financial, technical, marketing and other resources;

      o a wider range of services and financial products;

      o greater name recognition and larger customer base;

      o more extensive promotional activities; and

      o cooperative relationships among themselves and with third parties to enhance services and products.

      Our products are based upon our proprietary technology. Competitors may develop superior technology or determine as a group to adopt standards with which our technology is not compatible. Currently, there are many companies collaborating to establish standardization of the Virtual Reality Modeling Language for 3D usage on the Internet, the adoption of which may require changes to our technology. The markets in which we compete are characterized by rapidly changing technology and evolving industry standards which could result in product obsolescence or short product life cycles. Accordingly, our ability to compete will be dependent upon our ability to develop and successfully introduce new products into the marketplace in a timely manner and to continually enhance and improve our technology (including to conform to any industry standards).


We will need to introduce new services and products in a timely manner in order to remain competitive.

      The markets for products sold through the Internet are characterized by rapid changes in customer requirements, frequent new service and product introductions and evolving industry standards. Accordingly, we must be able to develop new services and products that address the increasingly sophisticated and varied needs of our users and prospective users.

      The development and enhancement of services and products entails significant risks, including:


      o the inability to effectively adapt new technologies to our business;

      o the failure to conform our services and products to evolving industry standards;

      o the inability to develop, introduce and market service and product enhancements or new services and products on a timely basis; and

      o the nonacceptance by the market of such new service and products.


      If we fail to recognize or address the need for new service or product introductions, or if we encounter any of the foregoing problems, our business and financial condition could be materially adversely effected.

Disruption in any element of our technology backbone could harm our business or limit our growth.

      We are highly dependent on our systems to process, on a daily basis, a large and growing number of transactions. We rely heavily on our web service providers, data processing systems and telecommunications systems. If any of these systems do not operate properly or are unavailable due to problems with our physical infrastructure, we could suffer disruptions of our business and damage to our reputation and the development of our brand name, any and all of which could have a material adverse effect on our business and limit our ability to grow.

      We also must ensure that users do not experience significant or frequent disruptions in their access to our web sites. Our web sites could become inaccessible for numerous reasons, including as a result of failure by our servers and/or software glitches. Web site failures could result in loss of existing users and missed opportunities to garner additional users. Accordingly, any failure to have adequate systems in place to ensure the constant monitoring and maintenance of, and accessibility to, our sites could have a material adverse effect on our business and financial results.


      Access to our sites is also directly dependent on the operating condition of the Internet in general. Our success, therefore, will depend in part upon the development and maintenance of the Internet's infrastructure to cope with increased user traffic. This will require a reliable network backbone possessing the necessary bandwidth, and the timely development of complementary products, such as high-speed modems, for providing reliable Internet access and services to users. The Internet has experienced a variety of outages and other delays as a result of damage to portions of its infrastructure and could face similar outages and delays in the future, which could have a material adverse effect on our business and financial condition.


We cannot be certain that our network security systems won't be circumvented.


      The need to securely transmit confidential information over the Internet has been a significant barrier to electronic commerce and communications. We are potentially vulnerable to attempts by unauthorized computer users to penetrate our network security. If successful, those individuals could misappropriate proprietary information or cause interruptions in our services. We may be required to expend significant capital and resources to protect against the threat of such security breaches or to alleviate resulting problems. In addition to security breaches, inadvertent transmission of computer viruses could expose us to the risk of disruption of our business, loss and possible liability. Continued concerns over the security of Internet transactions and the privacy of its users may also inhibit the growth of the Internet generally as a means of conducting commercial transactions.

      We rely upon encryption and authentication technology, including public key cryptography technology licensed from third parties, to provide the security and authentication necessary to effect secure transmission of confidential information over the Internet. Advances in computer capabilities, new discoveries in the field of cryptography or other developments could result in a compromise or breach of the procedures we use to protect customer transaction data. If any such compromise of our security occurs, our business, financial condition and operating results could be materially adversely affected.

We are subject to the risks associated with fluctuations in the sales of prerecorded music and related products.


      The recorded music industry has experienced an overall slowdown during the late 1990s relative to the early 1990s, a trend which is expected to continue. During the mid-1990s, several of the country's largest record store chains and many independent music shops either declared bankruptcy or went out of business as sales of prerecorded music experienced this slowdown. Industry analysts suggest several causes for this trend, including a glut of products on the market. In addition, each recording is an individual artistic work, and its commercial success is primarily determined by consumer taste, which is unpredictable and constantly changing. Generally, in the record industry, prerecorded music is shipped to wholesalers and/or retailers on a returnable basis. Accordingly, there can be no assurance as to the financial success of any particular release, the timing of such success or the popularity of any particular artist. There can be no assurance that any of the prerecorded music producers, artists or distributors that may use our technology or our sites will be able to generate any significant revenue through such use or, if they do, that such revenue will be sufficient to recoup costs.

We are dependent on the success of the Internet as a commercial market place.

      Consumers have started to use the Internet only recently and market acceptance of the Internet as a medium for commerce and advertising is therefore still uncertain. The rapid growth of global commerce and the exchange of information on the Internet and other online networks is relatively new and still evolving, making it difficult to predict whether the Internet will prove to be a viable commercial marketplace. We believe that our future success may depend on our ability to significantly increase revenues which may require the development and widespread acceptance of the Internet and online services as a medium for commerce and advertising.

      The Internet may not prove to be a viable commercial marketplace because of inadequate development of the necessary infrastructure, such as reliable network backbones, or complementary services, such as high speed modems and security procedures for financial transactions. Consumer concern over Internet security has been, and could continue to be, a barrier to commercial activities requiring consumers to send their credit card information over the Internet. The Internet has experienced, and is expected to continue to experience, significant growth in the number of users and amount of traffic. There can be no assurance that the Internet infrastructure will continue to be able to support the demands placed on it by sustained growth. In addition, the viability of the Internet may prove uncertain due to delays in the development and adoption of new standards and protocols, the inability to handle increased levels of Internet activity or due to increased government regulation. If use of the Internet does not continue to grow, or if the necessary Internet infrastructure or complementary services are not developed to effectively support growth that may occur, our business, result of operations and financial condition would be materially adversely affected.

We face potential liability for the content delivered over our sites.

      While we intend to acquire all licenses and other rights necessary to conduct our business without violating any copyrights, there can be no assurance that we will be able to do so. Due to the nature of our business, we could become involved in litigation regarding the music, video and other content transmitted over our sites which could force us to incur significant legal defense costs, could result in substantial damage awards against us and could otherwise damage our brand name and reputation.


      In addition, because music materials may be downloaded from our sites and may be subsequently distributed to others, claims could be made against us for "pirating" and copyright or trademark infringement. Claims also could be made against us if material deemed inappropriate for viewing by children is accessed or accessible through our sites. While we carry insurance policies, our insurance may not cover these types of claims or may not be otherwise adequate to cover liability that may be imposed. Any partially or completely uninsured claim against us, if successful and of sufficient magnitude, would have a material adverse effect on us.

Government regulation may impact our operations.


      Notwithstanding the U.S. Supreme Court's decision upholding the principle that the Constitutional protections relating to freedom of speech extend to content delivered on the Internet, there are currently few laws or regulations directly applicable to the Internet and the content thereon. As a result of the increasing popularity and use of the Internet, it is possible that laws and regulations covering user privacy, responsibility for content, service pricing and quality and other issues may be adopted, modified, or changed. The adoption of any such laws or regulations may limit the growth of the Internet, which could in turn decrease the demand for our products and services and increase our cost of doing business. Inasmuch as the applicability to the Internet of the existing laws governing issues such as property ownership, libel and personal privacy is uncertain, any such new legislation or regulation or the application of existing laws and regulations to the Internet could have an adverse effect on our business and prospects.


We are dependent on certain technology we deem proprietary and may not be able to protect this technology or defend our right to use it.

      We regard our technology and various elements relating thereto as proprietary. We have not determined whether we will attempt to protect our technology with copyrights, trade secret laws, proprietary rights agreements, internal nondisclosure agreements or other intellectual property safeguards. Even if we do use such safeguards, they ultimately may not afford us complete protection and we may not be able to prevent others from independently developing know-how or accessing our know-how or software codes, concepts, ideas and related documentation.

      Although we believe that our products do not violate the proprietary right of others, it is possible that infringement of existing or future proprietary rights of others have occurred or may occur. If our products infringe on the proprietary rights of others, we may be required to modify the design of our products or obtain licenses from the owners of the proprietary rights involved. In the event we are required to obtain any such license, there can be no assurance that we will be able to do so in a timely manner, upon acceptable terms and conditions or at all.

      There can be no assurance that we will have the financial or other resources to enforce our proprietary rights or to defend a patent infringement action against us.

Our growth may be difficult to manage.


      Growth of our business may place a significant strain on our management systems and resources and may require us to implement new operational and financial systems, procedures and controls. Our failure to manage our growth and expansion could adversely affect our business, results of operations and financial condition. Moreover, our present systems may not be adequate to accommodate rapid growth in user demand. Our inability to add additional hardware and software to upgrade our existing technology or network infrastructure to accommodate increased traffic may cause decreased levels of customer service and satisfaction. Failure to implement new systems effectively or within a reasonable period of time could adversely affect our business, results of operations and financial condition. We also intend to introduce additional or enhanced features and services to retain current users and attract new users to our web site. If we introduce a feature or a service that is not favorably received, our current users may not use our web site as frequently and we may not be successful in attracting new users. We also may experience difficulties that could delay or prevent us from introducing new services and features. Furthermore, these new services or features may contain errors that are discovered only after they are introduced. We may need to significantly modify the design of these services or features to correct errors. If users encounter difficulty with or do not accept new services or features, our business, results of operations and financial condition could be adversely affected.

It is important that we build awareness of our brand and business.

      Although we intend to devote increased amounts of capital to creating and maintaining brand loyalty and raising awareness of our products and services, our failure to advertise and market our products and services or brand effectively could cause our business to suffer. Our success in promoting our brand also will depend on our success in providing our customers high-quality products and services and a high-level of customer satisfaction.

Our business could be significantly disrupted if our systems and the systems of others prove not to be year 2000 compliant.

      We may realize exposure and risk if the systems on which we are dependent to conduct our operations are not Year 2000 compliant. Because we are largely dependent on our ability to conduct our operations through the Internet, any significant disruption of this computer infrastructure caused by the Year 2000 problem could significantly interfere with our business operations. Our potential areas of exposure include products purchased from third parties, computers, software, telephone systems and other equipment used internally. If our present efforts to address Year 2000 compliance issues are not successful, or if vendors with whom we conduct business do not successfully address such issues, our business, operating results and financial position could be materially and adversely affected.

We are dependent on key personnel and need to hire and retain other talented employees.


      Our success is dependent, in part, on the personal efforts of Steven Chrust, our Chairman of the Board, and Thomas Kidrin, our Chief Executive Officer, and other key personnel. We have a consulting agreement with Mr. Chrust's consulting company which has a term through April 2002, but this agreement does not require Mr. Chrust to devote any specified amount of time with respect to our company. We currently have no employment agreement with Mr. Kidrin, although, we maintain "key-man " insurance on his life in the amount of $1,000,000. The loss of either Mr. Chrust's or Mr. Kidrin's services could have a material adverse effect on our business and prospects. Our success is also dependent upon our ability to hire and retain additional qualified management, marketing, technical, financial, and other personnel. We do not currently have a Chief Financial Officer or other personnel to fill key management and marketing positions. Competition for qualified personnel is intense and we may not be able to hire or retain additional qualified personnel. Any inability to attract and retain qualified management and other personnel would have a material adverse effect on our business and operations.

Possible issuances of our capital stock would cause dilution to our existing shareholders.

      While we currently have approximately 17,500,000 shares of common stock outstanding, we are authorized to issue up to 30,000,000 shares. We have also submitted to our shareholders, for approval at our next annual meeting, a proposal to amend our certificate of incorporation to increase the number of authorized shares of common stock to 65,000,000 and to authorize the creation of a class of 15,000,000 shares of preferred stock which can be issued in series, with each series having such rights and preferences as are determined by the Board of Directors. Therefore, we will be able to issue a substantial number of additional shares without obtaining shareholder approval. Some or all of these shares of preferred stock, when issued, may provide the holders thereof with rights that are superior to the rights of holders of our common stock. In the event we elect to issue additional shares of common stock in connection with any financing, acquisition or otherwise, current shareholders could find their holdings substantially diluted, which means they will own a smaller percentage of the our company.


Certain shareholders control a substantial portion of our outstanding common stock.


      Our executive officers, directors and principal shareholders own approximately 41% of the outstanding shares of common stock. Accordingly, these persons, acting together, will be able to influence the election of our directors and thereby influence or direct our policies. Further, two directors and a principal shareholder owning in the aggregate approximately 36% of the currently outstanding common stock have agreed to vote all of their shares for the election of Mr. Steven Chrust, our Chairman of the Board, as a director through April 2002.


No dividends have been paid on our common stock.

      To date, we have not paid any cash dividends on our common stock and we do not expect to declare or pay dividends on the Common Stock in the foreseeable future. In addition, the payment of cash dividends may be limited or prohibited by the terms of any future loan agreements.

The market price of our common stock is very volatile.

      The price of our common stock historically has been subject to wide price fluctuations. In addition, the daily volume of our shares traded on the OTC Bulletin Board has been relatively small. Therefore, our shareholders may not always be able to sell their shares of common stock at the time they want or at the most advantageous price.


We are subject to "penny stock " regulations.

      Broker-dealer practices in connection with transactions in "penny stocks " are regulated by certain penny stock rules adopted by the SEC. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information on penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker- dealer's presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, broker-dealers who sell such securities to persons other than established customers and accredited investors (generally, those persons with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse), the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.


      These requirements may reduce the level of trading activity, if any, in the secondary market for our common stock. As a result of the foregoing, our shareholders may find it more difficult to sell their shares. We intend to apply for inclusion of our securities in the Nasdaq Stock Market as soon as we meet the applicable requirements. We may not meet such requirements in the near future or at any time.

Effect of Outstanding Options and Warrants - The exercise or conversion of these securities into common stock will dilute the percentage ownership of our other stockholders. The sale of such common stock in the open market could adversely affect the market price of our common stock.


      There are outstanding options and warrants to purchase an aggregate of approximately 3,415,000 shares of our common stock and more options will be granted in the future under our employee benefit plans. Substantially all of the shares of common stock underlying such securities are or will be registered for resale under the Securities Act. The exercise or conversion of outstanding stock options, warrants or other convertible securities will dilute the percentage ownership of our other stockholders. In addition, any sales in the public market of shares of our common stock issuable upon the exercise or conversion of such stock options or warrants, or the perception that such sales could occur, may adversely affect the prevailing market price of our common stock.


Shares Eligible for Future Sale - The sale of a substantial number of shares of our common stock in the public market could adversely affect the market price of our common stock.

      Substantially all of our currently outstanding shares of common stock have been registered for sale under the Securities Act, are eligible for sale under an exemption from the registration requirements or are subject to registration rights pursuant to which holders may require Worlds to register such shares in the future. Sales or the expectation of sales of a substantial number of shares of our common stock in the public market could adversely affect the prevailing market price of our common stock.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS


      Some of the statements under "Prospectus Summary, " "Risk Factors, " "Management's Discussion and Analysis of Financial Condition and Results of Operations, " "Business" and elsewhere in this prospectus are forward-looking statements that involve risks and uncertainties. These forward-looking statements include statements about our plans, objectives, expectations, intentions and assumptions and other statements contained in this prospectus that are not statements of historical fact. You can identify these statements by words such as "may," "will," "should," "estimates," "plans," "expects," "believes," "intends" and similar expressions. We cannot guarantee future results, levels of activity, performance or achievements. Our actual results and the timing of certain events may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such a discrepancy include those discussed in "Risk Factors " and elsewhere in this prospectus. You are cautioned not to place undue reliance on any forward-looking statements.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITIONS AND RESULTS OF OPERATIONS

      The following discussion should be read in conjunction with the financial statements and related notes which are included elsewhere in this prospectus. Statements made below which are not historical facts are forward-looking statements. Forward-looking statements involve a number of risks and uncertainties including, but not limited to, general economic conditions, our ability to complete development and then market our products, competitive factors and other risk factors detailed herein. See "Risk Factors " and "Special Note Regarding Forward-Looking Statements. "


Background


      Our predecessor was formed in April 1994 to design, develop and commercialize 3D multi-user tools and technologies for the Internet market. From inception through 1997, our predecessor's operations were limited and consisted primarily of start-up activities, including recruiting personnel, raising capital, custom production work, and research and development. In the third quarter of 1996, our predecessor launched its first commercial user-oriented 3D chat site, Worlds Chat 1.0, and began selling the client interface software through direct sales channels. These sales were nominal. In October 1996, our predecessor introduced its first commercial toolset for developing 3D multi-user applications. In the first quarter of 1997, after an unsuccessful effort to raise capital, our predecessor became insolvent and terminated most of its personnel, and management sought to sell the Company and/or its technology. Our predecessor did not generate significant revenues.


      While we have completed development and market testing of our base technology and have introduced our first Internet sites, we will not generate significant revenues until after we successfully attract and retain a significant number of paying community members, sponsors, advertisers and e-commerce customers. We anticipate continuing to incur significant losses until, at the earliest, we generate sufficient revenues to offset the substantial up-front expenditures and operating costs associated with developing and further commercializing our proposed products. There can be no assurance that we will be able to attract and retain a sufficient number of paying subscribers and advertisers to generate significant revenues or achieve profitable operations or that our products and services will prove to be commercially viable.

      We classify our expenses into three broad groups: (1) research and development; (2) cost of revenues; and (3) selling, general and administration. Historical revenues prior to 1998 were generated primarily through production service activities and sales of technology licenses. Current revenues are generated primarily through VIP membership sign-ups and e-commerce sales from our online recording artist merchandise stores.


      Software development costs, consisting primarily of salaries and related expenses, incurred prior to establishing technological feasibility are expensed in accordance with Financial Accounting Standards Board (FASB) Statement No. 86. In accordance with FASB 86, we will capitalize software development costs at such time as the technological feasibility of the product has been established. We began capitalizing our software in the fourth quarter of 1998 with the commercial release of three products, Animal House.com, BowieWorld and Worlds Ultimate

3D Chat. For the first six months of 1999, approximately $439,000 of such expenditures were capitalized.

Plan of Operation


      During the fourth quarter of 1998, we successfully completed the development of our Gamma development tool kit. This technology is the foundation of our existing and planned product offerings. To date, we have introduced six products based on this technology:

      o Our first product release was AnimalHouse.com, a 3D environment created for Universal/Hyundai, targeting the college market. Our 3D technology is encoded on an enhanced CD with audio tracks of 10 Universal musical artists and distributed to college students through a variety of Universal distribution outlets. Our agreement with Universal called for the manufacture and distribution by Universal of up to 1,000,000 CDs.

      o Our second product release was for David Bowie's BowieNet, the first artist created ISP, or Internet service provider. Our product is named BowieWorlds and has been released in the US as well as the U.K. by UltraStar Internet Services LLP, the owners of BowieNet.

      o Our third product release was Worlds Ultimate 3D Chat which is being primarily marketed via our web site, Worlds.com, and our e-commerce site, WorldsStore.com. Worlds Ultimate 3D Chat is built on our Gamma platform and incorporates e-commerce, voice-to-voice chat, articulated, customizable avatars and video and audio streaming. We also reached an agreement with BowieNet, to have Worlds Ultimate 3D Chat software distributed on CD-ROM to BowieNet members.

      o Our fourth product release was made pursuant to our agreement with Hansonopoly Inc. We integrated our 3D technology on a CD+ that was distributed in June and July 1999 to members of the Hanson fan club.

      o Our fifth product release was made in October 1999. We created and host NYYankeesWorld.com, the first 3D virtual reality world to be created for a major sports team.

      o Our sixth product release was made in October 1999. We created and packaged more than 700,000 enhanced CDs containing our Worlds Ultimate 3D Chat software with the November 1999 issue of GQ.


      We have also been actively pursuing strategic alliances with a number of companies that can provide exposure and distribution of our products and technology. We recently entered into agreements with three major companies in the Internet arena. These companies are:


      o Excite, the number three portal site on the Internet. We provide Excite with select e-commerce content;

      o Road Runner, the high-speed online service owned by Time Warner, MediaOne Group, Microsoft, Compaq Computers and Advance/ Newhouse. We provide Road Runner with a co-branded 3D environments accessible by Road Runner subscribers through its music channel; and


      o Freeserve, the leading Internet service provider in the United Kingdom. We provide Freeserve with co-branded 2D and 3D interactive chat environments accessible by Freeserve subscribers.




      We currently have eleven full-time employees and are working with five independent software contractors who were former employees of our predecessor. We do not anticipate hiring additional employees or purchasing additional plant or equipment other than that needed on a day-to-day basis until product sales increase significantly and/or additional financing is obtained.

Results of Our Operations

      Six Months Ended June 30, 1999 Compared to the Six Months Ended June 30, 1998

      The following data extracted from the attached unaudited financial statements compares the results of our operations for the six months ended June 30, 1999 to the six months ended June 30, 1998.

                                                     Six months ended June 30,
                                                    ---------------------------
                                                            (unaudited)
                                                        1999            1998
                                                        ----            ----
Net Revenue ....................................    $    92,925     $    16,132

Costs & Expenses:
         Cost of revenues ......................        (70,355)        (25,101)
         Selling, general & administrative .....     (1,890,495)     (1,307,525)
         Research & development ................             --        (534,428)
                                                    -----------     -----------

Operating Loss .................................    $(1,867,925)    $(1,850,922)
                                                    -----------     -----------

Other Income (Expense):
         Interest income .......................         17,966          76,992
         Interest expense ......................        (68,922)        (72,112)
                                                    -----------     -----------

Loss before taxes & extraordinary item .........     (1,918,881)     (1,846,042)

Extraordinary item - gain on debt settlement ...             --         151,654
                                                    -----------     -----------

Net Loss .......................................    $(1,918,881)    $(1,694,388)
                                                    -----------     -----------

      In the first half of 1999, we continued to upgrade our core technology and began production on new projects in anticipation of reaching agreements with other entities with whom we are in negotiation. No assurance can be given that any negotiations will lead to the consummation of any additional agreements. In the first six months of 1999, we continued the implementation of our new business plan. Significant expenditure was incurred towards completion of the Gamma technology and also with legal and professional fees.


      Revenues are nominal and are derived from our agreements with companies such as Road Runner and Freeserve, our Worlds Ultimate 3D Chat product and the operation of our e-commerce web site featuring artist related Internet stores such as DavidBowieStore.com, NinetyEightDegreesStore.com and EltonJohnStore.com. Revenue was $92,925 and had associated direct costs of $70,355 for the six months ended June 30, 1999, compared to $16,132 in revenue and $25,101 of direct costs for the same period in 1998.


      Selling, general and administrative expenses were $1,890,495 for the six months ended June 30, 1999. This represented an increase of $582,970 from $1,307,525 compared to the six months ended June 30, 1998. This increase was directly attributable to the higher costs associated with maintaining our new e-commerce site, retaining expert software developers to improve and upgrade our existing products, costs involved in beginning work on some of the new projects discussed above in anticipation of reaching final agreements and a charge of $465,000 for consulting fees with respect to the agreement signed with a firm controlled by our chairman.

      We incurred no research and development costs during the six months ended June 30, 1999 as compared to $534,428 for the six months ended June 30, 1998. This is directly attributable to the fact that since our technology is now technologically feasible, (i.e., it works), all expenses for research and development are now capitalized. For the first six months of 1999, $439,000 of such expenditures were capitalized.


      Other income included $17,966 of interest income in the six months to June 30, 1999 earned from the remainder of the proceeds of our share offerings as compared to $76,992 in the six months ended June 30, 1998. Other expenses included interest expense of $68,922 directly attributable to our predecessor's notes payable in the six months to June 30, 1999. Interest expense in the six months to June 30, 1998 was $72,112.


      As a result of the foregoing we incurred a net loss of $1,918,881 for the six months ending June 30, 1999, compared to a loss of $1,694,388 for the six months ending June 30, 1998, an increase of $224,493. The loss in the 1998 period was after an extraordinary gain of $151,654.

Fiscal Year Ended December 31, 1998 Compared With Period from April 8, 1997 through December 31, 1997.

      Our primary activities during 1998 were


      o signing several contracts to produce content for music related web sites,
      o completing a small financing and attempting a merger for additional financing,
      o     completing development of Worlds Gamma,
      o     releasing a new version of Worlds Chat, and
      o developing and operating a web site for the sale of music related merchandise.

      Our primary activities during the period from April 8, 1997 through December 31, 1997 were

      o the formation of Worlds Acquisition Corp., one of the parties to the mergers,
      o     negotiating and consummating the mergers,
      o     attending to post-merger administrative and legal matters,
      o     the completion of a private placement, and
      o     the negotiation and compromise of debts of our predecessor.


      Revenues were nominal at $29,110 during 1998 as compared to $1,420 in 1997 due to almost total lack of sales directly attributable to the fact that our WorldsStore.com web site was not operational until November 1998.

      Selling, general and administrative expenses were $2,650,703 during 1998 as compared to $675,030 in 1997 for this period and consisted largely of overhead, expenses relating to development of our web site and content for the contracts within the music industry, professional fees and other expenses incurred in connection with the mergers and the 1998 attempted merger with Unity First Acquisition Corp., representing an increase of $1,975,673.

      An expense of $6,135,538 was incurred during 1997 for the acquisition of research and development from our predecessor, being the sum of the negative net worth of predecessor, plus the value of the 1,999,996 shares of our common stock given in exchange for all the outstanding stock of predecessor at the time of the mergers. We invested $992,932 during 1998 in research and development as we completed development of our Gamma technology.

      We had net interest income during 1998 of $12,436 as compared to net interest expense of $3,099 in 1997, primarily attributable to more earned on the funds raised in our financings than accumulated on predecessor's notes payable.

      We also realized an extraordinary gain of $172,547 during 1998 as compared to $125,776 during 1997, by settling some of our debts at less than face value.

      As a result of the above, plus a recorded gain of $810,140 resulting from the reversal of certain items previously recorded as liabilities of predecessor, our net loss for 1998, including the extraordinary gain on debt settlement of $172,547, was $2,648,681 as compared to a net loss of $6,686,471 during 1997.

Results of Operations of Predecessor

Year Ended December 31, 1996 Compared with the Eleven Months Ended December 3, 1997.


      In the first quarter of 1997 our predecessor was insolvent and had failed to raise any additional capital. In January and February 1997 the majority of our predecessor's personnel were released and most of its management team resigned. Normal operations of our predecessor ceased and significant wind down costs were incurred. In March 1997, our predecessor's board of directors appointed Regent Pacific, a firm with experience in crisis management, as acting general manager. Our predecessors elected to sell certain assets, including early generations of its technology for approximately $260,000.


      Revenue decreased by $3,703,299 to $80,720 for the eleven months ended December 3, 1997 from $3,784,019 for the fiscal year ended December 31, 1996. The decrease was caused primarily by the lack of any production revenue during the period. The nominal revenue for the period was derived from Worlds Chat sales and web site hosting at our predecessor's operations center in Seattle Washington.




      Costs of revenue decreased by $5,982,128 to $32,304 for the eleven months ended December 3, 1997 from $6,014,432 for the fiscal year ended December 31, 1996. The decrease was directly attributable to the lack of operations during the period.

      Research and development costs decreased by $1,993,827 to $452,897 for the eleven months ended December 3, 1997 from $2,446,724 for the fiscal year ended December 31, 1996. This was a result of a significant reduction in research and development effort and personnel.

      Selling, general and administrative expenses decreased by $2,501,741 to $2,399,887 for the eleven months ended December 3, 1997 from $4,901,628 for the fiscal year ended December 31, 1996. This decrease was due to reduction in personnel as our predecessor ceased normal operations.

      Interest expense increased by $122,900 to $139,650 for the eleven months ended December 3, 1997 from $16,750 for the fiscal year ended December 31, 1996. This was attributable primarily to interest on $1,685,000 in loans received by our predecessor.

      In 1997, our Predecessor recognized an extraordinary gain of $389,285 upon the partial forgiveness of debt owed in connection with technology purchases.

      As a result of the foregoing, our predecessor incurred a net loss of $2,285,220, inclusive of the $389,285 extraordinary gain, for the eleven months ended December 3, 1997, compared to a net loss of $10,186,954 for the fiscal year ended December 31, 1996.

Liquidity and Capital Resources of Worlds Inc.


      In June and August 1999, we consummated two tranches of a private placement, selling an aggregate of 59 units. Each unit cost $60,000 and consisted of 15,000 shares of common stock and warrants to purchase 7,500 shares of common stock. We raised gross proceeds of $3,540,000 in the private placement. At June 30, 1999, we had a working capital of $1,179,631 and cash and cash equivalents in the amount of $2,537,617.


      Our capital requirements relating to the commercialization of our technology and the development of our web sites and related content have been and will continue to be significant. During the periods that we experience net losses, we expect to be dependent upon sales of our capital stock and debt securities to finance our working capital requirements. Based upon our current plans and assumptions relating to our business plan, we anticipate that our existing capital resources will satisfy our capital requirements through at least March 2000. However, if our plans change or our assumptions prove to be inaccurate, we may need to seek additional financing sooner than currently anticipated or curtail our operations.

      We will need to raise additional capital during 2000, which may be in the form of equity or debt financing. Any issuance of equity securities would dilute the interest of our shareholders. Additionally, if we incur debt, our company will become subject to risks that interest rates may fluctuate and cash flow may be insufficient to pay the principal and interest on any such debt. If financing is not available when as we require, we could be force to slow down the growth of our business or suspend operations entirely.


Effect of Recent Accounting Pronouncements

      In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities." ("SFAS No. 133"), which requires companies to recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. SFAS No. 133 is effective for fiscal years beginning after June 15, 1999. We do not presently enter into any transactions involving derivative financial instruments and, accordingly, do not anticipate the new standard will have any effect on its financial statements.

Year 2000 Disclosure

      We are Year 2000 compliant and we do not anticipate any internal problems. In the event any internal problems should arise, we have many expert computer technicians on our payroll and we believe that we will be able to satisfactorily address any such problems. However, we are dependent on the integrity of the Internet being maintained to derive income from the sale of merchandise on our own e-commerce site and through links to the products we create. We have employed a redundancy system as a safeguard to protect the viability of our site by having our site hosted by two of the larger Internet Service Providers. Thus, in the event one of our hosts should fail, we could continue uninterrupted on the other Internet Service Provider. We have been advised that our hosts are addressing the Year 2000 issue and hope to be compliant. We use Wells Fargo to process our e-mail transactions. Wells Fargo processes a significant portion of all Internet e-commerce transactions and if it fails due to Year 2000 problems we will be negatively impacted, but not likely more than many other e-commerce vendors. In summary, we are totally dependent upon third parties for hosting and processing our e-commerce activities and while we cannot control the actions of these third parties, we believe that given our redundant safeguards, the availability of other hosts and processors to switch to in the event our current hosts and/or processor crashes and the fact that we only see nominal revenue from our e-commerce at this time, we do not believe that our profitability or operations will be materially affected by the Year 2000 problem.

Change in Accountants

      On January 31, 1998 we dismissed Lipner, Gordon & Co. LLP as our independent accountants. This action was approved by our Board of Directors. During the past three years, Lipner, Gordon & Co. LLP did not issue a report on our financial statements that either contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles.

      During the period of its engagement there were no disagreements between us and Lipner, Gordon & Co. LLP on any matter of accounting principles or practices, financial statement disclosure, or audit scope and procedure, which disagreement, if not resolved to the satisfaction of Lipner, Gordon & Co. LLP, would have caused them to make reference to the subject matter of the disagreement in connection with its opinion.

      On January 31, 1998 the Board of Directors appointed BDO Seidman, LLP ("BDO") as independent accountants. Prior to such engagement, BDO was the independent auditor of Predecessor and Worlds Acquisition Corp., two Delaware corporations which merged into us. BDO provided written reports of these two corporations which was included in offering materials for a private financing continued by us after the mergers. BDO was also consulted regarding filing obligations pursuant to the change in our fiscal year. Finally, BDO was consulted regarding the nature of the financial statements required to be included in our filing of a registration statement on Form SB-2, in which BDO also provided written reports regarding the two merged corporations.


      Other than as disclosed above, we did not consult with BDO regarding the application of accounting principles to a specified transaction, or the type of audit opinion that may be rendered with respect to our financial statements.

                                    BUSINESS


General


      We design and develop software, content and related technology for the creation of interactive, three-dimensional Internet sites. Using our proprietary technology, we create our own Internet sites, as well as sites available through third-party online service providers, such as Freeserve, the largest Internet service provider in the United Kingdom, and Road Runner, one of the two largest cable-modem based Internet service providers in the United States. Sites using our technology allow numerous simultaneous visitors to enter, navigate and share interactive "worlds," which are 3D spaces featuring animation, motion and content. Our 3D Internet sites are designed to promote frequent, repeat and prolonged visitation by users by providing them with unique online communities featuring dynamic graphics, highly useful and entertaining information content, and interactive capabilities. We believe that our sites are highly attractive to advertisers because they offer access to demographic-specific user bases comprised of people that visit the site frequently and stay for relatively long periods of time.

      Currently, our premiere site is Worlds Ultimate 3D Chat (www.worlds.com), an interactive site employing our 3D technology and targeted towards the music industry. Visitors to Worlds Ultimate 3D Chat adopt an alter ego in the form of one of hundreds of avatars, which are 3D characters that can be moved through the many virtual "worlds" of Worlds Ultimate 3D Chat. The user moves his or her avatar through these worlds using a mouse or keyboard arrow keys and can:

      o engage other avatars in one-on-one text-based or real voice-to-voice discussions;

      o enter theme-based chat rooms featuring group discussions on numerous music styles, specific recording artists and other topics;

      o experience interactive advertising and promotions;

      o access information on various recording artists, concert schedules and other music-related and nonmusic-related information;

      o view new music videos by leading recording artists;

      o listen to selections from newly released CDs by numerous recording artists;

      o purchase music and recording artist-related merchandise online; and

      o enter pay-access areas as a VIP subscriber.

      Currently, almost all Internet sites are entirely two-dimensional with limited graphic and interactive capabilities because existing technological barriers typically prevent the delivery of high-quality 3D graphics and motion imagery. Typically, in order for sites to provide users with high-quality 3D graphics on the Internet, such users must have very powerful computers and both users and site providers must have access to high-capacity communications channels for the movement of the large amount of data that must be delivered to provide 3D motion. Our technology, however, circumvents these limitations by delivering a large portion of the necessary software and data through off-line channels (such as CDs and CD-ROMs), with only the interactivity information being transmitted online. This allows almost any home PC with a traditional modem to enjoy our interactive 3D sites.

The Market

      A growing number of people access the Internet as a part of their daily routine. They are embracing the Internet as a point of access for communications, entertainment and shopping. The emergence of broadband delivery capabilities, such as that provided by Road Runner to its customers through cable modems, and other technologies will promote even greater growth in the use of the Internet by consumers.

      The Internet is extending the capabilities of traditional media products, such as music. By making these products, which were previously used by consumers on a passive basis, interactive, the Internet can broaden and prolong their appeal. The Internet also is creating new opportunities for businesses to reach customers on a cost-efficient, demographic-specific basis. Advertisers are increasingly giving their online advertising business to sites that can provide them with access to user bases comprised of repeat users who tend to stay at the site for meaningful periods of time.

      The Internet is currently a flat, 2D media. However, it can be a robust, immersive, interactive world, with 3D capabilities enhancing the Internet experience as color enhanced the TV experience. We believe that sites that provide users with exciting 3D interactivity via the Internet, sense of community and appealing online purchasing opportunities will garner user bases that have the characteristics that appeal to users, sponsors and advertisers.

      We have a unique opportunity to exploit our technology to create Internet sites that represent concrete e-commerce revenue generation models because they are unique, fun and useful to users on a repeat-visitation basis. In turn, these users can be targeted by advertisers on a demographic-specific basis to create meaningful revenue opportunities.

Our Strategy

      Our goal is to become a leading provider of interactive 3D Internet sites where entertainment content, interactive chat and e-commerce opportunities converge to provide communities for users and advertisers. Keys to our strategy to achieve our goal are:


      Initially producing interactive, multimedia music related 3D sites. We believe that music readily lends itself to exploitation through sites utilizing our technology. Music is a universal theme that appeals to all people and accordingly music-based sites, such as Worlds Ultimate 3D Chat, have the capability of drawing a wide range of users. We also believe that the highly graphic, interactive nature of sites using our technology appeals to users drawn to music-based sites, differentiates such sites from other music-based sites and thereby encourages repeat visitation. Because our technology allows for the creation of multiple worlds accessible from a site, it allows such sites to segregate users of different tastes and demographics. For example, the various worlds of Worlds Ultimate 3D Chat focus on specific categories of music, such as alternative, jazz, rock, pop, country and hip-hop. Accordingly, advertisers at Worlds Ultimate 3D Chat are able to place their online advertisements and e-commerce links in specific worlds, thereby focusing their advertising efforts on targeted user groups.

      Creating effective offline distribution partnerships with recording artists and their record companies. We regularly seek to enter into alliances with recording artists and their record companies by which we gain access to the excess capacity on their music CDs to distribute our Worlds Ultimate 3D Chat and other software. CDs utilizing such excess capacity in this or similar manner are commonly referred to as CD+ or enhanced CDs. We believe that the distribution of music on CD+ is an attractive alternative to recording artists and their record companies as it creates opportunities for them to expand the sale of their music (through differentiation of their CDs), creates a new channel of distribution for the sale of products related to the artists, and aids in the promotion of the artists in general. We have entered into relationships with companies representing David Bowie and the group Hanson, and currently we are in negotiations with several major record companies with respect to the distribution of our 3D technology and content.


      Creating Other Services Using Our Interactive 3D Technology. In addition to Worlds Ultimate 3D Chat, we seek to create other marketable products and services based on our technology. During late 1998, we completed development of our technology tool kit "Gamma." Gamma is our software platform for the creation and delivery of 3D graphics and multiuser functionality for Internet sites.


      Pursuing Alliances and Cross Promotional Opportunities. We are also pursuing opportunities to provide our 3D Internet technology and content to other companies. In this regard, we recently entered into agreements with:


      o Road Runner, pursuant to which we provide them with a co-branded area on the Road Runner music channel which allows their subscribers to access 3D interactive chat and music-related content;

      o Freeserve, pursuant to which we are creating co-branded traditional 2D and proprietary 3D chat sites which are accessible by Freeserve's members;

      o Recording artist Hanson, pursuant to which we used our technology to create a special CD+ for distribution to the Hanson fan club during June and July 1999; and

      o Polygram Merchandising, pursuant to which we market and sell Polygram Merchandising's recording-artist merchandise on our sites; and

      o Excite, pursuant to which we will provide Excite with high-quality e-commerce content.


      Creating Brand Identity for Worlds.com. Public awareness of our site and products is critical to our success. We will build this awareness through a high-profile public relations and marketing effort and by building relationships with other Internet companies and music companies. Worlds Ultimate 3D Chat and our other products will be marketed through online and other efforts. Ultimately, we seek to build a reputation as a leader in 3D technology and content for the Internet. In connection with our brand building efforts, upon obtaining shareholder approval, we will change our corporate name to "Worlds.com Inc. "


Our Technology

      During 1998, we directed our efforts toward completing development of our Gamma development tool kit. Our development efforts are now focused on adapting Gamma to produce music-oriented websites.

      The Gamma Development Kit is our third generation and newest 3D toolset, and was completed in the second half of 1998. We believe that Gamma delivers a considerably faster frame rate for user experiences and, in some cases, a meaningful productivity increase in art production and integration over its previous generation production tools. We have successfully utilized the Gamma tool kit in the development of 3D content for David Bowie's 3D on-line environment, BowieWorld, as well as our recently released Worlds Ultimate 3D Chat. A major part of the Gamma platform was also utilized in the 3D AnimalHouse project which we created for Universal/Hyundai and in our e-commerce site, WorldsStore.com.

      The Gamma has substantial elements written in Sun Microsystem's programming language, Java, including the WorldsBrowser Gamma and the WorldsShaper Gamma so we expect that it can be made portable across Windows and UNIX Platforms because of Java's platform independence.

      The Gamma technologies include:


      o WorldsShaper Gamma: The WorldsShaper Gamma is an advanced compositing 3D building tool that integrates pre-existing or custom content, such as 3D models created in Kinetix' 3D Studio, textures or images created in Adobe's Photoshop, or .midi or .wave sound files, with foundation world architectural geometry and interactive behaviors and actions written in Java. The architectural building blocks for creating 3D worlds, the flexibility and power of integrating professional modeling and imaging tools, and the extensibility via Java make the WorldsShaper Gamma a tool well-suited for rapid world creation. Additional Application Programming Interfaces for more sophisticated, programmatic control of the spaces will also be included. Initially, the WorldsShaper Gamma will only output in our proprietary file format.

      o WorldsServer Gamma: The WorldsServer Gamma is the server software that we anticipate using to control and operate its on-line virtual community, Worlds of Worlds. The WorldsServer Gamma manages the registration and authentication of users, the locations of users within the 3D environment, the physical structure of the 3D environment, all information regarding objects that are "shared" by the participants and any of the interactions between the users, such as text chat.

      o WorldsBrowser Gamma: The WorldsBrowser Gamma is used to access the 3D environments created with the Worlds Gamma Development Kit. The browser is optimized for speed, delivering relatively fast frame rates per second in highly textured virtual 3D worlds.

      o Worlds Gamma Libraries: The Worlds Gamma Libraries are composed of sample worlds, textures, models, avatars, actions, sensors, sounds, motion sequences, and other behaviors.


      The markets for our products are characterized by rapidly changing technology and evolving industry standards, often resulting in product obsolescence or short product life cycles. Accordingly, our ability to compete will be dependent on our ability to enhance and upgrade Worlds Gamma in a timely manner. There can be no assurance that competitors will not develop technologies or products that render our products obsolete or less marketable or that we will be able to successfully enhance our products or develop new products.

Our Products

      Worlds Ultimate 3D Chat

      We own a proprietary online 3D Internet chat site known as Worlds Ultimate 3D Chat. Originally launched as Worlds Chat, another proprietary 3D chat site we still operate, it is an upgraded version using our newest technology. The 3D environment was originally created by our predecessor and launched in 1996 to test its technologies and to learn about user behaviors and preferences in 3D environments. Our 3D technology enhances users' chat experiences by allowing users to see a representation of each other in the form of highly textured characters, known as avatars, and to explore a 3D environment together. Avatars can be created by the individual or chosen from pre-defined figures chosen from our library. Users communicate with each other through both text chat, as well as voice-to-voice chat. The client interface for the Worlds Chat environment was originally distributed through a free download and later was sold on a CD which has a greater selection of avatars, persistent users names, and access to six virtual worlds with over 500 rooms, compared to 100 available in the free demo version.


      We believe that the user base to the Worlds Ultimate 3D Chat site will develop into a valuable asset. Although we have no plans to build advertising or subscription revenues through the original Worlds Chat site, such revenues may be generated in the future. We are also attempting to market a customized version of this product for intranet applications by corporations. Currently, we collect a name and an e-mail address from our Worlds Ultimate 3D Chat users and a complete name, address, and credit card information from our direct customers. Worlds Ultimate 3D Chat also contains an e-commerce component, which we believe is the first commercial real 3D virtual store online, selling music merchandise of major recording artists including Elton John, David Bowie, Spice Girls, U2, Hanson, John Mellencamp, Shania Twain and others.


      In order to rapidly increase the number of potential subscribers to our 3D music sites, we recently began to offer a modified demo version of Worlds Ultimate 3D Chat product as a free download in the future. The objective in this marketing approach is that by reducing the price barrier, we may generate new members to our Chat service. These new members may be matriculated to the 3D music sites when launched and to our e-commerce website. The proliferation of Worlds Ultimate 3D Chat may also increase corporate brand identity that could translate into valuable consumer data and related advertising potential. The strategy of a free distribution model is comparable to the marketing strategy implemented by Netscape, Hotmail,

Geocities and Tripod. The strategic objective is to rapidly establish market segment dominance in order to upsell to a large user base.

      We believe that there is an opportunity to further exploit the Worlds Ultimate 3D Chat product in modified form. We are now exploring the modification of Worlds Ultimate 3D Chat as a corporate intranet chat and information service for corporate clients. The modified application of Worlds Ultimate 3D Chat, if successfully modified and then marketed, could provide us with an ongoing revenue stream based on the licensing fees for our server technology, as well as a per employee annual subscription fee.

      David Bowie


      We have entered into an agreement with UltraStar Internet Services LLP to create and operate the official 3D David Bowie environment entitled BowieWorld. The development of BowieWorld has been completed and was released in January 1999. As part of the agreement we have the exclusive rights to create the 3D DavidBowieStore.com to sell selected Bowie merchandise and the non-exclusive rights to operate a traditional HTML, or 2D, DavidBowieStore.com. A direct link from David Bowie's official site, DavidBowie.com, has recently been placed on the home page of David Bowie.com that directs the user to our David Bowie Internet store.


      Universal/Hyundai - Animal House.com

      We entered into a contract with Universal Studios in partnership with Hyundai to create a 3D Animal House site which has been encoded on a music CD containing songs from 10 Universal recording artists. As part of the launch of Animal House.com, Universal was to distribute 1,000,000 of the enhanced CD's targeted to college students. We currently have the 3D Animal House site created for this project encoded on the Worlds Ultimate 3D Chat CD.

      We also entered into an agreement with Polygram merchandising to develop and maintain the SuperStarSuperstore.com Internet site employing an e-commerce engine to sell music merchandise of major recording artists including Elton John, Hanson, U2, Spice Girls, Sting, Shania Twain and others. We developed the 3D stores for these artists and they are included on the Worlds Ultimate 3D Chat CD. In conjunction with this 3D site, Worlds has launched WorldsStore.com, an HTML, 2D, commerce site that offers the same merchandise as the 3D store Internet sites to consumers who wish to access these artists stores through traditional HTML pages on the Internet.

      Road Runner


      We recently entered into an agreement with Road Runner to create Road Runner/Worlds.com, a co-branded area on the Road Runner service. Road Runner is the high-speed online service owned by Time Warner, MediaOne Group, Microsoft Corp., Compaq, and Advance/Newhouse. Our agreement with Road Runner will permit all Road Runner subscribers to participate in an entirely new, interactive online experience. The co-branded area we create will highlight the latest technology in the Road Runner music channel. Road Runner's agreement with us is the first entered into by Road Runner with a 3D technology and broadband content provider for the Road Runner music channel.

      Hanson


      We recently entered into an agreement with Hansonopoly Inc. to create a special CD with our 3D Internet technology and content. This CD includes various 3D environments for the Hanson's fan club. Hanson is a platinum recording group who has sold more than 10 million CDS worldwide since 1997.

      The CD allows the members of the Hanson's fan club "MOE," to enter, explore, and meet and greet each other in a visually rich environment. This fan club CD also includes several songs by Hanson as well as video footage. The CD was distributed in June and July 1999.


      Freeserve

      In June 1999, we entered into two agreements with Freeserve, the largest Internet service provider in the United Kingdom and a subsidiary of Dixons Group. Pursuant to these agreements, we are serving as the official and exclusive 2D and 3D Internet broadband chat service and content provider for Freeserve. The agreement calls for a sharing of advertising and related revenues generated by these sites.


      Yankee Web Site

      In September 1999, we entered into an agreement to create and host NYYankeesWorld.com, the first 3D virtual reality world to be created for a major sports team.

      GQ Magazine Enhanced CD

      In October 1999, we entered into an agreement with GQ magazine pursuant to which more than 700,000 enhanced CDs containing our Worlds Ultimate 3D Chat software are being included with the November 1999 issue of GQ.


Competition

      The markets in which we currently operate and those we intend to enter are characterized by intense competition and an increasing number of new market entrants which have developed or are developing competitive products. We will face competition from numerous sources, including prospective customers which may develop and market their own competitive products and services, software companies, and online and Internet service providers. We believe that competition will be based primarily on ease of use, price and features, including communications capabilities and content.


      In addition, certain companies have developed or may be expected to develop technologies or products in related market segments which could compete with certain technologies or products we are developing. We expect that such companies, as well as other companies including established and newly formed companies, may attempt to develop products directly competitive with Worlds Platinum. Certain of such competitors have substantially greater financial, technical, marketing, distribution personnel and other resources than us, permitting such companies to implement extensive marketing campaigns.

      Technologically, our target market is sought after by a combination of numerous recent start-ups and well established 3D graphics companies. Each company has a slightly different focus and each claims a different combination of product offerings. Our product solution includes three major components: tools for building 3D worlds known as shapers, servers for distributing those worlds and making those worlds multi-user, and browsers that enable end-users to enter and experience those worlds. Many of the competitors in this market have adopted VRML and VRML 2.0 scene description language as their file format and have limited their expertise and scope to only one of the above categories. VRML is an early industry attempt to provide standard protocols for 3D Internet experiences.

      Many companies now compete with us in one way or another and new ones may emerge in the future that might compete with us. The competition may be through entry into the same markets, or through technology that either obviates our advantages or lowers the barrier to entry in one of our markets.

      Besides technological competition, we will be competing with established online music retailers with substantial resources and established user bases. Among the leaders in non-3D online music web sites are Amazon.com and CDNow. Each of these companies, as well as others that are currently selling on-line music related products, including CDS and other merchandise, have financial and management resources significantly in excess of our resources. These companies have established themselves with consumers as music merchandise and music review destinations; they all sell music-related products and have generated revenues in online sales.

      Notwithstanding the foregoing, to the best of our knowledge, no other company is currently offering a product that integrates 3D Internet technology with a music industry content application similar to that which we are now offering.

Employees

      We currently have 11 full time employees. Five of our employees are engaged in product development, one is engaged in financial activities and five are engaged in marketing activities. We have also have relationships with six independent contractors that are software developers/programmers, who until early 1997 were performing technological development work for our predecessor.

      Additional financing permitting, we intend to hire up to seven additional employees, at least two of whom will be in the area of artist/integration production of music sites, and up to five of whom will be in artist relations and/or administration. It is possible that one or more of the people who might be hired for one or more of these positions will be retained as independent consultants.




      None of our employees is represented by a labor union. We believe that relations with our employees are good.

Community Leaders Monitoring Program

      We recently implemented a program through which certain users of Worlds Ultimate 3D Chat are given the opportunity to volunteer as online Community Leader Monitors. These volunteers monitor our community chat rooms, making sure that users comply with our terms of service and otherwise refrain from obscene or inappropriate behavior. We reward each of these volunteers with grants of options to purchase shares of our common stock for each full month of service as a Community Leader Monitor.

Properties


      Our principal offices are located in 2,500 square feet of leased office space in Boston, Massachusetts. This lease expires in September 2000 and provides for an annual rental of approximately $50,000. We also have facilities in approximately 2,500 square feet of leased office space in San Francisco, California. The lease in San Francisco is on a month by month basis at $2,500 per month. We have only negligible costs relating to environmental compliance laws.


Legal Proceedings

      We are not involved in any material legal proceedings.

                                   MANAGEMENT

Officers and Directors

      Our officers and directors are as follows:


       Name                          Age     Position
       ----                          ---     --------
       Steven G. Chrust              50      Chairman of the Board
       Thomas Kidrin                 47      President, Chief Executive Officer,
                                             Treasurer, Secretary and Director
       Michael J. Scharf             56      Director
       Kenneth A. Locker             49      Director


      Steven G. Chrust has been Chairman of the Board since April 1999. He also is the Co-Chairman of UMagic Systems, Inc., a provider of subscription-based and free online, interactive information services featuring expert-led advice services and discussions. Mr. Chrust was the Vice Chairman of WinStar Communications, Inc. and a member of its Board of Directors from 1994 through December 1998. At WinStar he was responsible for corporate development, strategic and capital planning and acquisitions. Mr. Chrust has been involved with the telecommunications and financial services industries for 25 years. He was formerly a Chairman and Chief Executive Officer of AMNEX, Inc., an operator services long distance company, and was Executive Vice President of Executone Information Services, Inc., a telecommunications company. Prior to becoming an executive in the telecommunications industry, Mr. Chrust was Director of Technology Research at Sanford C. Bernstein & Co., a Wall Street investment firm, where he was named a top telecommunications analyst each year for more than a decade by Institutional Investor and ranked #1 analyst in the sector for five consecutive years in its all-star ranking. Mr. Chrust is Chairman of the Association for Local Telecommunications Services, the national organization representing facilities-based competitive local exchange carriers and is the founder and President of SGC Advisory Services, Inc., a discretionary money-management service firm specializing in telecommunications and technology. Mr. Chrust is a graduate of Baruch College in New York.

      Michael J. Scharf was Chairman of the Board from December 1997 until April 1999. Mr. Scharf was also Chairman and Secretary of Worlds Acquisition Corp. from June 1997 until December 1997, when it was merged into the Company, and has been a director of the Company since that merger. Since 1993, he has been Chairman, Chief Executive Officer and President of Niagara Corp., a company engaged in the manufacturing and distribution of steel bars. From 1983 until 1989, Mr. Scharf was Chairman and Chief Executive Officer of Edgcomb Corporation, one of the largest independent metals service center and distribution companies in the United States. Mr. Scharf received an A.B. degree from Princeton University and an M.B.A. from Harvard Business School.

      Thomas Kidrin has been President, Chief Executive Officer, Secretary and Treasurer since December 1997. Mr. Kidrin was also President and a director of Worlds Acquisition Corp. from April 1997 to December 1997. He is Chairman and President of Datastream Corporation, a designer and developer of interactive products and services. From December 1991 to June 1996, Mr. Kidrin was a founder, director, and President of UC Television Network Corp., a company engaged in the design and manufacture of interactive entertainment/advertising networks in the college market under the brand name College Television Network(TM), the largest private network on college campuses in the United States. Mr. Kidrin attended Drake University and received a B.A. degree from the New School of Social Research.

      Kenneth A. Locker has been a director since December 1997 and prior thereto was a director of Worlds Acquisition Corp. Since June 1998 he has been a Senior Consultant to Intel Corporation on entertainment industry strategies and has also served as an advisor to Ziff Davis, Inc., an internet consulting company, and to Digital Evolution, Inc., a technology publishing company. From June 1996 to June 1998, he was the General Manager and Executive Producer for MGM Interactive, Inc., an interactive content and programming company, where he was responsible for creating and implementing the MGM Interactive online business strategy. From 1994 to March 1996, he was a founder and Vice President of the Company's predecessor and from 1993 to 1994, he was Senior Program Consultant for Ziff Davis Communications. From 1990 to 1993, Mr. Locker was Executive Vice President and Head of Production for RHI Entertainment, Inc., a television production company, which at the time was 50% owned by New Line Cinema. Mr. Locker is also on the Board of Directors of Softbank Forums, Inc., a technology publishing company which is a division of Softbank Corp. Mr. Locker received a B.A. degree from Johns Hopkins University and attended the Massachusetts Institute of Technology and Oxford University.

      Our audit committee is currently comprised of Michael Scharf and Kenneth Locker. The function of our audit committee is to recommend annually to the Board of Directors the appointment of our independent auditors; review with the independent auditors the scope of the annual audit and review their report relating thereto; review with the independent auditors our accounting practices and policies; review with the internal accountants and independent auditors our overall accounting and financial controls; and be available to independent auditors during the year for consultation.

      Messrs. Scharf, Locker and Steven Chrust serve on our compensation committee. The compensation committee administers our 1997 Incentive and Nonqualified Stock Option Plan to the extent not administered by the full Board of Directors, and reviews and makes recommendations with respect to compensation of officers, consultants and key employees.

      We do not have a standing Nominating Committee.

Indemnification of Directors and Officers


      Our by-laws includes certain provisions permitted pursuant to the New Jersey Business Corporation Act whereby our officers and directors are to be indemnified against certain liabilities. These provisions of the by-laws have no effect on any director's liability under Federal securities laws or the availability of equitable remedies, such as injunction or recession, for breach of fiduciary duty. Subject to approval by our shareholders at our next annual meeting, we also will amend our certificate of incorporation to limit the liability of our directors to the fullest extent permitted under the New Jersey Business Corporation Act. We believe that these provisions will facilitate our ability to continue to attract and retain qualified individuals to serve as our directors and officers.

      At present, there is no pending litigation or proceeding involving any of our directors, officers, employee or agents where indemnification might be required or permitted. We are unaware of any threatened litigation or proceeding that might result in a claim for such indemnification.

Compensation of Directors


      Directors receive no cash compensation for their services to the Company as directors, but are reimbursed for all reasonable costs incurred in attending meetings of the Board of Directors . Pursuant to our 1997 Incentive and Non-Qualified Stock Option Plan, a director who is not an employee of our company receives automatic grants of stock options upon his election or appointment as a director and upon each re-election as a director. Upon first becoming a director or upon re-election, each non-employee director is granted an option to purchase 5,000 shares. These options vest with respect to one-third of the shares on each of the first three anniversaries of the date of grant and, once vested, remain exercisable until the tenth anniversary of the date of grant. Each option is exercisable per share at the fair market value per share on the date of grant. In addition, each non-employee director was granted an option to purchase 60,000 shares on the date the Plan was adopted.


Consulting Agreement

      The Company has entered into a month-to-month consulting agreement with Steven A. Greenberg, a founder of Worlds Acquisition Corp. The agreement provides for monthly compensation of $15,000 plus reimbursement of reasonable expenses actually incurred. In addition to providing consulting services, Mr. Greenberg also makes his offices available to our employees at no extra cost.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT


      The following table sets forth, as of October 25, 1999, information regarding the beneficial ownership of our common stock based upon the most recent information available to us for (i) those persons or group of persona known by us to beneficially own more than five (5%) percent of our voting securities, (ii) each director and director-nominee of Worlds, (iii) each current executive officer whose compensation exceeded $100,000 in 19998, and
(iv) all executive officers and directors of Worlds, as a group.


                                                   Number of
                                                  Shares Owned
Name                                              Beneficially        % of Total
----                                              ------------        ----------
Steven Chrust(1)                                    1,181,000              6.4%
Michael J. Scharf(2)                                1,381,250              7.9%
Thomas Kidrin(2)                                    1,290,000              7.4%
Kenneth A. Locker(3)                                   53,333                *
Steven A. Greenberg                                 3,818,750             21.8%
All Executive Officers and Directors                3,905,583             21.0%
  as a Group (4 persons)(4)

----------

*     less than 1%


(1) Includes 1,000,000 shares underlying currently exercisable warrants owned by SGC Advisory Services, which are exercisable at a per-share price of $0.50. Also includes warrants to purchase 15,000 shares of common stock at $5.00 per share.

(2) Messrs. Scharf, Kidrin and Greenberg have agreed to vote shares owner by them for the election of Mr. Chrust as a director through March 2002.

(3) Represents shares of common stock issuable upon exercise of currently exercisable stock options, exercisable at per-share exercise prices of $0.50 (40,000 shares) and $1.00 (13,333 shares). Does not include options to purchase 46,667 shares which are not yet exercisable.

(4)   Includes the shares referred to in (1) and (3).

                             EXECUTIVE COMPENSATION


      The following table sets forth the compensation for the three fiscal years ended December 31, 1998, for the Company's Chief Executive Officer, the only executive officer whose compensation exceeded $100,000 for the fiscal year ended December 31, 1998.


--------------------------------------------------------------------------------
                                                                   Long-Term
                                     Annual Compensation(1)(2)   Compensation
--------------------------------------------------------------------------------
        (a)              (b)             (c)           (d)           (e)
--------------------------------------------------------------------------------
Name/Principal        Year Ended                                  Restricted
Position             December 31,     Salary($)      Bonus($)    Stock Awards
--------------------------------------------------------------------------------
Thomas Kidrin            1998          175,000         -0-            -0-
President and CEO        1997          21,903(3)       -0-            -0-
                         1996            -0-           -0-            -0-
--------------------------------------------------------------------------------

----------


(1) The above compensation does not include other personal benefits, the total value of which do not exceed $17,500 (the lesser of $50,000 or 10% of such person's or persons' cash compensation).


(2) Pursuant to the regulations promulgated by the SEC, the table omits columns reserved for types of compensation not applicable to us.


(3) Paid by us from December 3, 1997 to December 31, 1997. No compensation was paid to Mr. Kidrin our predecessor during the remainder of 1997 or in 1996.


1997 Stock Option Plan and Other Options


      The Board and the shareholders have adopted a 1997 Incentive and Non-Qualified Stock Option Plan ("Plan") as an incentive for, and to encourage share ownership by , the Company's directors, officers and other key employees and/or consultants and management of possible future acquired companies. The Plan provides that options to purchase a maximum of 1,000,000 shares of common stock, subject to adjustment in certain circumstances, may be granted. The Board has approved an increase in the number of shares of common stock available under the Plan to 3,000,000, subject to approval of such increase by our shareholders at our next annual meeting. . The Plan also allows for the granting of stock appreciation rights in tandem with, or independently of, stock options. Independent (stand-alone) grants of stock appreciation rights are not counted against the Plan limit. As of October 25, 1999, there were outstanding grants under the Plan of options to purchase an aggregate of 887,000 shares of common stock and grants for 75,000 shares had been exercised. The number of outstanding options includes options to purchase 60,000 shares for $0.50 each, held by Kenneth Locker, a director. If the amendment to the Plan is approved by our shareholders, there will be 2,038,000 additional shares available for grant under the Plan.

      The purpose of the Plan is to make both "incentive stock options" within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended, and non-qualified options and stock appreciation rights available to our officers, directors and other key employees and/or consultants in order to give such individuals a greater personal interest in our success and, in the case of employees, an added incentive to continue and advance in their employment.


      The Board designates those persons to receive grants under the Plan and determines the number of options and/or stock appreciation rights, as the case may be, to be granted . The price payable for the shares of common stock underlying each option will be fixed by the Board at the time of the grant, but, for incentive stock options, must be not less than 100% of the fair market value of common stock at the time the option is granted. The Board also determines the term and vesting schedule of all options and stock appreciation rights granted, provided that no option may be exercisable later than ten years after the date of grant.

      We also have outstanding other options to purchase an aggregate of 2,000,375 shares of our common stock. These securities are exercisable at prices ranging from $0.67 to $10.00. These options include options to purchase 1,000,000 shares for $0.50 each held by our Chairman of the Board, Steven Chrust.


Compliance with Section 16(a) of the Securities Exchange Act of 1934


      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers, directors and persons who beneficially own more than ten percent of a registered class of the Company's equity securities ("ten-percent shareholders") to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and ten-percent shareholders also are required to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms furnished to it, and written representations that no other reports were required, the Company believes that during the Company's fiscal year ended December 31, 1998, all its officers, directors and ten-percent shareholders complied with the Section 16(a) reporting Requirements, except that Mr. Locker made a late filing with respect to the grant to him of options to purchase 40,000 shares of common stock.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


      The Company has entered into a Financial Advisory and Consulting Agreement, dated March 23, 1999, with SGC Advisory Services, Inc., of which Mr. Chrust, the Company's Chairman, is the President and sole shareholder . The agreement continues through March 2002 and provides for an annual fee of $120,000. The annual fee will rise to $300,000 if the Company raises $5 million in cash from investors and the market value of its issued and outstanding common stock is at least $100 million. In addition, the Company granted warrants to SGC Advisory Services, Inc. to purchase 1,000,000 shares of common stock at $.50 per share. The warrants are exercisable through April 13, 2006 and contain anti-dilution provisions and both "demand" and "piggy-back" registration rights.

      In connection with the engagement of SGC Advisory Services, Inc., Messrs. Scharf, Kidrin and Greenberg agreed (i) to contribute to the Company for cancellation 318,750, 300,000 and 881,250 shares of common stock, respectively, and (ii) during the term of the consulting agreement, to vote any shares of common stock owned by them for the election of Mr. Chrust as a director.

      In June and August 1999, the Company sold an aggregate of 59 units of its securities in a private placement. Each unit cost $60,000 and consisted of 15,000 shares of common stock and warrants to purchase 7,500 shares of common stock (at an exercise price of $5.00 per share). Mr. Chrust purchased two units in this private placement.

      The Company entered into a month-to-month consulting agreement with Steven
A. Greenberg, a founder of Worlds Acquisition Corp., commencing December 1997. The agreement provides for monthly compensation of $15,000 plus reimbursement of reasonable expenses actually incurred. In addition to providing consulting services, Mr. Greenberg also makes his offices and support staff available to the Company at no extra cost. During 1997, Mr. Greenberg loaned $77,000 to Worlds Acquisition Corp. on an interest -free basis of which $73,000 was repaid as of December 31, 1998, and the balance was repaid as of June 30, 1999.


                      DISCLOSURE OF COMMISSION POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES


      Section 14A:3-5 of the New Jersey Business Corporation Act, as amended ("NJBCA"), authorizes us to indemnify any director or officer under certain prescribed circumstances and, subject to certain limitations, against certain costs and expenses, including attorneys' fees actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which such person is a party by reason of being one of our directors or officers if it is determined that such person acted in accordance with the applicable standard of conduct set forth in such statutory provisions. Our by-laws contains provisions providing for the indemnification of directors and officers to the full extent permitted by New Jersey Law. Out Board of Directors has unanimously approved and voted to recommend to the shareholders for their approval at our next annual meeting that our certificate of incorporation be amended to limit the liability of our directors to the fullest extent permitted by the NJBCA.


      We may also purchase and maintain insurance for the benefit of any director or officer which may cover claims for which we could not indemnify such person.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore unenforceable.

                            DESCRIPTION OF SECURITIES

Common Stock


      We are currently authorized by our certificate of incorporation to issue 30,000,000 shares of common stock, par value $.001 per share. Our Board of Directors has approved an amendment to our certificate of incorporation to increase the number of shares of common stock that we may issue to an aggregate of 65,000,000 shares , subject to the approval of this amendment by our shareholders at our next annual meeting.


      The holders of our common stock are entitled to one vote per share on all matters to be voted upon by our shareholders. The holders of common stock do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares can elect all of our directors. The holders of our common stock are entitled to receive such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefor. In the event we are liquidated or dissolved, the holders of our common stock are entitled to receive all assets available for distribution to the shareholders. The holders of common stock have no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to the common stock. All outstanding shares of common stock are, and the shares offered hereby are, validly issued, fully paid and nonassessable.


Preferred Stock

      Our Board of Directors has adopted and submitted to our shareholders for approval at our next annual meeting an amendment to our certificate of incorporation to authorize the issuance by us of up to 15,000,000 shares of preferred stock, par value $.001 per share. The preferred stock will be issuable in series, each series having such designations, preferences, and dividend, conversion, cumulative, relative, participating, optional and other rights, including voting rights, qualifications, limitations and restrictions as are determined by the Board. The issuance of one or more series of preferred stock could, depending upon the Board's determination of the rights and preferences of the series of preferred stock, (i) restrict the payment of dividends to holders of shares of common stock; (ii) dilute voting power of the holders of common stock to the extent that the holders of shares of preferred stock are given voting rights; (iii) dilute the equity interests and voting power of the holders of common stock if the preferred stock is convertible into common stock; and
(iv) restrict the distribution of assets to the holders of the common stock upon liquidation or dissolution and until the satisfaction of any liquidation preference granted to the holders of preferred stock.


Shares Available for Future Sale

      A large majority of our outstanding common stock may be deemed "restricted securities," as that term is defined under Rule 144 promulgated under the Securities Act. Such shares may be sold to the public, subject to volume restrictions, as described below. Commencing at various dates, these shares may be sold to the public without any volume limitations. The remaining outstanding shares of common stock are freely tradable.

      In general, under Rule 144 as currently in effect, subject to the satisfaction of certain other conditions, a person, including one of our affiliates, or persons whose shares are aggregated with affiliates, who has owned restricted shares of common stock beneficially for at least one year is entitled to sell, within any three-month period, a number of shares that does not exceed 1% of the total number of outstanding shares of the same class. In the event our shares are sold on an exchange or are reported on the automated quotation system of a registered securities association, you could sell during any three-month period the greater of such 1% amount or the average weekly trading volume as reported for the four calendar weeks preceding the date on which notice of your sale is filed with the SEC. Sales under Rule 144 are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about us. A person who has not been one of our affiliates for at least the three months immediately preceding the sale and who has beneficially owned shares of common stock for at least two years is entitled to sell such shares under Rule 144 without regard to any of the limitations described above.

Transfer Agent

      Continental Stock Transfer & Trust Company, 2 Broadway, New York, New York 10004, acts as Transfer Agent for our common stock.



Market for the Company's Securities


      Our common stock has been quoted on the OTC Bulletin Board since October 1998 under the symbol "WLDI."

      The following table sets forth, for the fiscal periods indicated, the high and low last sale prices of our common stock as reported on the OTC Bulletin Board. The quotes represent "inter-dealer " prices without adjustment or mark-ups, mark-downs or commissions and may not necessarily represent actual transactions.

Period Ended                                                     High      Low
------------                                                     ----      ---
December 31, 1998 ..........................................     $2.50     $0.75
March 31, 1999 .............................................      1.63      0.75
June 30, 1999 ..............................................      6.63      1.25
September 30, 1999 .........................................      4.63      2.46
October 1, 1999 through October 25, 1999 ...................      4.44      3.06

      The last sale price of our common stock on October 25, 1999 was $3.5625 per share. As of October 25, 1999, 17,550,381 shares of our common stock were outstanding and held by more than 1,000 beneficial holders.


      We have never paid a dividend on common stock and do not anticipate paying any dividends in the near future.

                              SELLING SHAREHOLDERS

      This Prospectus covers:


      o The sale from time to time of an aggregate of 2,609,500 shares of common stock by the persons indicated in this prospectus. All of these shares were issued by us to them in a private placement in December 1997.

      o The sale from time to time of an aggregate of 1,320,375 shares of common stock by the persons indicated in this prospectus. All of these shares are shares that have been or will be issued by us to them upon the exercise of options and warrants.

      o The sale from time to time of an aggregate of 905,083 shares of common stock by the persons indicated in this prospectus. All of these shares were issued by us to them in a private placement in June 1999.

      o The sale from time to time of an aggregate of 452,541 shares of common stock by the persons indicated in this prospectus. All of these shares are shares that would be issued by us to them upon the exercise of warrants issued in the June 1999 private placement.

      o The sale from time to time of 187,500 shares of common stock by the persons indicated in this prospectus. These shares were issued by us in connection with our recent transaction with Freeserve plc.




      The following tables set forth relevant information about the selling shareholders:

Shares Issued in 1997 Private Placement


--------------------------------------------------------------------------------
                                                                     Shares
                                               Shares     Shares      Owned
                   Name                         Held     Offered    After Sale
--------------------------------------------------------------------------------
Ian Barnett                                      2,700      2,700       0
--------------------------------------------------------------------------------
Jerome Baron                                     7,200      7,200       0
--------------------------------------------------------------------------------
Barington Capital Group, L.P.                   75,500     75,500       0
--------------------------------------------------------------------------------
Bear Stearns Securities Corp.
f/b/o Dan Brecher-IRA                            6,300      6,300       0
--------------------------------------------------------------------------------
Napier Brown Holdings, Ltd.                    120,000    120,000       0
--------------------------------------------------------------------------------
Lawrence Burstein(1)                            17,000     17,000       0
--------------------------------------------------------------------------------
Cameo Trust Corporation Limited                  4,000      4,000       0
--------------------------------------------------------------------------------
Cass & Co. - Magnum US Equity Fund              81,660     81,660       0
--------------------------------------------------------------------------------
Cass & Co. - Magnum Capital Growth Fund         40,830     40,830       0
--------------------------------------------------------------------------------
Cass & Co. - Magnum Tech Fund                   33,010     33,010       0
--------------------------------------------------------------------------------
Steven Chrust & Sharon Chrust JTWROS(2)         60,000     60,000       0
--------------------------------------------------------------------------------
Steven Chrust IRA(2)                            60,000     60,000       0
--------------------------------------------------------------------------------
CML Strategic Investment Fund, Ltd.             20,000     20,000       0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                                     Shares
                                               Shares     Shares      Owned
                   Name                         Held     Offered    After Sale
--------------------------------------------------------------------------------
Cowen & Company custodian FBO William Waters
IRA                                             25,000     25,000       0
--------------------------------------------------------------------------------
Dine Investors, L.P.                            60,000     60,000       0
--------------------------------------------------------------------------------
Domaco Venture Capital                             900        900       0
--------------------------------------------------------------------------------
Heidrun Eckes--Chantre                          95,800     95,800       0
--------------------------------------------------------------------------------
Engel Investors                                240,000    240,000       0
--------------------------------------------------------------------------------
Equity Interest Inc.                               900        900       0
--------------------------------------------------------------------------------
Leo I. George                                   90,000     90,000       0
--------------------------------------------------------------------------------
Charles L. & Donna Greenberg(4)                120,000    120,000       0
--------------------------------------------------------------------------------
Charles L. Greenberg IRA(4)                    120,000    120,000       0
--------------------------------------------------------------------------------
DLJSC, Custodian f/b/o Stewart Greisman         20,000     20,000       0
--------------------------------------------------------------------------------
Heptagon Capital Management, Inc.                  900        900       0
--------------------------------------------------------------------------------
International Capital Growth, Ltd.(3)          384,000    384,000       0
--------------------------------------------------------------------------------
Katarina Kalda                                   5,000      5,000       0
--------------------------------------------------------------------------------
Ronald Koenig(5)                                 1,500      1,500       0
--------------------------------------------------------------------------------
Elizabeth G. Konaxis                            40,000     40,000       0
--------------------------------------------------------------------------------
Joseph G. and Lillian P. Matulich(6)             8,000      8,000       0
--------------------------------------------------------------------------------
Steven Millner                                   6,800      6,800       0
--------------------------------------------------------------------------------
Robert E. Mullane                              120,000    120,000       0
--------------------------------------------------------------------------------
Patricia Bartlett Nemes                         30,000     30,000       0
--------------------------------------------------------------------------------
Barry Ridings                                    3,600      3,600       0
--------------------------------------------------------------------------------
Rosebud Capital Growth Fund, Ltd.              103,000    103,000       0
--------------------------------------------------------------------------------
Jonathan Rothschild                                900        900       0
--------------------------------------------------------------------------------
S-A Capital LLC                                 30,000     30,000       0
--------------------------------------------------------------------------------
Murray Slimowitz, IRA                           20,000     20,000       0
--------------------------------------------------------------------------------
Murray Slimowitz                                30,000     30,000       0
--------------------------------------------------------------------------------
Michael & Marjorie Stern JTWROS                240,000    240,000       0
--------------------------------------------------------------------------------
Peter Stern Family Trust U.A.D. 8/21/90        180,000    180,000       0
--------------------------------------------------------------------------------
Elizabeth Varabiev                               5,000      5,000       0
--------------------------------------------------------------------------------


----------

(1)   A former director prior to the mergers.

(2) Our Chairman. Does not include 1,000,000 shares underlying currently exercisable warrants held by an entity controlled by Mr. Chrust.

(3)   Placement Agent for the 1997 private offering.

(4) Charles Greenberg is the brother of Steven Greenberg, our principal stockholder.

(5)   Chairman and CEO of International Capital Growth, Ltd.

(6)   Parents of a Senior Vice President of International Capital Growth, Ltd.

         Shares Issued or Issuable Upon Exercise of Options and Warrants

--------------------------------------------------------------------------------
                                                                     Shares
                                             Shares       Shares      Owned
                   Name                       Held       Offered    After Sale
--------------------------------------------------------------------------------
Lawrence Burstein                           50,000(1)      50,000       0
--------------------------------------------------------------------------------
John Cattier                                50,000(1)      50,000       0
--------------------------------------------------------------------------------
Credo Interactive Inc.                      50,000(2)      50,000       0
--------------------------------------------------------------------------------
International Capital Growth Ltd.           85,375(3)      85,375       0
--------------------------------------------------------------------------------
Steven Millner                              50,000(1)      50,000       0
--------------------------------------------------------------------------------
SGC Advisory Services(4)                 1,000,000(5)   1,000,000       0
--------------------------------------------------------------------------------
Daniel Leahy                                10,000(6)      10,000       0
--------------------------------------------------------------------------------
Charles Greenberg(7)                        25,000(8)      25,000       0
--------------------------------------------------------------------------------

----------

(1) Represents shares issuable upon exercise of currently exercisable warrants, exercisable at a per-share price of $0.67. Mr. Cattier is an affiliate of Heptagon Capital Management.

(2) Represents shares issuable upon exercise of currently exercisable stock options, exercisable at a per-share price of $5.00.

(3) Represents shares issuable upon exercise of warrants, exercisable at a per-share price of $1.00. International Capital Growth was the placement agent for our December 1997 private placement.

(4)   SGC is owned by Mr. Chrust, Chairman of our Board.

(5) Represents shares issuable upon exercise of warrants, exercisable at a per-share price of $0.50.

(6) Represents 10,000 shares that have already been issued when the holder exercised options to purchase common stock at a per-share price of $1.00.

(7)   Brother of Steven Greenberg, our principal shareholder.

(8) Represents shares issuable upon exercise of warrants, exercisable at a per-share price of $1.00.

                   Shares Issued in 1999 Private Placement(1)


--------------------------------------------------------------------------------
                                                                     Shares
                                               Shares     Shares      Owned
                   Name                         Held     Offered    After Sale
--------------------------------------------------------------------------------
The Advent Fund L.L.C.                         157,500    157,500       0
--------------------------------------------------------------------------------
AMPM Enterprises                                22,500     22,500       0
--------------------------------------------------------------------------------
Robert Amster(6)                                 7,500      7,500       0
--------------------------------------------------------------------------------
Shelly Bergman                                  11,250     11,250       0
--------------------------------------------------------------------------------
Irwin H. Braunstein                             22,500     22,500       0
--------------------------------------------------------------------------------
Susana Bullrich                                 22,500     22,500       0
--------------------------------------------------------------------------------
Camelot Trust Corporation Limited               67,500     67,500       0
--------------------------------------------------------------------------------
James I. Cash                                   22,500     22,500       0
--------------------------------------------------------------------------------
Cass & Co. Magnum Capital Growth Fund           22,500     22,500       0
--------------------------------------------------------------------------------
Cass & Co. Magnum Tech Fund                     22,500     22,500       0
--------------------------------------------------------------------------------
Cass & Co. Magnum US Equity Fund                45,000     45,000       0
--------------------------------------------------------------------------------
Steven Chrust/Sharon Chrust(2)                  45,000     45,000       0
--------------------------------------------------------------------------------
David E. Dorman                                 22,500     22,500       0
--------------------------------------------------------------------------------
Mark Edelstein                                  22,500     22,500       0
--------------------------------------------------------------------------------
Wayne Eisenbaum                                 22,500     22,500       0
--------------------------------------------------------------------------------
Kenneth Frolick                                 22,500     22,500       0
--------------------------------------------------------------------------------
James C. Gale, Trustee f/b/o Ariana J. Gale     22,500     22,500       0
--------------------------------------------------------------------------------
Leo I. George                                   45,000     45,000       0
--------------------------------------------------------------------------------
GlobalNet Financial Com, Inc.                   67,500     67,500       0
--------------------------------------------------------------------------------
Jay Gottlieb                                    11,250     11,250       0
--------------------------------------------------------------------------------
Graubard Mollen & Miller(4)                     11,250     11,250       0
--------------------------------------------------------------------------------
Charles Greenberg(3) & Dana Greenberg           22,500     22,500       0
--------------------------------------------------------------------------------
Charles Greenberg(3) & Dana Greenberg           45,000     45,000       0
--------------------------------------------------------------------------------
Craig Greenberg                                 11,250     11,250       0
--------------------------------------------------------------------------------
Fred Greenberg                                  22,500     22,500       0
--------------------------------------------------------------------------------
Lori Greenberg                                  11,250     11,250       0
--------------------------------------------------------------------------------
Paul Hochhauser                                 22,500     22,500       0
--------------------------------------------------------------------------------
Hillswood Holdings Limited                      45,000     45,000       0
--------------------------------------------------------------------------------
Ira Holtz                                       22,500     22,500       0
--------------------------------------------------------------------------------
Peter Hyman                                     22,500     22,500       0
--------------------------------------------------------------------------------
Herman Kagan                                    22,500     22,500       0
--------------------------------------------------------------------------------
James E. Lambert                                45,000     45,000       0
--------------------------------------------------------------------------------
The Lawrence Trust                              11,250     11,250       0
--------------------------------------------------------------------------------
Stanley Muss                                    45,000     45,000       0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                                     Shares
                                               Shares     Shares      Owned
                   Name                         Held     Offered    After Sale
--------------------------------------------------------------------------------
Needham Capital Group                           11,250     11,250       0
--------------------------------------------------------------------------------
Patricia Bartlett Nemes                         22,500     22,500       0
--------------------------------------------------------------------------------
Christiane Olsen                                22,500     22,500       0
--------------------------------------------------------------------------------
Harold Rothstein                                22,500     22,500       0
--------------------------------------------------------------------------------
Rush & Co.                                      22,500     22,500       0
--------------------------------------------------------------------------------
Lawrence Siebert                                10,250     10,250       0
--------------------------------------------------------------------------------
Murray Slimowitz                                22,500     22,500       0
--------------------------------------------------------------------------------
Joseph Stansky                                  11,250     11,250       0
--------------------------------------------------------------------------------
Gary Tobin(5)                                   11,250     11,250       0
--------------------------------------------------------------------------------
Stonehage                                       67,500     67,500       0
--------------------------------------------------------------------------------
Summit Bank Trustee (Cynthia Cohn)              22,500     22,500       0
--------------------------------------------------------------------------------
Summit Bank Trustee (Hannah & Samuel Cohn
Memorial Foundation)                            22,500     22,500       0
--------------------------------------------------------------------------------
Wel Partners                                     1,125      1,125       0
--------------------------------------------------------------------------------
Raphael Wizman                                  22,500     22,500       0
--------------------------------------------------------------------------------


----------


(1) Each person set forth above purchased units or a fraction of a unit in our recent private placement or which issued Units in consideration for services rendered to us. Each unit consisted of 15,000 shares of common stock and warrants to purchase 7,500 shares of common stock. The number of shares set forth in the above table represents both shares of common stock and shares issuable upon exercise of warrants.


(2) Our Chairman. Does not include 1,000,000 shares underlying currently exercisable warrants held by an entity controlled by Mr. Chrust.

(3)   Brother of Steven A. Greenberg, our principal shareholder.


(4) Issued in consideration of certain legal services rendered to us. GM&M is our general counsel.


(5) Issued in consideration of certain public relations services rendered to us.


(6)   Issued in consideration of certain consulting services rendered to us.


                              PLAN OF DISTRIBUTION

      The sale of the shares of common stock by the selling shareholders may be effected by them from time to time in the over-the-counter market or in such other public forum where our shares are publicly traded or listed for quotation. These sales may be made in negotiated transactions through the timing of options on the shares, or through a combination of such methods of sale, at fixed prices, which may be charged at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The selling shareholders may effect such transactions by selling the shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling shareholders and/or the purchasers of the shares for which such broker-dealer may act as agent or to whom they sell as principal, or both. The compensation as to a particular broker-dealer may be in excess of customary compensation.

      The selling shareholders and any broker-dealers who act in connection with the sale of the shares hereunder may be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and any profit on any sale of the shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act.

      Other than the costs of preparing this prospectus and a registration fee to the SEC, we are not paying any costs relating to the sales by the selling shareholders. Each of the selling shareholders, or their transferees, and intermediaries to whom such securities may be sold may be deemed to be an "underwriter" of the common stock offered hereby, as that term is defined under the Securities Act. Each of the selling shareholders, or their transferees, may sell these shares from time to time for his own account in the open market at the prices prevailing therein, or in individually negotiated transactions at such prices as may be agreed upon. The net proceeds from the sale of these shares by the selling shareholders will inure entirely to their benefit and not to that of us.

      Except as indicated below, none of the selling shareholders has held any position or office, or had any material relationship with us or any of our predecessors or affiliates within the last three years, and none will own any of our outstanding common stock after completion of the offering of such shares. The shares reflected by each selling shareholder is based upon information provided to us by our transfer agent and from other available sources in August 1999.


      These shares may be offered for sale from time to time in regular brokerage transactions in the over-the-counter market, or, either directly or through brokers or to dealers, or in private sales or negotiated transactions, or otherwise, at prices related to the then prevailing market prices. Thus, they may be required to deliver a current prospectus in connection with the offer or sale of their shares. In the absence of a current prospectus, if required, these shares may not be sold publicly without restriction unless held for two years, or after one year subject to volume limitations and satisfaction of other conditions. The selling shareholders have been advised that Rules 10b-6 and 10b-7 of the General Rules and Regulations promulgated under the Securities Exchange Act of 1934 will be applicable to their sales of these shares. These rules contain various prohibitions against trading by persons interested in a distribution and against so-called "stabilization" activities.


      The selling shareholders, or their transferees, might be deemed to be "underwriters" within the meaning of Section 2(11) of the Act and any profit on the resale of these shares as principal might be deemed to be underwriting discounts and commissions under the Act. Any sale of these shares by selling shareholders, or their transferees, through broker-dealers may cause the broker-dealers to be considered as participating in a distribution and subject to Rule 10b-6 promulgated under the Securities Exchange Act of 1934, as amended. If any such transaction were a "distribution" for purposes of Rule 10b-6, then such broker-dealers might be required to cease making a market in our equity securities for either two or nine trading days prior to, and until the completion of, such activity.

                                  LEGAL MATTERS

      Certain legal matters in connection with this offering are being passed upon by the law firm of Graubard Mollen & Miller, New York, New York.

                                     EXPERTS


      Our audited financial statements as of December 31, 1998 and 1997 and for the fiscal years then ended are included herein and in the registration statement in reliance upon the reports of BDO Seidman, LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing. Such reports contain an explanatory paragraph regarding our ability to continue as a going concern.

                                                                     Worlds Inc.
                                                            (a development stage
                                                                     enterprise)

                                                            Financial Statements
                      Period from April 8, 1997 (Inception) to December 31, 1997 and Year Ended December 31, 1998

                                                                     Worlds Inc.
                                                            (a development stage
                                                                     enterprise)

================================================================================
                                                            Financial Statements
                      Period from April 8, 1997 (Inception) to December 31, 1997 and Year Ended December 31, 1998

                                                                     Worlds Inc.
                                                (a development stage enterprise)

                                                                        Contents

================================================================================

Worlds Inc. (the "Company")

Report of independent certified public accountants                           F-3

Financial statements:
  Balance sheets                                                             F-4
  Statements of operations                                                   F-5
  Statements of stockholders' deficit                                        F-6
  Statements of cash flows                                                   F-7
  Summary of accounting policies                                      F-8 - F-11
  Notes to financial statements                                      F-12 - F-23

Worlds Inc. ("Predecessor")
  [Predecessor company - information prior to date of merger with the Company herein disclosed]:

Report of independent certified public accountants                          F-26

Financial statements:
  Balance sheet                                                             F-27
  Statements of operations                                                  F-28
  Statements of stockholders' deficit                                       F-29
  Statements of cash flows                                                  F-30
  Summary of accounting policies                                     F-31 - F-33
  Notes to financial statements                                      F-34 - F-45

Report of Independent Certified Public Accountants

Worlds Inc.
Boston, Massachusetts

We have audited the accompanying balance sheets of Worlds Inc. (the "Company") (a development stage enterprise) as of December 31, 1997 and 1998, and the related statements of operations, stockholders' deficit and cash flows for the period from April 8, 1997 (inception) to December 31, 1997 and for the year ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Worlds Inc. at December 31, 1997 and 1998 and the results of its operations and its cash flows for the period from April 8, 1997 (inception) to December 31, 1997 and for the year ended December 31, 1998, in conformity with generally accepted accounting principles.

As discussed in Note 1, the accompanying financial statements have been prepared assuming Worlds Inc. will continue as a going concern. The Company is in the development stage, has a stockholders' deficit, has had minimal revenues from operations and will require substantial additional funds for development and marketing of its products. These matters raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ BDO Seidman, LLP

New York, New York

March 26, 1999

                                                                     Worlds Inc.
                                                (a development stage enterprise)

                                                                  Balance Sheets

================================================================================

December 31,                                               1997           1998
--------------------------------------------------------------------------------
Assets
Current:
  Cash and cash equivalents                         $ 3,541,829    $ 1,581,764
  Prepaid expenses and other current assets              74,713         53,486
  Inventory                                                  --         58,516
--------------------------------------------------------------------------------
      Total current assets                            3,616,542      1,693,766
Property, equipment and software development,
  net of accumulated depreciation and
  amortization (Note 5)                                 209,452        214,246
--------------------------------------------------------------------------------
                                                    $ 3,825,994    $ 1,908,012
================================================================================
Liabilities and Stockholders' Deficit
Current:
  Accounts payable (Note 11)                        $   568,707    $   319,906
  Accrued expenses (Note 11)                            592,250        446,333
  Advanced customer billings (Note 11)                  436,140             --
  Current maturities of notes payable (Note 6)          269,333        246,648
--------------------------------------------------------------------------------
      Total current liabilities                       1,866,430      1,012,887
Long-term portion, notes payable (Note 6)             1,968,333      1,875,018
--------------------------------------------------------------------------------
      Total liabilities                               3,834,763      2,887,905
--------------------------------------------------------------------------------
Commitments (Note 7)
Stockholders' deficit (Notes 2, 3 and 8):
  Common stock, $.001 par value - shares
    authorized 30,000,000; issued 16,119,996
    and 18,031,996                                       16,120         18,032
  Additional paid-in capital                          6,661,582      8,401,970
  Deficit accumulated during the development
    stage                                            (6,686,471)    (9,335,152)
--------------------------------------------------------------------------------
                                                         (8,769)      (915,150)
  Treasury stock, at cost, 113,465 shares
    (Note 2)                                                 --        (64,743)
--------------------------------------------------------------------------------
      Total stockholders' deficit                        (8,769)      (979,893)
--------------------------------------------------------------------------------
                                                    $ 3,825,994    $ 1,908,012
================================================================================

                                 See accompanying summary of accounting policies
                                              and notes to financial statements.

                                                                     Worlds Inc.
                                                (a development stage enterprise)

                                                        Statements of Operations

================================================================================

                                                                              Cumulative,
                                               Period from                    period from
                                                 April 8,                      April 8,
                                                   1997                          1997
                                               (inception)                    (inception)
                                                    to          Year ended        to
                                               December 31,    December 31,   December 31,
                                                 1997(a)           1998         1998(a)
-------------------------------------------------------------------------------------------
Net revenues                                    $     1,420    $    29,110    $     30,530
Costs and expenses:
  Cost of revenues                                       --        (29,279)        (29,279)
  Selling, general and administrative              (675,030)    (2,650,703)     (3,325,733)
  Research and development                               --       (992,932)       (992,932)
  Acquired research and development
    (Note 1)                                     (6,135,538)            --      (6,135,538)
-------------------------------------------------------------------------------------------
      Operating loss                             (6,809,148)    (3,643,804)    (10,452,952)
Other income (expenses):
  Gain resulting from reversal of
    certain predecessor liabilities
    (Note 11)                                            --        810,140         810,140
  Interest income                                    13,593        124,006         137,599
  Interest expense                                  (16,692)      (111,570)       (128,262)
-------------------------------------------------------------------------------------------
      Loss before extraordinary item             (6,812,247)    (2,821,228)     (9,633,475)
Extraordinary item - gain on debt
  settlement (Note 10)                              125,776        172,547         298,323
-------------------------------------------------------------------------------------------
Net loss                                        $(6,686,471)   $(2,648,681)   $ (9,335,152)
===========================================================================================
Loss per share (basic and diluted) (Note 12):
    Loss before extraordinary item              $      (.73)   $      (.16)
    Extraordinary item                                  .01            .01
---------------------------------------------------------------------------
      Net loss per share (basic and diluted)    $      (.72)   $      (.15)
===========================================================================
Weighted average common shares outstanding:
    Basic and diluted                             9,336,569     17,170,288
===========================================================================

----------
(a) Includes the results of Predecessor and Academic which were merged into the Company on December 3, 1997.
================================================================================

                                 See accompanying summary of accounting policies
                                              and notes to financial statements.

                                                                     Worlds Inc.
                                                (a development stage enterprise)

                                             Statements of Stockholders' Deficit
                                                                        (Note 8)
================================================================================

Period from April 8, 1997 (inception) to December 31, 1998
--------------------------------------------------------------------------------

                                                                              Deficit
                                                                            accumulated
                                    Common stock                             during the                            Total
                                -------------------        Additional       development                        stockholders'
                                  Shares     Amount     paid-in capital        stage         Treasury stock       deficit
----------------------------------------------------------------------------------------------------------------------------
Issuance of common stock
   to founding stockholders      8,400,000   $ 8,400      $   195,600       $        --       $        --       $   204,000
Sale of shares in private
   offering memorandum
   and shares issued to
   placement agent, net
   (Note 3)                      4,810,000     4,810        3,689,866                --                --         3,694,676
Issuance of shares to
   Academic Computer
   Systems, Inc. (Note 2)          910,000       910          557,116                --                --           558,026
Issuance of shares pursuant
   to merger with
   predecessor (Note 2)          1,999,996     2,000        1,998,000                --                --         2,000,000
Capital contribution
   resulting from
   forgiveness of debt to
   shareholders of
   predecessor (Note 6)                 --        --          221,000                --                --           221,000
Net loss for the period
   April 8 to December 31,
   1997                                 --        --               --        (6,686,471)               --        (6,686,471)
----------------------------------------------------------------------------------------------------------------------------
Balance, December 31,
   1997                         16,119,996    16,120        6,661,582        (6,686,471)               --            (8,769)
Sale of shares in private
   offering memorandum
   (January 1998) (Note 3)          30,000        30           26,470                --                --            26,500
Sale of shares in public
   offering of common
   stock, net (June 1998)
   (Note 3)                      1,832,000     1,832        1,713,968                --                --         1,715,800
Conversion of 113,465
   shares to certain
   stockholders
   (June 1998) (Note 2)                 --        --               --                --           (64,743)          (64,743)
Conversion of employee
   stock options into shares
   (October 1998) (Note 8)          50,000        50              (50)               --                --                --
Net loss for the year ended
   December 31, 1998                    --        --               --        (2,648,681)               --        (2,648,681)
----------------------------------------------------------------------------------------------------------------------------
Balance, December 31,
   1998                         18,031,996   $18,032      $ 8,401,970       $(9,335,152)      $   (64,743)      $  (979,893)
============================================================================================================================

                                 See accompanying summary of accounting policies
                                              and notes to financial statements.

                                                                     Worlds Inc.
                                                (a development stage enterprise)

                                                        Statements of Cash Flows
                                                                       (Note 13)

================================================================================

                                                                           Cumulative,
                                              Period from                  period from
                                               April 8,                      April 8,
                                                 1997                          1997
                                              (inception)                  (inception)
                                                  to        Year ended          to
                                             December 31,  December 31,    December 31,
                                                 1997          1998            1998
---------------------------------------------------------------------------------------
Cash flows from operating activities:
  Net loss                                   $(6,686,471)   $(2,648,681)   $(9,335,152)
---------------------------------------------------------------------------------------
  Adjustments to reconcile net loss to net
    cash used in operating activities:
      Loss on disposal of fixed assets                --         54,041         54,041
      Depreciation and amortization               16,323        129,752        146,075
      Gain resulting from reversal of
        certain predecessor liabilities               --       (810,140)      (810,140)
      Gain on debt settlement                   (125,776)      (172,547)      (298,323)
      Acquired research and development        6,135,538             --      6,135,538
      Allowance for doubtful accounts               (538)           538             --
      Changes in operating assets and
        liabilities, net of effects
        from merger with Predecessor
        and Academic:
         Inventory                                    --        (58,516)       (58,516)
         Prepaid expenses and other assets        93,716         20,689        114,405
         Accounts payable and accrued
           expenses                              214,361        151,829        366,190
---------------------------------------------------------------------------------------
           Total adjustments                   6,333,624       (684,354)     5,649,270
---------------------------------------------------------------------------------------
           Net cash used in operating
             activities                         (352,847)    (3,333,035)    (3,685,882)
---------------------------------------------------------------------------------------
Cash flows from investing activities:
  Acquisition of property and equipment               --        (28,587)       (28,587)
  Additions to software development costs             --       (160,000)      (160,000)
---------------------------------------------------------------------------------------
           Net cash used in investing
             activities                               --       (188,587)      (188,587)
---------------------------------------------------------------------------------------
Cash flows from financing activities:
  Proceeds from sale of common stock
    to founding stockholders                     204,000             --        204,000
  Proceeds from sale of common stock
    in private offering memorandum             3,694,676         26,500      3,721,176
  Proceeds from sale of common stock
    in public offering                                --      1,715,800      1,715,800
  Payment of conversion price of
    shares to certain stockholders                    --        (64,743)       (64,743)
  Payments on note payable                        (4,000)      (116,000)      (120,000)
---------------------------------------------------------------------------------------
           Net cash provided by
             financing activities              3,894,676      1,561,557      5,456,233
---------------------------------------------------------------------------------------
Net increase (decrease) in cash and
  cash equivalents                             3,541,829     (1,960,065)     1,581,764
Cash and cash equivalents, beginning
  of period                                           --      3,541,829             --
---------------------------------------------------------------------------------------
Cash and cash equivalents, end of
  period                                     $ 3,541,829    $ 1,581,764    $ 1,581,764
=======================================================================================

                                 See accompanying summary of accounting policies
                                              and notes to financial statements.

                                                                     Worlds Inc.
                                                (a development stage enterprise)

                                                  Summary of Accounting Policies

================================================================================

Definitions                   The Company is the resulting entity of two
                              contemporaneous mergers (the "Mergers") of Worlds
                              Inc., a Delaware corporation ("Predecessor"), with and into Worlds Acquisition Corp., a Delaware corporation ("WAC"), and WAC with and into Academic Computer Systems, Inc., a New Jersey corporation ("Academic"), which changed its name to Worlds Inc. (see Note 2). While Academic was the legal entity that survived the Mergers, WAC was the accounting acquiror in both Mergers. The
                              Company's fiscal year-end is December 31.

                              The term the "Company," as used herein, refers to the consolidated entity resulting from the two contemporaneous Mergers, as well the pre-merger Predecessor, WAC and Academic; however, Predecessor, WAC and Academic are hereinafter sometimes referred to separately as the context requires.

Nature of Business            WAC was incorporated on April 8, 1997 to design,
                              develop and market three-dimensional ("3D") music oriented Internet sites on the World Wide Web.
                              These web sites are anticipated to utilize 3D technologies developed by Predecessor.

Basis of Presentation         The financial statements include the results of
                              Predecessor and Academic from December 3, 1997, the date of the Mergers (the "Merger Date").

                              The financial statements have been prepared in accordance with the provisions of Statement of Financial Accounting Standards ("SFAS") No. 7, "Accounting and Reporting by Development Stage Enterprises," which requires development stage enterprises to employ the same accounting principles as operating companies.

                                                                     Worlds Inc.
                                                (a development stage enterprise)

                                                  Summary of Accounting Policies

================================================================================

Fair Value of Financial       The carrying amounts of financial instruments,
Instrument                    including cash and short-term debt, approximated
                              fair value as of December 31, 1998 because of the relatively short maturity of the instruments. The carrying value of long-term debt, including the current portion, approximates fair value as of December 31, 1998, based upon estimates for similar s debt issues.

Use of Estimates              The preparation of financial statements in
                              conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Cash and Cash                 Cash and cash equivalents are comprised of highly
Equivalents                   liquid money market instruments, which have
                              original maturities of three months or less at the time of purchase.

Property and Equipment        Property and equipment are stated at cost.
                              Depreciation is calculated using the straight-line method over the estimated useful lives of the assets, which range from two to five years.

Revenue Recognition           Revenue from technology development and licensing
                              contracts is recognized upon the attainment of contractual milestones (approximating the percentage-of-completion method). Cash received in advance of revenues earned is recorded as deferred revenue.

Inventory                     Inventory consists of merchandise held for resale
                              and is valued at the lower of cost or market or a first-in, first-out (FIFO) basis.

                                                                     Worlds Inc.
                                                (a development stage enterprise)

                                                  Summary of Accounting Policies

================================================================================

Software Development          In accordance with the provisions of Statement of
Costs                         Financial Accounting Standards (SFAS) No. 86
                              "Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed", software development costs incurred by the Company subsequent to establishing technological feasibility of the resulting product or enhancement and until the product is available for general release to customers are capitalized and carried at the lower of unamortized cost or net realizable value. Net realizable value is determined based on estimates of future revenues to be derived from the sale of the software product reduced by the costs of completion and disposing of the product. During the fourth quarter of 1998 technological feasibility of the company's software was established. In this regard
                              $160,000 was capitalized and included in property, equipment and software development as of December
                              31, 1998. Amortization of the costs capitalized will commence in 1999 and will be based on current and anticipated future revenues for each product or enhancement with an annual minimum equal to straight-line amortization over the remaining estimated economic life of the product or enhancement.

Research and                  Research and development costs are expensed as
Development Costs             incurred.

Income Taxes                  The Company uses the liability method of
                              accounting for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes."
                              Deferred income tax assets and liabilities are recognized based on the temporary differences between the financial statement and income tax bases of assets, liabilities and carryforwards using enacted tax rates. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

                                                                     Worlds Inc.
                                                (a development stage enterprise)

                                                  Summary of Accounting Policies

================================================================================

Loss Per Share                In 1997, the FASB's SFAS No. 128, "Earnings per
                              Share," replaced the calculation of primary and fully diluted earnings (loss) per share with basic and diluted earnings (loss) per share. Unlike primary earnings per share, basic earnings per share excludes any dilutive effects of options, warrants and convertible securities. Diluted earnings per share is very similar to the previously reported fully diluted earnings per share. The loss per share amounts have been presented to conform to SFAS No. 128 requirements.
                              The common stock equivalents which would arise from the exercise of stock options and warrants are excluded from calculation of diluted loss per share since their effect is anti-dilutive.
                              Therefore, the amounts reported for basic and diluted loss per share are the same.

Stock-Based                   In October 1995, the FASB issued SFAS No. 123,
Compensation                  "Accounting for Stock-Based Compensation" ("SFAS
                              No. 123"). SFAS No. 123 encourages entities to adopt the fair value method in place of the provisions of Accounting Principles Board Opinion
                              No. 25, "Accounting for Stock Issued to Employees"
                              ("APB No. 25"), for all arrangements under which employees receive shares of stock or other equity instruments of the employer or the employer incurs liabilities to employees in amounts based on the price of its stock. The Company has not adopted the fair value method encouraged by SFAS No. 123 and will continue to account for such transactions in accordance with APB No. 25.

Comprehensive Income          Effective January 1, 1998, the Company adopted
                              SFAS No. 130, "Reporting Comprehensive Income", which establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Adoption of the standard has had no effect on financial statement disclosures since there were no items of comprehensive income during the periods presented.

                                                                     Worlds Inc.
                                                (a development stage enterprise)

                                                  Summary of Accounting Policies

================================================================================

                                                                     Worlds Inc.
                                                (a development stage enterprise)

                                                   Notes to Financial Statements

================================================================================

1.    Going Concern           As discussed in Note 3, the Company completed a
                              private placement raising gross proceeds of $4,415,000, consummated a merger agreement with a development stage enterprise, Predecessor, and completed a public offering in June 1998 raising gross proceeds of $1,832,000. Predecessor had not generated significant revenues from operations and had an accumulated deficit from inception to the Merger Date of $21,236,139 and a capital deficit of $4,135,538. The acquisition of Predecessor by the Company was accounted for as a purchase.
                              Accordingly, $6,135,538, the portion of the purchase allocable to in-process research and development projects that had not reached technological feasibility and had no probable alternative future uses, was expensed by the Company at the date of merger.

                              The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company is in the development stage and has had minimal revenues from operations since the series of merger transactions. The Company anticipates that it currently has only a portion of the funds necessary to complete product development and commercialization. There can be no assurance that the Company will be able to obtain the substantial additional capital resources necessary to pursue its business plan or that any assumptions relating to its business plan will prove to be accurate. The Company is pursuing sources of additional financing and there can be no assurance that any such financing will be available to the Company on commercially reasonable terms, or at all. Any inability to obtain additional financing will have a material adverse effect on the Company, including possibly requiring the Company to significantly curtail or cease operations.

                              These factors raise substantial doubt about the ability of the Company to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                                                     Worlds Inc.
                                                (a development stage enterprise)

                                                   Notes to Financial Statements

================================================================================

  2.    The Mergers       On December 3, 1997, Predecessor was merged with and
                          into WAC in a series of related transactions which included a simultaneous capital transaction between the Company and Academic (the "Mergers") and a private offering of WAC's securities (the "Private
                          Placement"). In both the merger with Predecessor and the capital transaction with Academic, WAC was the acquiror for accounting purposes.

                          The acquisition of Predecessor was accounted for as a purchase whereby all of the common and preferred stock of Predecessor were exchanged for 1,999,996 shares of WAC. The shares issued to Predecessor common and preferred shareholders were valued at $1.00 per share which represented the share value in the private placement that occurred during this time period (see
                          Note 3); a purchase price of approximately $2,000,000. The exchange ratio was determined after extensive negotiation between management of Predecessor and WAC. Predecessor was a development stage company, had not generated significant revenues from operations and had an accumulated deficit from inception to December 3, 1997 of $21,236,139 and a capital deficit of $4,135,538. The assets acquired of Predecessor (cash, prepaid expenses, property and equipment) were recorded at fair market value which approximated book value at December 3, 1997, and, as discussed in Note 1 above, since technological feasibility of the various Predecessor technologies acquired had not been established, the excess purchase price over Predecessor's capital deficit of $6,135,538 was expensed as acquired research and development.

                          Academic was an inactive company with no operations. The value assigned to the 910,000 shares in the capital transaction with Academic on December 3, 1997 represented Academic's net tangible assets (primarily cash) of $558,026. During June 1998, 113,465 shares of common stock were converted at $0.57 per share ($64,743) as a result of certain stockholders dissenting with respect to the Academic/WAC capital transaction of December 3, 1997. Such reacquired shares have been classified as treasury stock in the accompanying balance sheets.

                          While no trading market existed for the securities of Academic, the Company's common stock is traded on the Bulletin Board.

                                                                     Worlds Inc.
                                                (a development stage enterprise)

                                                   Notes to Financial Statements

================================================================================

 3.     Private Placement The Private Placement called for WAC to offer for sale
        and Public        a maximum of 50 units (57-1/2 with the
        Offering          over-allotment), each consisting of 120,000 shares of
                          WAC's common stock (the "Units") at a price of $120,000 per Unit. In connection with the Private
                          Placement, the placement agent was to receive one warrant to purchase one share of WAC's common stock at $1 per share for every $40 of gross proceeds from the sale of the Units. On November 21, 1997, WAC sold
                          31.67 Units with gross proceeds of $3,800,000
                          (3,800,000 shares) (the "Initial Private Placement
                          Closing") and the placement agent was issued 425,000 shares of common stock. On December 31, 1997, the Company sold 4.88 Units with gross proceeds of $585,000 (585,000 shares). On January 2, 1998 a further 30,000 shares were issued with gross proceeds of $30,000. Cumulative net proceeds, after commissions and expenses of the offering, aggregated $3,721,176.

                          WAC agreed to include the shares of common stock underlying the Units sold in the Private Placement (the "Private Placement Shares") in a registration statement to be filed with the Securities and Exchange Commission (the "SEC"). Such registration statement was declared effective on May 1, 1998. During June 1998, WAC sold 1,832,000 shares in a public offering of its stock and received gross proceeds of $1,832,000. Net proceeds, after commissions of this offering, aggregated $1,715,800.

  4.    Agreement and     On June 25, 1998, the Company entered into an
        Plan of Merger    agreement and plan of merger and  reorganization  (the
                          "Agreement") with Unity First Acquisition Corp., a
                          Delaware corporation ("Unity"), whereby Unity would acquire all of the outstanding shares of the Company in exchange for shares of its own common stock. The acquisition called for each share of the Company's stock being converted into .357 shares of Unity's common stock. At that point, the Company would "reverse-merge" into Unity which would then change its name to "Worlds Inc." The Agreement was, among other conditions, subject to approval by both Unity and the Company's stockholders.

                                                                     Worlds Inc.
                                                (a development stage enterprise)

                                                   Notes to Financial Statements

================================================================================

                          On October 29, 1998, the Company's stockholders voted in favor of the Agreement, however, Unity did not obtain the super majority of 80% required by Unity's Charter, thereby canceling the proposed plan of merger and reorganization.

  5.    Property,         A summary of property, equipment and software
        Equipment and     development at December 31, 1997 and 1998 is as
        Software          follows:
        Development

                          December 31,                     1997            1998
                         -------------------------------------------------------
                         Computers, software
                           and equipment               $650,557        $426,796
                         Software development
                           costs                             --         160,000
                         -------------------------------------------------------
                                 Total                  650,557         586,796
                         Less:  Accumulated
                                  depreciation
                                  and amortization      441,105         372,550
                         -------------------------------------------------------
                                                       $209,452        $214,246
                         =======================================================

                                                                     Worlds Inc.
                                                (a development stage enterprise)

                                                   Notes to Financial Statements

================================================================================

  6.   Notes Payable      Long-term debt at December 31, 1997 and 1998 consists
                          of the following:

                         December 31,                          1997        1998
                         -------------------------------------------------------
                         Convertible promissory notes
                           payable - stockholders,
                           maturing December 3, 2000,
                           plus interest at 7.5%
                           compounded annually. The
                           notes are convertible into
                           shares of the Company's
                           common stock as follows:
                           from December 4, 1998 to
                           December 3, 1999 at $5.00
                           per share and after
                           December 4, 1999 at $5.625
                           per share. (Stockholders
                           granted forgiveness of
                           accrued interest of
                           $106,000 on this debt which
                           had previously been assumed
                           as an accrued expense in
                           the merger - see (a) below).  $1,685,000  $1,685,000
                         Note payable - technology
                           obligation (noninterest
                           bearing), payable in
                           monthly installments of
                           $3,333 until November 2001       186,666     186,666
                         Note payable - stockholder,
                           payable in monthly
                           installments of $6,944
                           until December 2000, plus
                           interest at 8%.
                           (Stockholder granted
                           forgiveness of $115,000
                           which had previously been
                           assumed as an account
                           payable in the merger - see
                           (a) below).                      250,000     250,000
                         Note payable - investment
                           banker, payable in monthly
                           installments of $2,000
                           until September 1998, with
                           a final payment of
                           $100,000, plus interest at
                           8%.                              116,000          --
                         -------------------------------------------------------
                                                          2,237,666   2,121,666
                         Less:  Current maturities          269,333     246,648
                         -------------------------------------------------------
                              Long-term portion          $1,968,333  $1,875,018
                         =======================================================

                         ----------
                          (a) As a result of the mergers discussed in Note 2, the Company was granted forgiveness of debt by certain stockholders of Predecessor. Such forgiveness, aggregating $221,000, was accounted for as a contribution of capital to the Company for the period ended December 31, 1997.

                                                                     Worlds Inc.
                                                (a development stage enterprise)

                                                   Notes to Financial Statements

================================================================================

                          Approximate maturities of long-term debt over the next four years are as follows:

                         Year ended December 31,
                         -------------------------------------------------------
                         1999                                       $   246,648
                         2000                                         1,808,340
                         2001                                            39,996
                         2002                                            26,682
                         =======================================================

 7.     Commitments       (a)  During September 1997, the Company
                               commenced leasing of office space in Boston under a noncancellable operating lease expiring in September 2000. Minimum rentals under this lease are approximately as follows:

                              Year ending December 31,
                              --------------------------------------------------
                              1999                                     $50,000
                              2000                                      34,400
                              --------------------------------------------------
                              Total minimum payments                   $84,400
                              ==================================================

                               Rent expense for the period ended December 31, 1997 and the year ended December 31, 1998 was approximately $21,000 and $112,000, respectively.

                          (b) The Company anticipates entering into an employment agreement with its president that calls for minimum annual compensation of $175,000. Bonuses will be determined at the discretion of the Board of Directors. The agreement is anticipated to expire in December 2000.

                                                                     Worlds Inc.
                                                (a development stage enterprise)

                                                   Notes to Financial Statements

================================================================================

 8.     Stockholders'     Common Stock Split
        Deficit
                          On September 15, 1997, the Company's Board of
                          Directors approved a two-for-one split of the common stock. The additional shares resulting from the stock split were distributed on September 15, 1997 to all stockholders of record at the close of business on September 15, 1997. The balance sheets as of December
                          31, 1997 and 1998 and the statement of stockholders' equity for the period from April 8, 1997 to December
                          31, 1998 reflect the retroactive recording of the stock split as if it had occurred on April 8, 1997.
                          Further, all references in the financial statements to average number of shares outstanding and related prices, per share amounts and stock option data have been restated for all periods to reflect the stock split.

                          Stock Option Plan

                          During September 1997, the Board of Directors and stockholders of the Company adopted a stock option plan (the "Option Plan") as an incentive for, and to encourage share ownership by, the Company's officers, directors and other key employees and/or consultants and potential management of possible future acquired companies. The Option Plan provides that options to purchase a maximum of 1,000,000 shares of common stock (subject to adjustment in certain circumstances) may be granted under the Option Plan. The Option Plan also allows for the granting of stock appreciation rights ("SAR's") in tandem with, or independent of, stock options. Any SAR's granted will not be counted against the 1,000,000 limit.

                          The Company applies APB Opinion No. 25, "Accounting for Stock Issued to Employees", and related Interpretations in accounting for the Option Plan. Under APB Opinion No. 25, no compensation cost was recognized because the exercise price of Worlds' employee stock options equaled the market price of the underlying stock on the date of grant.

                                                                     Worlds Inc.
                                                (a development stage enterprise)

                                                   Notes to Financial Statements

================================================================================

                          FASB Statement No. 123, "Accounting for Stock-Based Compensation", requires the Company to provide pro forma information regarding net loss as if compensation cost for the Company's stock option plans had been determined in accordance with the fair value based method prescribed in FASB Statement No. 123. The Company estimates the fair value of each stock option at the grant date by using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants in 1997 and 1998, no dividend yield; expected volatility of 30% in 1997 and 46.1% in 1998; risk-free interest rate of 5.6% in 1997 and 4.3% in 1998; and expected life of 10 years.

                          Under the accounting provisions of FASB Statement No. 123, the Company's net loss and net loss per share would have been adjusted to the pro forma amounts indicated below:


                                                   Period from
                                                  inception to     Year ended
                                                  December 31,    December 31,
                                                      1997            1998
                         -------------------------------------------------------
                         Net loss:
                          As reported               $(6,686,471)    $(2,648,681)
                          Pro forma                  (6,751,856)     (2,654,185)

                         Net loss per share
                          (basic and diluted):
                             As reported            $      (.72)    $      (.15)
                             Pro forma                     (.72)           (.15)
                         =======================================================

                                                                     Worlds Inc.
                                                (a development stage enterprise)

                                                   Notes to Financial Statements

================================================================================

                          A summary of the status of the Company's stock option plan as of December 31, 1997 and 1998, and changes during the years ending on those dates, is presented below:

                                   December 31, 1997          December 31, 1998
                                 -------------------------------------------------
                                              Weighted                   Weighted
                                              average                    average
                                              exercise                   exercise
                                  Shares       price        Shares        price
----------------------------------------------------------------------------------
Outstanding at
  beginning of year                   --       $  --       165,000        $ .50
Granted                          165,000         .50       664,000         1.00
Exercised                             --          --            --           --
Cancelled                             --          --       (35,000)       (1.00)
----------------------------------------------------------------------------------
Outstanding at end
  of year                        165,000       $ .50       794,000        $ .90
==================================================================================
Options exercisable
  at year-end                     13,750       $ .50       153,805        $ .78
==================================================================================
Weighted average
  fair value of
  options granted
  during the year                              $  --                      $  --
==================================================================================

                          The following table summarizes information about stock options outstanding at December 31, 1998.

                                       Options outstanding                   Options exercisable
                             ------------------------------------------   -----------------------
                                               Weighted                     Number
                                Number        outstanding      Weighted   exercisable    Weighted
               Range of      outstanding at   remaining        average        at         average
               exercise        December 31,   contractual      exercise    December 31,  exercise
                prices           1998            life           price         1998        price
             --------------------------------------------------------------------------------------
             $.50 to $1.00     794,000         9.1 yrs            $.90      153,805         $.78
             ======================================================================================

  9.    Income Taxes      The use of the Predecessor's net operating loss
                          ("NOL") is subject to annual limits due to the ownership change for the Mergers. In general, an ownership change occurs if, during any three-year test period, the aggregate of all increases in percentage ownership by stockholders is more than 50%. Upon completion of the Mergers discussed in Note 2, such an ownership change occurred.

                                                                     Worlds Inc.
                                                (a development stage enterprise)

                                                   Notes to Financial Statements

================================================================================

                          At December 31, 1998, after accounting for the estimated limitation of the Predecessor's NOL carryforward (approximately $100,000 per year over 15 years), the Company has a NOL aggregating approximately $6 million to be used to offset future Federal income taxes. A deferred income tax asset for the Company's NOL has been completely offset by a valuation allowance due to the uncertainty of its realization.

 10.    Extraordinary     During December 1997, the Company negotiated
        Item              settlement of certain trade payables assumed in the
                          Merger with Predecessor. Such payables which amounted to $193,501 were reduced to $67,725 resulting in a gain on debt forgiveness of $125,776. During 1998, additional trade payables amounting to $172,547 were forgiven resulting in a total gain on debt forgiveness since inception of $298,323.

 11.    Gain Resulting    During December 1998, management determined that
        from Reversal of  certain predecessor liabilities assumed at the date
        Certain           of the Merger with Predecessor were no longer owed.
        Predecessor       During the fourth quarter of 1998, accounts payable
        Liabilities       ($220,000), accrued expenses ($154,000) and advanced
                          customer billings ($436,140), which aggregated
                          $810,140, were reversed and accounted for as other income in the accompanying statement of operations for the year ended December 31, 1998.

                                                                     Worlds Inc.
                                                (a development stage enterprise)

                                                   Notes to Financial Statements

================================================================================

 12.    Loss Per Share    The following table sets forth the computation of
                          basic and diluted loss per share:

                                               Period from
                                                 April 8,
                                                   1997
                                               (inception)
                                                    to              Year ended
                                               December 31,        December 31,
                                                   1997                1998
--------------------------------------------------------------------------------
Numerator:
  Loss before extraordinary item               $(6,812,247)        $ (2,821,228)
  Extraordinary item                               125,776              172,547
--------------------------------------------------------------------------------
      Net loss, numerator
        for basic loss per
        share                                   (6,686,471)          (2,648,681)
  Effect of dilutive
    securities:
    Convertible debt                                    --                   --
--------------------------------------------------------------------------------
      Net loss, numerator
        for diluted loss
        per share                              $(6,686,471)        $ (2,648,681)
================================================================================
Denominator:
  Denominator for basic
    loss per share -
    weighted average common
    shares                                       9,336,569           17,170,288
--------------------------------------------------------------------------------
  Effect of dilutive securities:
    Convertible debt                                    --                   --
    Stock options and
      warrants                                      33,343               79,724
--------------------------------------------------------------------------------
      Dilutive potential
        common shares                               33,343               79,724
--------------------------------------------------------------------------------
  Denominator for diluted
    loss per share -
    adjusted weighted
    average common shares
    and assumed conversions                      9,369,912           17,250,012
================================================================================
Basic loss per share                           $      (.72)        $       (.15)
================================================================================
Diluted loss per share - as
  calculated                                   $      (.71)        $       (.15)
================================================================================
Diluted loss per share - as
  disclosed due to
  anti-dilutive effect of
  stock options                                $      (.72)        $       (.15)
================================================================================

                                                                     Worlds Inc.
                                                (a development stage enterprise)

                                                   Notes to Financial Statements

================================================================================

                          For additional disclosure regarding stock options, warrants and convertible debt, see Notes 8, 3 and 6, respectively.

                          Options to purchase 50,000 shares of common stock at $5 per share were outstanding during 1997 and 1998 but were not included in the computation of diluted loss per share because the option exercise price was greater than the fair value of common shares and, therefore, the effect would be anti-dilutive.

 13.    Supplemental      Interest paid was approximately $1,600 and $1,000 for
        Cash Flow         the period ended December 31, 1997 and the year ended
        Information       December 31, 1998, respectively.

                          Noncash investing and financing activities during the period ended December 31, 1997 and year ended December 31, 1998 included the following:

                          (a) As discussed in Note 2, WAC exchanged all of the outstanding common and preferred stock of the Predecessor in exchange for 1,999,996 shares of WAC. Also, Academic exchanged all of their outstanding common and preferred stock for 910,000 shares of WAC and WAC was merged into Academic.

                          (b) The Company recognized a gain of $221,000 from forgiveness of debt to shareholders of Predecessor that was recorded as a capital contribution (see Note 6).

                          (c) The Company converted accounts payable of $250,000 into a note payable (see Note 6).

                            Worlds Inc. - Predecessor
                                 (a development stage
                                          enterprise)

                                                            Financial Statements
                                                  Period Ended December 3, 1997,
                                                Year Ended December 31, 1996 and
                      Period from April 26, 1994 (Inception) to December 3, 1997

                            Worlds Inc. - Predecessor
                                 (a development stage
                                          enterprise)

================================================================================
                                                            Financial Statements
                                                  Period Ended December 3, 1997,
                                                Year Ended December 31, 1996 and
                      Period from April 26, 1994 (Inception) to December 3, 1997

                                                       Worlds Inc. - Predecessor
                                                (a development stage enterprise)

                                                                        Contents

================================================================================

      Worlds Inc. ("Predecessor") is considered a predecessor company and the information disclosed herein is as of and prior to the date of merger with Worlds Inc. (formerly Worlds Acquisition Corp.) ("WAC") on December 3, 1997.

      Report of independent certified public accountants                    F-26

      Financial statements:
        Balance sheet                                                       F-27
        Statements of operations                                            F-28
        Statements of stockholders' deficit                                 F-29
        Statements of cash flows                                            F-30
        Summary of accounting policies                               F-31 - F-33
        Notes to financial statements                                F-34 - F-45

Report of Independent Certified Public Accountants

The Board of Directors
  and Stockholders of
  Worlds Inc. - Predecessor

We have audited the accompanying balance sheet of Worlds Inc. - Predecessor (a development stage enterprise) (the "Predecessor") as of December 3, 1997, and the related statements of operations, stockholders' deficit and cash flows for the period ended December 3, 1997, the year ended December 31, 1996 and the period from April 26, 1994 (inception) to December 3, 1997. These financial statements are the responsibility of the Predecessor's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Worlds Inc. - Predecessor as of December 3, 1997, and the results of its operations and its cash flows for the period ended December 3, 1997, the year ended December 31, 1996 and the period from April 26, 1994 (inception) to December 3, 1997, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Predecessor will continue as a going concern. As discussed in the summary of accounting policies, the Predecessor is in the development stage and has suffered recurring losses from operations, has a working capital deficit, and has a stockholders' deficit since inception that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are described in Note 1 (Development Stage Risks) and Note 10 (Merger) to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


BDO Seidman, LLP

San Francisco, California

March 25, 1998

                                                       Worlds Inc. - Predecessor
                                                (a development stage enterprise)

                                                                   Balance Sheet

================================================================================

December 3, 1997(a)
--------------------------------------------------------------------------------
Assets
Current:
  Cash and cash equivalents                                        $     56,345
  Prepaid expenses and other current assets                             167,891
--------------------------------------------------------------------------------
      Total current assets                                              224,236
Property and equipment, net (Note 2)                                    225,775
--------------------------------------------------------------------------------
                                                                   $    450,011
================================================================================
Liabilities and Stockholders' Deficit
Current liabilities:
  Accounts payable                                                 $  1,082,236
  Accrued expenses (Note 9)                                             669,109
  Advanced customer billings                                            436,140
  Advance from Worlds Inc. (formerly Worlds Acquisition Corp.)
    (Note 10)                                                           561,397
  Current maturities of notes payable (Note 3)                           70,000
--------------------------------------------------------------------------------
      Total current liabilities                                       2,818,882
Long-term portion, notes payable (Note 3)                             1,766,667
--------------------------------------------------------------------------------
      Total liabilities                                               4,585,549
--------------------------------------------------------------------------------
Commitments and contingencies (Notes 1, 4, 9 and 10)
Stockholders' deficit (Note 5):
  Preferred stock, $.0001 par value; designated as Series A;
    2,000,000 shares authorized, 1,801,533 shares issued and
    outstanding                                                             180
  Preferred stock, $.0001 par value; designated as Series B;
    2,300,000 shares authorized, 1,022,726 shares issued and
    outstanding                                                             102
  Common stock, $.0001 par value; 15,000,000 shares
    authorized; 5,535,646 shares issued and outstanding                     553
  Deferred compensation related to stock options                         (5,337)
  Additional paid-in capital                                         17,105,103
  Deficit accumulated during development stage                      (21,236,139)
--------------------------------------------------------------------------------
      Total stockholders' deficit                                    (4,135,538)
--------------------------------------------------------------------------------
                                                                   $    450,011
================================================================================

 ----------
 (a)  Date of merger with Worlds Inc. (formerly Worlds Acquisition Corp.)
================================================================================

                                 See accompanying summary of accounting policies
                                              and notes to financial statements.

                                                       Worlds Inc. - Predecessor
                                                (a development stage enterprise)

                                                        Statements of Operations

================================================================================

                                                                    Period from
                                                                  April 26, 1994
                                       Year ended   Period ended  (inception) to
                                      December 31,   December 3,    December 3,
                                          1996         1997(a)         1997(a)
--------------------------------------------------------------------------------
Net revenues (Note 6)                 $  3,784,019   $    80,720   $  6,026,691
--------------------------------------------------------------------------------
Costs and expenses:
  Cost of revenues                       6,014,432        32,304     11,279,348
  Research and development               2,446,724       452,897      5,388,340
  Selling, general and                   4,901,628     2,399,887     10,602,749
    administrative
  Lawsuit settlements (Note 9)             509,200            --        509,200
--------------------------------------------------------------------------------
      Total costs and expenses          13,871,984     2,885,088     27,779,637
--------------------------------------------------------------------------------
      Operating loss                   (10,087,965)   (2,804,368)   (21,752,946)
Other income and (expenses):
  Interest income                          115,956        10,343        237,629
  Interest expense                         (16,750)     (139,650)      (171,082)
  Gain (loss) on disposal of
    property and equipment                 (83,195)        4,070        (79,125)
  Income from sale of technology                --       260,100        260,100
    (Note 7)
--------------------------------------------------------------------------------
      Loss before income taxes and
        extraordinary item             (10,071,954)   (2,669,505)   (21,505,424)
Income taxes (Note 8)                     (115,000)       (5,000)      (120,000)
--------------------------------------------------------------------------------
      Loss before extraordinary item   (10,186,954)   (2,674,505)   (21,625,424)
Extraordinary item - gain on debt
  settlement (Note 3)                           --       389,285        389,285
--------------------------------------------------------------------------------
Net loss                              $(10,186,954)  $(2,285,220)  $(21,236,139)
================================================================================

----------
(a)  Date of merger with Worlds Inc. (formerly Worlds Acquisition Corp.)
================================================================================

                                 See accompanying summary of accounting policies
                                              and notes to financial statements.

                                                       Worlds Inc. - Predecessor
                                                (a development stage enterprise)

                                              Statements of Stockholders'Deficit

================================================================================

                                                              Preferred stock
                                                   ------------------------------------
                                  Common stock          Series A          Series B
                                -----------------  -----------------  -----------------
                                 Shares    Amount    Shares   Amount   Shares    Amount
---------------------------------------------------------------------------------------
Balance, January 1, 1996        5,274,260   $527   1,801,533   $180          --   $ --
Issuance of common stock          261,386     26          --     --          --     --
Issuance of Series B
   preferred stock at $8.80
   per share, net of
   issuance costs of $381,000          --     --          --     --   1,022,726    102
Compensation related to
   stock options                       --     --          --     --          --     --
Net loss for the year                  --     --          --     --          --     --
---------------------------------------------------------------------------------------
Balance, December 31, 1996      5,535,646    553   1,801,533    180   1,022,726    102
Compensation related to
   stock options                       --     --          --     --          --     --
Net loss for the period
   ended December 3, 1997              --     --          --     --          --     --
---------------------------------------------------------------------------------------
Balance, December 3, 1997       5,535,646   $553   1,801,533   $180   1,022,726   $102
=======================================================================================

                                  Deferred
                                compensation   Additional                        Total
                                  on stock      paid-in       Accumulated    stockholders'
                                   options      capital         deficit         deficit
-----------------------------------------------------------------------------------------
Balance, January 1, 1996          $(45,647)   $ 8,385,184    $ (8,763,965)   $   (423,721)
Issuance of common stock                --        112,795              --         112,821
Issuance of Series B
   preferred stock at $8.80
   per share, net of
   issuance costs of $381,000           --      8,618,887              --       8,618,989
Compensation related to
   stock options                    24,202         (9,394)             --          14,808
Net loss for the year                   --             --     (10,186,954)    (10,186,954)
-----------------------------------------------------------------------------------------
Balance, December 31, 1996         (21,445)    17,107,472     (18,950,919)     (1,864,057)
Compensation related to
   stock options                    16,108         (2,369)             --          13,739
Net loss for the period
   ended December 3, 1997               --             --      (2,285,220)     (2,285,220)
-----------------------------------------------------------------------------------------
Balance, December 3, 1997         $ (5,337)   $17,105,103    $(21,236,139)   $ (4,135,538)
=========================================================================================

                                 See accompanying summary of accounting policies
                                              and notes to financial statements.

                                                       Worlds Inc. - Predecessor
                                                (a development stage enterprise)

                                                        Statements of Cash Flows

================================================================================

                                                                                                  Period from
                                                                                                 April 26, 1994
                                                                   Year ended     Period ended   (inception) to
                                                                  December 31,     December 3,     December 3,
                                                                      1996           1997(a)         1997(a)
---------------------------------------------------------------------------------------------------------------
Cash flows from operating activities:
   Net loss                                                       $(10,186,954)   $ (2,285,220)   $(21,236,139)
   Adjustments to reconcile net loss to net cash used in
      operating activities:
        Depreciation and amortization                                  344,345         213,434         721,097
        (Gain) loss on disposal of property and equipment               83,195          (4,070)         79,125
        Gain on debt settlement                                             --        (389,284)       (389,284)
        Compensation related to stock options                           14,808          13,739         761,453
        Compensation related to common stock issuance                   58,525              --          58,525
        Licensed technology expense                                         --              --         750,000
        Changes in operating assets and liabilities:
           Trade receivables                                           342,294         489,050              --
           Prepaid expenses and other assets                           266,057         (42,575)       (167,891)
           Accounts payable and accrued liabilities                    226,212          (2,755)      1,856,619
           Advanced customer billings and deferred revenue            (396,667)             --         436,140
---------------------------------------------------------------------------------------------------------------
              Net cash used in operating activities                 (9,248,185)     (2,007,681)    (17,130,355)
---------------------------------------------------------------------------------------------------------------
Cash flows used in investing activities:
   Acquisition of property and equipment                              (476,966)         (2,063)       (999,302)
---------------------------------------------------------------------------------------------------------------
Cash flows from financing activities:
   Proceeds from issuance of common stock                               54,296              --         116,857
   Proceeds from issuance of preferred stock, net of issuance
      costs                                                          8,618,989              --      16,163,766
   Advance from Worlds Inc. (formerly Worlds Acquisition Corp.)             --         561,397         561,397
   Payments on capital lease                                           (56,724)             --        (116,018)
   Payments on note payable                                           (110,000)        (40,000)       (190,000)
   Proceeds from note payable                                        1,000,000         650,000       1,650,000
---------------------------------------------------------------------------------------------------------------
              Net cash provided by financing activities              9,506,561       1,171,397      18,186,002
---------------------------------------------------------------------------------------------------------------
Net increase (decrease) in cash and cash equivalents                  (218,590)       (838,347)         56,345
Cash and cash equivalents, beginning of period                       1,113,282         894,692              --
---------------------------------------------------------------------------------------------------------------
Cash and cash equivalents, end of period                          $    894,692    $     56,345    $     56,345
===============================================================================================================
Supplemental disclosures of cash flow information:
   Interest paid                                                  $      9,234    $         --    $     23,916
   Income taxes paid                                                     5,064             556           5,620
===============================================================================================================

Disclosures of noncash financing and investing activities:
   In 1997, as part of the restructuring of operations, the Predecessor disposed of property and equipment with a net book value of $252,180, which included $138,439 of equipment under capital leases. The related capital lease obligations, totaling $123,013, were assumed by the lessor and a party which acquired certain assets used in the Predecessor's prior Seattle operations. The agreement with this party also resulted in a reduction of trade payables totaling $87,226.
================================================================================

--------------
(a)  Date of merger with Worlds Inc. (formerly Worlds Acquisition Corp.)

================================================================================

                                 See accompanying summary of accounting policies
                                              and notes to financial statements.

                                                       Worlds Inc. - Predecessor
                                                (a development stage enterprise)

                                                  Summary of Accounting Policies

================================================================================

Nature of Business        Worlds Inc. (the "Predecessor") was incorporated under
                          the laws of Delaware on April 26, 1994. The
                          Predecessor was formed to develop and commercialize 3D multi-user tools and technologies for the Internet market. The Predecessor is in the development stage and, as such, has not generated significant revenues from operations.

Basis of Presentation     The accompanying financial statements have been
                          prepared assuming that the Predecessor will continue as a going concern. The Predecessor is in the development stage (see Note 1) and has suffered recurring losses from operations since its inception that raises substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. As more fully described in Note 10, on December 3, 1997, the
                          Predecessor consummated a merger agreement with Worlds
                          Inc. (formerly Worlds Acquisition Corp.) ("WAC"), a company which had completed a private placement offering of securities.

                          The financial statements have been prepared in accordance with the provisions of Statement of Financial Accounting Standards ("SFAS") No. 7, "Accounting and Reporting by Development Stage Enterprises," which requires development stage enterprises to employ the same accounting principles as operating companies.

Restructuring of          Due to recurring losses, insufficient revenue, a
Operations                working capital deficit and a net stockholders'
                          deficit, the Predecessor's management made significant reductions in operations in February 1997 that are reflected in the Predecessor's financial statements for the period ended December 3, 1997. In March 1997, the Predecessor engaged an outside management firm to assist with the downsizing of operations which has included a major reduction in employees and a consolidation of all operations to one location in San
                          Francisco. The Predecessor decided in December 1996 to close its Seattle operations resulting in a $110,000 charge to operations for the year ended December 31, 1996.

                                                       Worlds Inc. - Predecessor
                                                (a development stage enterprise)

                                                  Summary of Accounting Policies

================================================================================

Use of Estimates          The preparation of financial statements in conformity
                          with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Cash and Cash             Cash and cash equivalents are comprised of highly
Equivalents               liquid money market instruments, which have original
                          maturities of three months or less at the time of purchase.

Property and Equipment    Property and equipment are stated at cost.
                          Depreciation is calculated using the straight-line method over the estimated useful lives of the assets, which range from two to five years. Maintenance and repairs are expensed as incurred and improvements are capitalized.

Revenue Recognition       Revenue from technology development and licensing
                          contracts is recognized upon the attainment of contractual milestones (approximating the percentage-of-completion method). Cash received in advance of revenues earned is recorded as deferred revenue.

Software Development      Software development costs are charged to expense when
Costs                     incurred until the technological feasibility of the
                          product has been established. After technological feasibility has been established, any additional costs would be capitalizable in accordance with SFAS No. 86.
                          No such costs have been capitalized to date.

Research and              Research and development costs are expensed as
Development Costs         incurred.

                                                       Worlds Inc. - Predecessor
                                                (a development stage enterprise)

                                                  Summary of Accounting Policies

================================================================================

Income Taxes              The Predecessor uses the liability method of
                          accounting for income taxes in accordance with SFAS
                          No. 109, "Accounting for Income Taxes." Deferred income tax assets and liabilities are recognized based on the temporary differences between the financial statement and income tax bases of assets, liabilities and carryforwards using enacted tax rates. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

Concentration of Credit   The Predecessor derives revenues from corporate
Risk                      customers in a variety of industries. For the year
                          ended December 31, 1996, five customers accounted for 74% of the Predecessor's revenues. For the period ended December 3, 1997, no individual customer accounted for more than 10% of revenues.

New Accounting Standards  Effective January 1, 1996, the Predecessor adopted the provisions of SFAS No. 123, "Accounting for
                          Stock-Based Compensation". Under this standard, companies are encouraged, but not required, to adopt the fair value method of accounting for employee stock-based transactions. Under the fair value method, compensation cost is measured at the grant date based on the fair value of the award and is recognized over the service period, which is usually the vesting period. Companies are permitted to continue to account for employee stock-based transactions under Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees," but are required to disclose pro forma net income and earnings per share as if the fair value method has been adopted. The Predecessor has elected to continue to account for stock-based compensation under APB No. 25 (see Note
                          5).

                                                       Worlds Inc. - Predecessor
                                                (a development stage enterprise)

                                                   Notes to Financial Statements

================================================================================

1. Going Concern          The accompanying financial statements have been
                          prepared on a going-concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the financial statements, the Predecessor, as of December 3, 1997, had incurred recurring losses since inception totaling $21,236,139 had a working capital deficit of $2,368,871 and a stockholders' deficit of $4,135,538. As discussed in Note 10, on December 3,
                          1997, the Predecessor consummated a merger agreement with WAC, a company which had completed a private placement offering of securities whereby $4,385,000 of gross proceeds was raised.

                          The Predecessor anticipates, however, that it currently has only a portion of the funds necessary to permit it to complete product development and commercialization. There can be no assurance that the Predecessor will be able to obtain the substantial additional capital resources necessary to permit the Predecessor to pursue its business plan or that any assumptions relating to its business plan will prove to be accurate. WAC is pursuing sources of additional financing and there can be no assurance that any such financing will be available to WAC on commercially reasonable terms, or at all. Any inability to obtain additional financing will have a material adverse effect on the Predecessor and WAC, including possibly requiring the Predecessor or WAC to significantly curtail or cease operations.

                          These factors raise substantial doubt about the ability of the Predecessor to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                                       Worlds Inc. - Predecessor
                                                (a development stage enterprise)

                                                   Notes to Financial Statements

================================================================================

2. Property and           A summary of property and equipment as of December 3,
   Equipment              1997 is as follows:

                          December 3, 1997
                          ------------------------------------------------------
                          Computers, software and equipment             $650,557
                          Less: Accumulated depreciation and
                                  amortization                           424,782
                          ------------------------------------------------------
                                                                        $225,775
                          ======================================================

3. Notes Payable          December 3, 1997
                          ------------------------------------------------------
                          Bridge loan payable to stockholders         $1,650,000
                          Technology obligation                          186,667
                          ------------------------------------------------------
                                                                       1,836,667
                          Less: Current portion                           70,000
                          ------------------------------------------------------
                                                                      $1,766,667
                          ======================================================

                          On December 13, 1996, the Predecessor received a Bridge Loan totaling $1,000,000 from two preferred stockholders. Additional advances of $650,000 were made under the Bridge Loan during the eleven-month period ended December 3, 1997 ($500,000 in January 1997 and $50,000 in June 1997 were received from the same preferred stockholders; and $100,000 was received in May 1997 from an affiliated person of a stockholder). These advances under the Bridge Loan were granted in return for convertible promissory notes and options at $0.88 per share (Predecessor management's estimate of fair value of common stock as of December 1996) on 500,000 shares of the Predecessor's common stock held by a founder and officer of the Predecessor as of December 31, 1996 (825,000 shares at December 3, 1997). Such options (which had a nominal value at date of issuance) remain exercisable for 36 months, but terminate immediately upon the consummation of an initial public offering of the Predecessor's capital stock or any consolidation or merger by the Predecessor or any sale, conveyance or disposition of all or substantially all of

                                                       Worlds Inc. - Predecessor
                                                (a development stage enterprise)

                                                   Notes to Financial Statements

================================================================================

                          the assets of the Predecessor; such an event occurred on December 3, 1997 when the Predecessor consummated a merger (Note 10). The noteholders had the option to convert the outstanding principal balance and unpaid accrued interest into Predecessor's equity securities at the closing of Predecessor's next round of equity financing, at the price per share of such equity securities. The loan bears interest at a rate of 9% from the date of the advances. Accrued interest is approximately $141,000 at December 3, 1997.

                          In June 1997, the Predecessor renegotiated the terms of the Bridge Loan to convert it to a three year loan bearing interest at 7.5% and the option to convert into common stock based on the conversion price of $4.375, $5.00 and $5.625 in each of the three years following consummation of the merger of the Predecessor into Worlds Inc. (formerly Worlds Acquisition Corp) (see Note 10). The loan will not be payable until the earlier of maturity or conversion. The holders of the loan will also receive warrants to acquire an aggregate of 100,000 shares of common stock at an exercise price equal to $5.00 per share. There was no conversion benefit associated with the convertible promissory notes at date of issuance nor at the date of renegotiation.

                          On January 3, 1995, the Predecessor purchased technology for $750,000 under a license agreement with Kinetic Effects, Inc. ("Kinetic") and Simon Fraser University of British Columbia ("SFU"). At December 31, 1996, the Predecessor had an obligation to make monthly payments of $10,000 ($6,667 to SFU and $3,333 to Kinetic) through November 2000. The purchased technology was charged to research and development expense in 1995. This obligation was renegotiated downward in August 1997 to $186,667, with monthly payments to Kinetic of $3,333 over 56 months. Kinetic is an entity affiliated with a prior officer and current shareholder of the Predecessor. In September 1997, the Predecessor renegotiated the terms with SFU. In exchange for the removal of exclusivity rights on the technology, $373,333 of the debt was forgiven and has been included within the extraordinary item of $389,285 in the statement of operations for the period ended December 3, 1997.

                                                       Worlds Inc. - Predecessor
                                                (a development stage enterprise)

                                                   Notes to Financial Statements

================================================================================

                                                       Worlds Inc. - Predecessor
                                                (a development stage enterprise)

                                                   Notes to Financial Statements

================================================================================

                          Approximate maturities of long-term debt over the next four years are as follows:

                          ------------------------------------------------------
                          1998                                        $   70,000
                          1999                                            40,000
                          2000                                         1,690,000
                          2001                                            36,667
                          ======================================================

4. Lease Commitments      The Predecessor has no lease commitments as of
                          December 3, 1997.

                          Rent expense for office space, computers and office equipment was approximately $312,000 for the period ended December 3, 1997 and $1,487,000 for the year ended December 31, 1996.

5. Stockholders' Deficit  Preferred Stock

                          Each share of Series A and Series B preferred stock is convertible, at the option of the holder, into fully paid shares of common stock. The conversion rate is based upon the original purchase price, subject to adjustments for stock dividends, stock splits, and capital reorganizations and price based anti-dilution, currently one-to-one.

                          Each share of Series A and Series B preferred stock automatically converts to common stock upon the affirmative vote of the majority of the outstanding preferred stock or the closing of an underwritten public offering of shares of the Predecessor's common stock resulting in total proceeds of at least $15,000,000. The holders of the preferred stock are entitled to one vote on an "as if converted" basis.

                                                       Worlds Inc. - Predecessor
                                                (a development stage enterprise)

                                                   Notes to Financial Statements

================================================================================

                          Holders of Series A and Series B preferred stock are entitled to receive dividends, prior and in preference to any declaration or payment of any dividends on common stock, at the rate of $0.39 for Series A and $0.79 for Series B per share per annum. Such dividends are not cumulative, except in the event that the Predecessor does not enter into an initial public offering of at least $15,000,000 in proceeds to the Predecessor on or before May 31, 1998, in which case the dividends are cumulative effective May 31, 1998, and are payable when and if declared by the Predecessor's Board of Directors in cash legally available for distribution, or in stock, if no cash is legally payable. As of December 3, 1997, no dividends have been declared.

                          In the event of liquidation, consolidation, merger, or winding up of the Predecessor prior to conversion, holders of preferred stock are entitled to receive, in preference to the holders of common stock, an amount equal to their liquidation amount or a pro rata share of the remaining assets, based on their ownership of the Predecessor. As of December 3, 1997, the aggregate liquidation preference was approximately $16,657,000.

                          A Series A preferred stock investor also has a stock warrant which provides the right to purchase shares of Series A preferred stock sufficient to bring its holdings on a fully diluted basis to 21% of the Predecessor's shares. The warrant expires in the event of a qualified public offering or when the holder of preferred stock no longer chooses to exercise its existing anti-dilution rights. The warrant is exercisable at fair market value at date of exercise. As a result of the merger described in Note 10, such warrants were extinguished and the preferred stock described above (as well as the Predecessor's common stock) was exchanged for 1,999,996 shares of WAC.

                                                       Worlds Inc. - Predecessor
                                                (a development stage enterprise)

                                                   Notes to Financial Statements

================================================================================

                          Stock Option Plan

                          Prior to the mergers described in Note 10, the Predecessor had reserved 4,500,000 shares of common stock for issuance under the 1994 Amended and Restated Stock Option Plan (the "Plan"), which authorized the granting of incentive and nonstatutory stock options to employees and consultants of the Predecessor. Under this Plan, the Predecessor's Board of Directors would grant stock options at prices not less than 85% of fair value. The options were all immediately exercisable and were subject to vesting at times and in increments as specified by the Predecessor's Board of Directors. Options generally vested over three years and expired 10 years from date of grant.

                          The Predecessor applies APB Opinion No. 25,
                          "Accounting for Stock Issued to Employees", and related Interpretations in accounting for the Plan. Under APB Opinion No. 25, because the exercise price of the Predecessor's stock options equals or exceeds the market price of the underlying stock on the date of grant, no compensation cost is recognized. Compensation or other expense is recorded based on intrinsic value (excess of current price over exercise price on date of grant) for employees, and fair value of the option awards for others.

                          FASB Statement No. 123, "Accounting for Stock-Based Compensation", requires the Predecessor to provide pro forma information regarding net loss as if compensation cost for the Predecessor's stock option plans had been determined in accordance with the fair value based method prescribed in FASB Statement No.
                          123. The Predecessor estimates the fair value of each stock option at the grant date by using the minimum value approach with the following weighted-average assumptions used for grants in 1996 and 1997, respectively; no dividend yield for any year; near-zero volatility for both years; risk-free interest rates of 6.6% for both years; and expected lives ranging from 1 month to 3 years.

                                                       Worlds Inc. - Predecessor
                                                (a development stage enterprise)

                                                   Notes to Financial Statements

================================================================================

                          Under the accounting provisions of FASB Statement No. 123, the Predecessor's net loss would have been adjusted to the pro forma amounts indicated below:

                                                 Year ended       Period ended
                                             December 31, 1996  December 3, 1997
                          ------------------------------------------------------
                          Net loss:
                             As reported       $(10,186,952)      $(2,265,776)
                             Pro forma          (10,242,063)       (2,328,421)
                          ======================================================

                          The fair value of options granted in 1996 was $133,245; there were no options granted in 1997.

                          The following table summarizes the stock option activity:

                                              Options outstanding     Weighted
                               Options      ----------------------     average
                              available                  Price per    price per
                              for grant      Shares        share        share
--------------------------------------------------------------------------------
Balance, January 1, 1996        668,245       969,902     $.01-.43      $.379
Options authorized            1,000,000            --           --         --
Options granted              (1,171,000)    1,171,000      .43-.88        .82
Option exercised                     --      (261,386)     .20-.88        .43
Options canceled                489,704      (489,704)     .20-.88        .55
--------------------------------------------------------------------------------
Balance, December 31, 1996      986,949     1,389,812      .20-.88        .68
Options granted                      --            --           --         --
Option exercised                     --            --           --         --
Options canceled                     --            --           --         --
--------------------------------------------------------------------------------
Balance, December 31, 1997      986,949     1,389,812     $.20-.88      $ .68
================================================================================

                          As a result of the mergers described in Note 10, the Plan and all options thereunder were terminated and a new stock option plan, as described in Note 10, was adopted.

                                                       Worlds Inc. - Predecessor
                                                (a development stage enterprise)

                                                   Notes to Financial Statements

================================================================================

6. Related Party Revenue  For the year ended December 31, 1996, $1,276,780 of revenues from technology development contracts were attributable to three preferred stockholders of Predecessor. There was no related party revenue for the period ended December 3, 1997.

7. Income from Sale of    In March 1997, Predecessor sold certain of its
   Technology             internally developed computer software programs for
                          net proceeds of $260,100.

8. Income Taxes           From its inception, the Predecessor has generated
                          losses for both financial reporting and tax purposes.
                          As of December 3, 1997, the Predecessor's net operating losses for Federal income tax purposes were approximately $19 million, and expire between the years 2009 and 2012. For state income tax purposes, as of December 3, 1997, the Predecessor had net operating loss carryforwards of approximately $14.8 million for the State of California which will expire 2002. As of December 3, 1997, the combined Federal and state tax benefit of the net operating loss carryforwards is approximately $7.3 million and the deferred tax asset relating to accounting differences for depreciation, certain accrued expenses and technology costs was approximately $300,000. This deferred tax asset totaling $7.6 million has been completely offset by a valuation allowance since management cannot determine that it is more likely than not that the deferred tax asset can be realized. The use of such net operating loss carryforwards will be subject to annual limits if the Predecessor has incurred an "ownership change". In general, an ownership change occurs if, during any three-year test period, the aggregate of all increases in percentage ownership by stockholders is more than 50%. Upon completion of the merger discussed in Note
                          10, such an "ownership change" occurred.

                                                       Worlds Inc. - Predecessor
                                                (a development stage enterprise)

                                                   Notes to Financial Statements

================================================================================

                          The provision for income taxes for the year ended December 31, 1996 and the period ended December 3, 1997 consists of:

                                                Year ended        Period ended
                                            December 31, 1996   December 3, 1997
--------------------------------------------------------------------------------
Foreign income taxes withheld (a)                $105,000          $        -
State income taxes - current                       10,000               5,000
--------------------------------------------------------------------------------
                                                 $115,000              $5,000
================================================================================

----------
(a) Foreign income taxes withheld relates to two preferred stockholders located in Japan.

                          The Predecessor has $156,000 in research credits available to reduce future Federal income taxes which expire between the years 2009 and 2011. Due to the merger, this carryforward will be substantially reduced.

9. Contingencies          In 1996, the Predecessor incurred lawsuit settlement
                          expenses totaling $509,200, of which $154,000 is included in accrued liabilities at December 3, 1997.
                          These settlement expenses relate principally to claims by former employees and are exclusive of legal fees included in general and administrative expenses in the accompanying financial statements.

                          The Predecessor is currently a defendant in two lawsuits filed by a former employee of Predecessor:
                          Fraser v. Knowledge Adventure Worlds, Inc. d/b/a Worlds Inc., et al., San Francisco Superior Court No. 974470 ("State Court Action"); and Fraser v. Worlds Inc., U.S. District Court, Northern District of California No. C97-0277 CW ("Federal Action").

                                                       Worlds Inc. - Predecessor
                                                (a development stage enterprise)

                                                   Notes to Financial Statements

================================================================================

                          In the State Court Action filed in December 1995, Fraser alleged various contract and tort claims for wrongful termination and sought damages ranging from $500,000 to $2,000,000. Pursuant to mediation in July 1996, the parties reached a tentative settlement. In February 1997, parties again reached a tentative settlement, this time in connection with both the State Court and Federal Actions. Pursuant to terms of the stipulated settlement, Fraser filed a motion for entry of judgment. The Predecessor filed its opposition to this motion and, at a hearing on December 4, 1997, the Court again ruled in favor of the Predecessor and approved the Predecessor's proposed version of the settlement agreement which, among other things, would terminate both the State Court and Federal Actions. On December 18, 1997, Fraser filed a motion for reconsideration and a motion to take discovery. The Court again ruled in favor of the Predecessor and denied Fraser's motions at a hearing on January 22, 1998.

                          In the Federal Action, filed in January 1997, Fraser asserted claims for damages of $200,000 in connection with the use of "Worlds" name on the World Wide Web. On September 26, 1997, Fraser filed a motion requesting enforcement of his version of the terms of the tentative settlement of February 1997. On October 23, 1997, Fraser also moved for a temporary restraining order and a preliminary injunction. The Predecessor opposed both of Fraser's motions and, on October 31, the Court denied the October 23 motion. On November 7, 1997, the Court also denied Fraser's motion of September 26, and ordered the parties to participate in a settlement conference, scheduled for January 5, 1998. That conference has now been continued to April 13, 1998.

                          Predecessor management and counsel believe that the maximum additional liability for resolution of these two lawsuits would be approximately $150,000, which amount has been included in accrued expenses at December 3, 1997.

                                                       Worlds Inc. - Predecessor
                                                (a development stage enterprise)

                                                   Notes to Financial Statements

================================================================================

                          During February 1998, the Predecessor was named as a defendant in a lawsuit filed by a former employee of Predecessor seeking damages of approximately $70,000 (plus interest and fees) relating to termination of an employment contract. The lawsuit is in the pre-discovery phase. Management believes that settlement, if any, would not have a material adverse effect on Predecessor's financial position or results of operations.

10. Merger                On December 3, 1997, the Predecessor was merged with
                          and into Worlds Inc. (formerly Worlds Acquisition
                          Corp.) ("WAC") in a series of related transactions which included the simultaneous merger with and into Academic Computer Systems, Inc., a New Jersey corporation ("Academic") (the "Mergers") and a private offering of WAC's securities (the "Private
                          Placement"). All of the common and preferred stock of the Predecessor were exchanged for 1,999,996 shares of WAC. WAC was incorporated in Delaware on April 8, 1997 to engage in designing, developing and marketing three-dimensional ("3D") music oriented Internet sites on the World Wide Web. These web sites are anticipated to utilize 3D technologies developed by the Predecessor. During the period ended December 3, 1997,
                          WAC advanced the Predecessor $561,397 for working capital. Such advance is noninterest bearing with no fixed repayment terms. Academic was an inactive company with no operations. Academic voluntarily reported under the Securities Exchange Act of 1934
                          "Exchange Act"). The combined entity that resulted from the Mergers (the "Combined Entity") intends to continue reporting under the Exchange Act. While no trading market existed for the securities of Academic, or currently exists for the securities of the Combined
                          Entity, the Combined Entity intends to cause its common stock to be traded on the Bulletin Board.

                                                       Worlds Inc. - Predecessor
                                                (a development stage enterprise)

                                                   Notes to Financial Statements

================================================================================

                          As a result of the Mergers, the Combined Entity now has a Stock Option Plan (the "Option Plan") as an incentive for, and to encourage share ownership by, its officers, directors and other key employees and/or consultants and potential management of possible future acquired companies. The Option Plan provides that options to purchase a maximum of 1,000,000 shares of common stock (subject to adjustment in certain circumstances) may be granted under the Option Plan. The Option Plan also allows for the granting of stock appreciation rights ("SARs") in tandem with, or independently of, stock options. Any SARs granted will not be counted against the 1,000,000 limit. WAC granted 165,000 options to a director and employees during 1997.

                                       Worlds Inc.
                              (a development stage
                                       enterprise)

                                                            Financial Statements
                                            Periods Ended June 30, 1998 and 1999

                                       Worlds Inc.
                              (a development stage
                                       enterprise)

================================================================================
                                                            Financial Statements
                                            Periods Ended June 30, 1998 and 1999

                                                                     Worlds Inc.
                                                (a development stage enterprise)

                                                                        Contents

================================================================================

Unaudited financial statements:
   Balance sheets                                                            F-3
   Statements of operations                                                  F-4
   Statement of stockholders' equity (deficit)                               F-5
   Statements of cash flows                                                  F-6
   Summary of accounting policies                                     F-7 - F-11
   Notes to financial statements                                     F-12 - F-15

                                                                     Worlds Inc.
                                                (a development stage enterprise)

                                                                  Balance Sheets

================================================================================

                                                                       December 31, 1998           June 30, 1999
-------------------------------------------------------------------------------------------------------------------
Assets                                                                                              (unaudited)
Current:
   Cash and cash equivalents                                                $ 1,581,764                $  2,537,617
   Accounts receivable                                                               --                      19,918
   Prepaid expenses and other current assets                                     53,486                      42,512
   Inventory                                                                     58,516                      87,052
-------------------------------------------------------------------------------------------------------------------
        Total current assets                                                  1,693,766                   2,687,099
Property, equipment and software development costs, net of
   accumulated depreciation and amortization                                    214,246                     562,132
Other assets (Note 5)                                                                --                     503,095
-------------------------------------------------------------------------------------------------------------------
                                                                            $ 1,908,012                $  3,752,326
===================================================================================================================
Liabilities and Stockholders' Equity (Deficit)
Current:
   Accounts payable                                                         $   319,906                $    468,488
   Accrued expenses                                                             446,333                     769,832
   Current maturities of notes payable                                          246,648                     269,148
-------------------------------------------------------------------------------------------------------------------
        Total current liabilities                                             1,012,887                   1,507,468
Long-term portion, notes payable                                              1,875,018                   1,852,518
-------------------------------------------------------------------------------------------------------------------
        Total liabilities                                                     2,887,905                   3,359,986
-------------------------------------------------------------------------------------------------------------------
Contingencies (Note 4)
Stockholders' equity (deficit) (Notes 2 and 3):
   Common stock, $.001 par value - shares authorized 30,000,000;
      outstanding 18,031,996 and 18,815,746                                      18,032                      18,816
   Additional paid-in capital                                                 8,401,970                  11,692,300
   Deficit accumulated during the development stage                          (9,335,152)                (11,254,033)
-------------------------------------------------------------------------------------------------------------------
                                                                               (915,150)                    457,083
   Treasury stock, at cost, 113,465 and 1,613,465 shares                        (64,743)                    (64,743)
-------------------------------------------------------------------------------------------------------------------
        Total stockholders' equity (deficit)                                   (979,893)                    392,340
-------------------------------------------------------------------------------------------------------------------
                                                                            $ 1,908,012                $  3,752,326
===================================================================================================================

                                 See accompanying summary of accounting policies
                                              and notes to financial statements.

                                                                     Worlds Inc.
                                                (a development stage enterprise)

                                            Statements of Operations (Unaudited)

================================================================================

                                                                                                                     Cumulative,
                                                                                                                     period from
                                                                                                                    April 8, 1997
                                                                                                                   (inception) to
                                                                                                                       June 30,
                                                     Three months ended June 30,      Six months ended June 30,        1999 (a)
                                                    ----------------------------    ----------------------------    -------------
                                                        1998            1999            1998            1999
---------------------------------------------------------------------------------------------------------------------------------
Net revenues                                        $     12,130    $     57,748    $     16,132    $     92,925    $    123,455
Costs and expenses:
   Cost of revenues                                      (22,500)        (48,891)        (25,101)        (70,355)        (99,634)
   Selling, general and administrative                  (759,185)     (1,274,680)     (1,307,525)     (1,890,495)     (5,216,228)
   Research and development                             (302,516)             --        (534,428)             --        (992,932)
   Acquired research and development                          --              --              --              --      (6,135,538)
---------------------------------------------------------------------------------------------------------------------------------
        Operating loss                                (1,072,071)     (1,265,823)     (1,850,922)     (1,867,925)    (12,320,877)
Other income (expenses):
   Gain resulting from reversal of certain
      predecessor liabilities                                 --              --              --              --         810,140
   Interest income                                        35,054           5,180          76,992          17,966         155,565
   Interest expense                                      (35,656)        (30,000)        (72,112)        (68,922)       (197,184)
---------------------------------------------------------------------------------------------------------------------------------
        Loss before extraordinary item                (1,072,673)     (1,290,643)     (1,846,042)     (1,918,881)    (11,552,356)
Extraordinary item - gain on debt settlement                  --              --         151,654              --         298,323
---------------------------------------------------------------------------------------------------------------------------------
Net loss                                            $ (1,072,673)   $ (1,290,643)   $ (1,694,388)   $ (1,918,881)   $(11,254,033)
=================================================================================================================================
Loss per share (basic and diluted):
   Loss before extraordinary item                   $       (.06)   $       (.08)   $       (.11)   $       (.11)
   Extraordinary item                                         --              --             .01              --
---------------------------------------------------------------------------------------------------------------------------------
        Net loss per share (basic and diluted)      $       (.06)   $       (.08)   $       (.10)   $       (.11)
=================================================================================================================================
Weighted average common shares outstanding:
   Basic and diluted                                  16,716,546      16,723,298      16,434,339      17,304,288
=================================================================================================================================

----------
(a) Includes the results of Predecessor and Academic (from December 4, 1997) which were merged into the Company on December 3, 1997.
================================================================================

                                                                     Worlds Inc.
                                                (a development stage enterprise)

                                            Statements of Operations (Unaudited)

================================================================================

                                 See accompanying summary of accounting policies
                                              and notes to financial statements.

                                                                     Worlds Inc.
                                                (a development stage enterprise)

                                    Statements of Stockholders' Equity (Deficit)

================================================================================

Period from April 8, 1997 (inception) to June 30, 1999
-----------------------------------------------------------------------------------------------------------------------
                                                                                   Deficit
                                                                                 accumulated                   Total
                                              Common stock       Additional      during the                stockholders'
                                          --------------------     paid-in       development    Treasury      equity
                                            Shares     Amount      capital          stage         stock      (deficit)
-----------------------------------------------------------------------------------------------------------------------
Balance, January 1, 1998                  16,119,996   $16,120   $ 6,661,582    $ (6,686,471)   $     --    $    (8,769)
Sale of shares in private offering
   memorandum (January 1998)                  30,000        30        26,470              --          --         26,500
Sale of shares in public offering
   of common stock, net (June 1998)        1,832,000     1,832     1,713,968              --          --      1,715,800
Conversion of 113,465 shares to
   certain stockholders (June 1998)               --        --            --              --     (64,743)       (64,743)
Conversion of employee stock
   options into shares (October 1998)         50,000        50           (50)             --          --             --
Net loss for the year ended
   December 31, 1998                              --        --            --      (2,648,681)         --     (2,648,681)
-----------------------------------------------------------------------------------------------------------------------
Balance, December 31, 1998                18,031,996    18,032     8,401,970      (9,335,152)    (64,743)      (979,893)
Issuance of warrants for consulting
   services (April 1999)                          --        --       465,000              --          --        465,000
Contribution of 1,500,000 shares by
   founders to treasury (April 1999)              --        --            --              --          --             --
Exercise of stock options
   (April 1999)                               75,000        75        74,925              --          --         75,000
Issuance of shares for content
   supply agreement (June 1999)               93,750        94       374,906              --          --        375,000
Sale of shares in private offering
   memorandum (June 1999)                    615,000       615     2,375,499              --          --      2,376,114
Net loss for the six months ended
   June 30, 1999 (unaudited)                      --        --            --      (1,918,881)         --     (1,918,881)
-----------------------------------------------------------------------------------------------------------------------
Balance, June 30, 1999 (unaudited)        18,815,746   $18,816   $11,692,300    $(11,254,033)   $(64,743)   $   392,340
=======================================================================================================================

                                 See accompanying summary of accounting policies
                                              and notes to financial statements.

                                                                     Worlds Inc.
                                                (a development stage enterprise)

                                            Statements of Cash Flows (Unaudited)

================================================================================

                                                                                          Cumulative
                                                                                          period from
                                                             Six months ended June 30,   April 8, 1997
                                                            --------------------------  (inception) to
                                                                1998           1999      June 30, 1999
------------------------------------------------------------------------------------------------------
Cash flows from operating activities:
   Net loss                                                 $(1,694,388)   $(1,918,881)   $(11,254,033)
------------------------------------------------------------------------------------------------------
   Adjustments to reconcile net loss to net cash used in
     operating activities:
        Loss on disposal of fixed assets                             --             --          54,041
        Depreciation and amortization                            93,583        105,114         251,189
        Gain resulting from reversal of certain
           predecessor liabilities                                   --             --        (810,140)
        Gain on debt settlement                                (151,654)            --        (298,323)
        Acquired research and development                            --             --       6,135,538
        Issuance of warrants for consulting services                 --        465,000         465,000
        Changes in operating assets and liabilities, net
           of effects from merger with Predecessor and
           Academic:
              Trade receivable                                      538        (19,918)        (19,918)
              Inventory                                              --        (28,536)        (87,052)
              Prepaid expenses and other assets                  39,888       (117,121)         (2,716)
              Accounts payable and accrued expenses             (71,395)       472,081         838,271
------------------------------------------------------------------------------------------------------
                Total adjustments                               (89,040)       876,620       6,525,890
------------------------------------------------------------------------------------------------------
                Net cash used in operating activities        (1,783,428)    (1,042,261)     (4,728,143)
------------------------------------------------------------------------------------------------------
Cash flows from investing activities:
   Acquisition of property and equipment                             --        (14,000)        (42,587)
   Additions to software development costs                           --       (439,000)       (599,000)
------------------------------------------------------------------------------------------------------
                Net cash used in investing activities                --       (453,000)       (641,587)
------------------------------------------------------------------------------------------------------
Cash flows from financing activities:
   Proceeds from sale of common stock to founding
      stockholders                                                   --             --         204,000
   Proceeds from sale of common stock in private offering
      memorandum                                                 26,500      2,376,114       6,097,290
   Proceeds from exercise of options                                 --         75,000          75,000
   Proceeds from sale of common stock in public offering      1,715,800             --       1,715,800
   Payment of conversion price of shares to certain
      stockholders                                              (64,743)            --         (64,743)
   Payments on note payable                                     (16,440)            --        (120,000)
------------------------------------------------------------------------------------------------------
                Net cash provided by financing activities     1,661,117      2,451,114       7,907,347
------------------------------------------------------------------------------------------------------
Net increase (decrease) in cash and cash equivalents           (122,311)       955,853       2,537,617
Cash and cash equivalents, beginning of period                3,541,829      1,581,764              --
------------------------------------------------------------------------------------------------------
Cash and cash equivalents, end of period                    $ 3,419,518    $ 2,537,617    $  2,537,617
======================================================================================================

                                 See accompanying summary of accounting policies
                                              and notes to financial statements.

                                                                     Worlds Inc.
                                                (a development stage enterprise)

                                            Statements of Cash Flows (Unaudited)

================================================================================

                                                                     Worlds Inc.
                                                (a development stage enterprise)

                                                  Summary of Accounting Policies

================================================================================

Definitions               The Company is the resulting entity of two
                          contemporaneous mergers (the "Mergers") of Worlds
                          Inc., a Delaware corporation ("Predecessor"), with and into Worlds Acquisition Corp., a Delaware corporation
                          ("WAC"), and WAC with and into Academic Computer
                          Systems, Inc., a New Jersey corporation ("Academic"), which changed its name to Worlds Inc. (see Note 2).
                          While Academic was the legal entity that survived the mergers, WAC was the accounting acquiror in both mergers. The Company's fiscal year-end is December 31.

                          The term the "Company," as used herein, refers to the consolidated entity resulting from the two contemporaneous mergers, as well the pre-merger Predecessor, WAC and Academic; however, Predecessor, WAC and Academic are hereinafter sometimes referred to separately as the context requires.

Nature of Business        WAC was incorporated on April 8, 1997 to design,
                          develop and market three-dimensional ("3D") music oriented Internet sites on the World Wide Web. These web sites are anticipated to utilize 3D technologies developed by Predecessor.

Basis of Presentation     The accompanying financial statements are unaudited;
                          however, in the opinion of management, all adjustments necessary for a fair statement of financial position and results for the stated periods have been included.
                          These adjustments are of a normal recurring nature.
                          Selected information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. Results for interim periods are not necessarily indicative of the results to be expected for an entire fiscal year. It is suggested that these condensed financial statements be read in conjunction with the audited financial statements and accompanying notes for the Company for the year ended December 31, 1998 and for the Predecessor for the period ended December 3, 1997.

                                                                     Worlds Inc.
                                                (a development stage enterprise)

                                                  Summary of Accounting Policies

================================================================================

                          The financial statements include the results of Predecessor and Academic from December 4, 1997, the date of the Mergers (the "Merger Date").

                          The financial statements have been prepared in accordance with the provisions of Statement of Financial Accounting Standards ("SFAS") No. 7, "Accounting, and Reporting by Development Stage Enterprises," which requires development stage enterprises to employ the same accounting principles as operating companies.

Fair Value of Financial   The carrying amounts of financial instruments,
Instruments               including cash and short-term debt, approximated fair
                          value as of March 31, 1999 because of the relatively short maturity of the instruments. The carrying value of long-term debt, including the current portion, approximates fair value as of June 30 1999, based upon estimates for similar debt issues.

Use of Estimates          The preparation of financial statements in conformity
                          with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Cash and Cash             Cash and cash equivalents are comprised of highly
Equivalents               liquid money market instruments, which have original
                          maturities of three months or less at the time of purchase.

Property and Equipment    Property and equipment are stated at cost.
                          Depreciation is calculated using the straight-line method over the estimated useful lives of the assets, which range from two to five years.

                                                                     Worlds Inc.
                                                (a development stage enterprise)

                                                  Summary of Accounting Policies

================================================================================

Revenue Recognition Revenue from technology development and licensing contracts is recognized upon the attainment of contractual milestones (approximating the percentage-of-completion method). Cash received in advance of revenues earned is recorded as deferred revenue.

Inventory                 Inventory consists of merchandise held for resale and
                          is valued at the lower of cost or market on a first-in, first-out (FIFO) basis.

Software Development      In accordance with the provisions of SFAS No. 86,
Costs                     "Accounting for the Costs of Computer Software to be
                          Sold, Leased, or Otherwise Marketed", software development costs incurred by the Company subsequent to establishing technological feasibility of the resulting product or enhancement and until the product is available for general release to customers are capitalized and carried at the lower of unamortized cost or net realizable value. Net realizable value is determined based on estimates of future revenues to be derived from the sale of the software product reduced by the costs of completion and disposing of the product. During the fourth quarter of 1998, technological feasibility of the Company's software was established. In this regard, $160,000 was capitalized and included in property, equipment and software development as of December 31, 1998. During the six months ended June 30, 1999, a further $439,000 was capitalized in this regard. Amortization of the costs capitalized commenced in the first quarter of 1999, based on current and anticipated future revenues for each product or enhancement with an annual minimum equal to straight-line amortization over the remaining estimated economic life of the product or enhancement.

Research and              Research and development costs are expensed as
Development Costs         incurred.

                                                                     Worlds Inc.
                                                (a development stage enterprise)

                                                  Summary of Accounting Policies

================================================================================

Income Taxes              The Company uses the liability method of accounting
                          for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes." Deferred income tax assets and liabilities are recognized based on the temporary differences between the financial statement and income tax bases of assets, liabilities and carryforwards using enacted tax rates. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

Loss Per Share            In 1997, the Financial Accounting Standards Board's
                          ("FASB") SFAS No. 128, "Earnings per Share," replaced the calculation of primary and fully diluted earnings
                          (loss) per share with basic and diluted earnings
                          (loss) per share. Unlike primary earnings per share, basic earnings per share excludes any dilutive effects of options, warrants and convertible securities.
                          Diluted earnings per share is very similar to the previously reported fully diluted earnings per share.
                          The loss per share amounts have been presented to conform to SFAS No. 128 requirements. The common stock equivalents which would arise from the exercise of stock options and warrants are excluded from calculation of diluted loss per share since their effect is anti-dilutive. Therefore, the amounts reported for basic and diluted loss per share are the same.

Stock-Based               In October 1995, the FASB issued SFAS No. 123,
Compensation              "Accounting for Stock-Based Compensation". SFAS No.
                          123 encourages entities to adopt the fair value method in place of the provisions of Accounting Principles
                          Board Opinion No. 25, "Accounting for Stock Issued to
                          Employees", for all arrangements under which employees receive shares of stock or other equity instruments of the employer or the employer incurs liabilities to employees in amounts based on the price of its stock.
                          The Company has not adopted the fair value method encouraged by SFAS No. 123 and will continue to account for such transactions in accordance with APB
                          No. 25.

                                                                     Worlds Inc.
                                                (a development stage enterprise)

                                                  Summary of Accounting Policies

================================================================================

Comprehensive Income      Effective January 1, 1998, the Company adopted SFAS
                          No. 130, "Reporting Comprehensive Income", which establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners.
                          Adoption of the standard has had no effect on financial statement disclosures since there were no items of comprehensive income during the periods presented.

                                                       Worlds Inc. - Predecessor
                                                (a development stage enterprise)

                                                   Notes to Financial Statements

================================================================================

1. Going Concern          As discussed in Note 3, the Company completed a
                          private placement raising gross proceeds of $4,415,000, consummated a merger agreement with a development stage enterprise, Predecessor, and completed a public offering in June 1998 raising gross proceeds of $1,832,000. Predecessor had not generated significant revenues from operations and had an accumulated deficit from inception to the Merger Date of $21,236,139 and a capital deficit of $4,135,538.
                          The acquisition of Predecessor by the Company was accounted for as a purchase. Accordingly, $6,135,538, the portion of the purchase allocable to in-process research and development projects that had not reached technological feasibility and had no probable alternative future uses, was expensed by the Company at the date of merger.

                          The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company is in the development stage and has had minimal revenues from operations since the series of merger transactions. The Company anticipates that it currently has only a portion of the funds necessary to complete product development and commercialization. There can be no assurance that the Company will be able to obtain the substantial additional capital resources necessary to pursue its business plan or that any assumptions relating to its business plan will prove to be accurate. The Company is pursuing sources of additional financing and there can be no assurance that any such financing will be available to the Company on commercially reasonable terms, or at all. Any inability to obtain additional financing will have a material adverse effect on the Company, including possibly requiring the Company to significantly curtail or cease operations.

                          These factors raise substantial doubt about the ability of the Company to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                                       Worlds Inc. - Predecessor
                                                (a development stage enterprise)

                                                   Notes to Financial Statements

================================================================================

2. The Mergers            On December 3, 1997, Predecessor was merged with and
                          into WAC in a series of related transactions which included a simultaneous capital transaction between the Company and Academic (the "Mergers") and a private offering of WAC's securities (the "Private
                          Placement"). In both the merger with Predecessor and the capital transaction with Academic, WAC was the acquiror for accounting purposes.

                          The acquisition of Predecessor was accounted for as a purchase whereby all of the common and preferred stock of Predecessor were exchanged for 1,999,996 shares of WAC. The shares issued to Predecessor common and preferred shareholders were valued at $1.00 per share which represented the share value in the private placement that occurred during this time period (see
                          Note 3); a purchase price of approximately $2,000,000. The exchange ratio was determined after extensive negotiation between management of Predecessor and WAC. Predecessor was a development stage company, had not generated significant revenues from operations and had an accumulated deficit from inception to December 3, 1997 of $21,236,139 and a capital deficit of $4,135,538. The assets acquired of Predecessor (cash, prepaid expenses, property and equipment) were recorded at fair market value which approximated book value at December 3, 1997, and, as discussed in Note 1 above, since technological feasibility of the various Predecessor technologies acquired had not been established, the excess purchase price over Predecessor's capital deficit of $6,135,538 was expensed as acquired research and development.

                          Academic was an inactive company with no operations. The value assigned to the 910,000 shares in the capital transaction with Academic on December 3, 1997 represented Academic's net tangible assets (primarily cash) of $558,026. During June 1998, 113,465 shares of common stock were converted at $0.57 per share ($64,743) as a result of certain stockholders dissenting with respect to the Academic/WAC capital transaction of December 3, 1997. Such reacquired shares have been classified as treasury stock in the accompanying balance sheets.

                          While no trading market existed for the securities of Academic, the Company's common stock is traded on the Bulletin Board.

                                                       Worlds Inc. - Predecessor
                                                (a development stage enterprise)

                                                   Notes to Financial Statements

================================================================================

3. Private Placement      The Private Placement called for WAC to offer for sale
   and Public             a maximum of 50 units (57-1/2 with the
   Offering               over-allotment), each consisting of 120,000 shares of
                          WAC's common stock (the "Units") at a price of $120,000 per Unit. In connection with the Private
                          Placement, the placement agent was to receive one warrant to purchase one share of WAC's common stock at $1 per share for every $40 of gross proceeds from the sale of the Units. On November 21, 1997, WAC sold
                          31.67 Units with gross proceeds of $3,800,000
                          (3,800,000 shares) (the "Initial Private Placement
                          Closing") and the placement agent was issued 425,000 shares of common stock. On December 31, 1997, the Company sold 4.88 Units with gross proceeds of $585,000 (585,000 shares). On January 2, 1998, a further 30,000 shares were issued with gross proceeds of $30,000. Cumulative net proceeds, after commissions and expenses of the offering, aggregated $3,721,176.

                          WAC agreed to include the shares of common stock underlying the Units sold in the Private Placement (the "Private Placement Shares") in a registration statement to be filed with the Securities and Exchange Commission (the "SEC"). Such registration statement was declared effective on May 1, 1998. During June 1998, WAC sold 1,832,000 shares in a public offering of its stock and received gross proceeds of $1,832,000. Net proceeds, after commissions of this offering, aggregated $1,715,800.

                          During June 1999, the Company sold 615,000 shares in a private offering memorandum and received gross proceeds of $2,460,000. Net proceeds, after commissions and expenses of this offering, aggregated $2,376,114.

                                                       Worlds Inc. - Predecessor
                                                (a development stage enterprise)

                                                   Notes to Financial Statements

================================================================================

4. Contingencies          On March 23, 1999, the Company entered into a
                          three-year financial advisory and consulting agreement
                          (that became effective during April 1999) with a consulting firm controlled by the Company's Chairman that provides for an annual fee of $120,000, escalating to $300,000 annually if the Company raises
                          $5 million in cash and the market value of the Company's issued and outstanding common stock is no less than $100 million. In addition, the Company granted warrants to such firm to purchase 1,000,000 shares of common stock at $.50 per share. Such warrants were valued at $465,000 and charged to selling, general and administrative expenses in the quarter ended June 30, 1999. The warrants are exercisable through April 13, 2006 and contain anti-dilution provisions and both "demand" and "piggy-back" registration rights.

                          Further, in connection with the above consulting agreement, three founding stockholders of WAC agreed to contribute 1,500,000 shares to the capital of the Company (included in treasury stock).

5. Content Supply         During June 1999, the Company entered into a content
   Agreement              supply agreement for a 3D internet site offered by an
                          Internet service provider (the "Provider"). Under the terms of the agreement, the Company paid $125,000 and issued 93,750 shares of common stock upon signing
                          (included in other assets aggregating $500,000). A further $125,000 and 93,750 shares is required to be delivered to the Provider upon launch of the site which is expected to occur during the quarter ended
                          September 30, 1999.

                            =========================

You should only rely on the information contained in this document or other information that we refer you to. We have not authorized anyone to provide you with any other information that is different. You should note that even though you received a copy of this prospectus, there may have been changes in our affairs since the date of this prospectus. This prospectus does not constitute an offer to sell securities in any jurisdiction in which such offer or solicitation is not authorized

TABLE OF CONTENTS                                                         PAGE


Where You Can Find More Information..........................................2
Prospectus Summary...........................................................3
Summary Historical Financial.................................................8
Risk Factors.................................................................9
Special Note Regarding Forward-Looking Statements...........................20
Management's Discussion and Analysis of Financial Conditions and Results
  of Operations.............................................................21
Business....................................................................29
Management..................................................................38
Security Ownership of Certain Beneficial Owners and Management..............41
Executive Compensation......................................................42
Certain Relationships and Related Transactions..............................43
Disclosure of Commission Position on Indemnification for Securities Act
  Liabilities...............................................................44
Description of Securities...................................................45
Selling Shareholders........................................................47
Plan of Distribution........................................................51
Legal Matters...............................................................53
Experts.....................................................................53
Index to Financial Statements..............................................F-1


                            =========================


                            =========================


                                   WORLDS INC.



                        5,474,999 shares of Common Stock



                                      -----

                                   PROSPECTUS

                                      -----



                              _____________ , 1999



                            =========================

                                     PART II


                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

      The following statement sets forth the estimated expenses in connection with the offering described in the Registration Statement, all of which will be borne by the Registrant.

Securities and Exchange Commission................................   $  4,252.60
Accountants' Fees.................................................   $ 25,000.00
Legal Fees........................................................   $ 50,000.00
Printing and engraving............................................   $ 10,000.00
Miscellaneous.....................................................   $ 30,000.00
                                                                     -----------
TOTAL.............................................................   $119,252.60


Item 14. Indemnification of Directors and Officers.

      Section 14A:3-5 of the New Jersey Business Corporation Act, as amended, authorizes the Registrant to indemnify any director or officer under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorneys' fees actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which such person is a party by reason of being a director or officer of the Registrant if it is determined that such person acted in accordance with the applicable standard of conduct set forth in such statutory provisions. Article VI of the Registrant's By-Laws extends such indemnities to the full extent permitted by New Jersey law.


      Our Board of Directors has unanimously approved and voted to recommend to the shareholders for their approval at our next annual meeting that our Certificate of Incorporation be amended to limit the liability of our directors to the fullest extent permitted by the NJBCA.


      The Registrant may also purchase and maintain insurance for the benefit of any director or officer which may cover claims for which the Registrant could not indemnify such persons.

Item 15. Recent Sales of Unregistered Securities


      In June and August 1999, we consummated tranches of a private placement in which we sold an aggregate of 59 units. Each unit cost $60,000 and consisted of 15,000 shares of common stock and warrants to purchase 7,500 shares of common stock for $5.00 a share. We also issued an k aggregate of 1.33 units in consideration of professional services rendered to our company.

Item 16. Exhibits and Financial Statements Schedules.

3.1   Certificate of Incorporation*

3.1.1 Certificate of Merger*

3.2   By-Laws*

4.1   Specimen Common Stock Certificate*

5     Opinion of Graubard Mollen & Miller***

10.1 Merger Agreement between Worlds Acquisition Corp. and Academic Computer Systems, Inc.**

23.1  Consent of Graubard Mollen & Miller (included in the Opinion filed as
      Exhibit 5)

23.2  Consents of BDO Seidman, LLP


----------
*     Incorporated by reference from Registration Statement No. 2-31876.


** Incorporated by reference from our Current Report on Form 8-K dated December 3, 1997.


***   Previously filed.

Item 17. Undertakings.

      The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

            (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

            (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

            (iii) Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.


            (iv) Include any additional or changed material information on the plan of distribution.

      (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered and the offering of the securities at that time to be the initial bona fide offering.

      (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                   SIGNATURES

      In accordance with the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and has authorized this registration statement or amendment to be signed on its behalf by the undersigned, in the City of New York on the 26th day of October 1999.


                                     WORLDS INC.

                                     By: /s/ Thomas Kidrin
                                         Thomas Kidrin, President


                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Steven Chrust and/or Michael Scharf his true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


      In accordance with the requirements of the Securities Act, this registration statement or amendment was signed by the following persons in the capacities and on the dates stated:

Signature                 Title                                        Date


/s/ Steven G. Chrust      Chairman                              October 26, 1999
Steven G. Chrust

/s/ Thomas Kidrin         Director, Chief Executive             October 26, 1999
Thomas Kidrin             Officer, Chief Financial and
                          Accounting Officer

/s/ Michael J. Scharf     Director                              October 26, 1999
Michael J. Scharf

/s/ Kenneth A. Locker     Director                              October 26, 1999
Kenneth A. Locker